Exhibit 10.1
AMENDED AND RESTATED LEASE
by and between
BMR-11388 SORRENTO VALLEY ROAD LLC,
a Delaware limited liability company
and
HALOZYME, INC.,
a California corporation

AMENDED AND RESTATED LEASE
     THIS AMENDED AND RESTATED LEASE (this “Lease”) is entered into effective as of the 10th day of June, 2011 (the “Execution Date”), by and between BMR-11388 SORRENTO VALLEY ROAD LLC, a Delaware limited liability company (“Landlord”), and HALOZYME, INC., a California corporation (“Tenant”).
RECITALS
     A. Landlord owns certain real property (the “Property”) and the improvements on the Property located at 11388 Sorrento Valley Road, San Diego, California, including the building located thereon (the “Building”); and
     B. Landlord (as successor-in-interest to BC Sorrento, LLC) and Tenant are parties to that certain Standard Industrial Net Lease, dated July 23, 2007, as amended by that certain First Amendment to Standard Industrial Net Lease, dated August 27, 2008 (as amended, the “Original Lease”), pursuant to which Tenant has leased from Landlord certain premises (the “Premises”) located in the Building; and
     C. Landlord wishes to continue to lease the Premises to Tenant, and Tenant wishes to continue to lease the Premises from Landlord, all subject to and upon the revised terms and conditions set forth, and agree that, as of the Execution Date, the Original Lease is hereby amended and restated in its entirety by this Lease thereby superseding the Original Lease.
AGREEMENT
     NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:
1. Lease of Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises (as shown on Exhibit A attached hereto) for use by Tenant in accordance with the Permitted Use (as defined below). The Premises consist of all of the second (2nd) floor of the Building, a portion of the first (1st) floor of the Building and the non-exclusive use of a portion of the Utility Yard (as defined in Section 15.16 below), also as shown on Exhibit A attached hereto. The Property and all landscaping, parking facilities, private drives and other improvements and appurtenances related thereto, including the Building, are hereinafter collectively referred to as the “Project.” All portions of the Project that are for the non-exclusive use of tenants of the Building, including driveways, sidewalks, parking areas, landscaped areas, service corridors, stairways, elevators, public restrooms and public lobbies, are hereinafter referred to as “Common Area.” Subject to casualty, eminent domain and Articles 13 and 30, Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week.
2. Basic Lease Provisions. For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

     2.1. This Lease shall take effect upon the Execution Date and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto. Notwithstanding anything to the contrary contained in this Lease, the delivery of this Lease by each party hereto to the other shall occur concurrently with, and as part of, the consummation of the lease transaction contemplated by the Sorrento Plaza Lease (as defined in Section 30.4(h) below).
     2.2. In the definitions below, each current Rentable Area (as defined below) is expressed in rentable square footage. Rentable Area and “Tenant’s Pro Rata Share” are all subject to adjustment as provided in this Lease.

Means the Following (As of the
Definition or Provision	Execution Date)
Approximate Rentable Area of Premises	27,575 square feet
Approximate Rentable Area of Project	35,940 square feet
Tenant’s Pro Rata Share of Project	76.73%
     2.3. Initial monthly and annual installments of Base Rent for the Premises (“Base Rent”) as of the Rent Commencement Date (as defined below):

		Base Rent per
	Square Feet of	Square Foot of	Monthly	Annual Base
Dates	Rentable Area	Rentable Area	Base Rent	Rent
6/1/2011-11/30/2011	27,575	$0 monthly	$0	$0
12/1/2011-12/31/2012	27,575	$1.36 monthly	$37,502.00	$450,024.00
1/1/2013-1/14/2014	27,575	$2.35 monthly	$64,801.25	$777,615.00
1/15/2014-1/14/2015	27,575	$2.41 monthly	$66,421.28	$797,055.38
1/15/2015-1/14/2016	27,575	$2.47 monthly	$68,081.81	$816,981.76
1/15/2016-1/14/2017	27,575	$2.53 monthly	$69,783.86	$837,406.30
1/15/2017-1/14/2018	27,575	$2.59 monthly	$71,528.46	$858,341.46

     2.4. Original Term Commencement Date: September 1, 2008
     2.5. Term Expiration Date: January 14, 2018
     2.6. Security Deposit: $300,000.
     2.7. Permitted Use: Office and/or laboratory use, together with all research and development in connection with such laboratory use and life sciences and biotechnology manufacturing, in conformity with all federal, state, municipal and local laws, codes, ordinances, rules and regulations of Governmental Authorities (as defined below), committees, associations, or other regulatory committees, agencies or governing bodies having jurisdiction over the Premises, the Building, the Property, the Project, Landlord or Tenant, including both statutory and common law and hazardous waste rules and regulations (“Applicable Laws”)

2.8. Address for Rent Payment:	BMR-11388 Sorrento Valley Road LLC P.O. Box 511631 Los Angeles, California 90051-8186

2.9. Address for Notices to Landlord:	BMR-11388 Sorrento Valley Road LLC 17190 Bernardo Center Drive San Diego, California 92128 Attn: Vice President, Real Estate Counsel

2.10. Address for Notices to Tenant:	Halozyme, Inc. 11388 Sorrento Valley Road San Diego, California 92121
     2.11. Lease Guarantor: Halozyme Therapeutics, Inc., a Delaware corporation
     2.12. The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit A	Premises
Exhibit B-1	Tenant Work Letter
Exhibit B-2	Landlord Work Letter
Exhibit C	Landlord’s Work
Exhibit D	Form of Guaranty of Lease
Exhibit E	Form of Letter of Credit
Exhibit F	Rules and Regulations
Exhibit G	Intentionally Omitted
Exhibit H	Tenant’s Personal Property
Exhibit I	Form of Estoppel Certificate

3. Term. The actual term of this Lease (as the same may be extended pursuant to Article 42 hereof, and as the same may be earlier terminated in accordance with this Lease, the “Term”) commenced on September 1, 2008 (the “Original Commencement Date”) and will end at 11:59 p.m. on January 14, 2018 (such date, the “Term Expiration Date”), subject to earlier termination of this Lease as provided herein. TENANT HEREBY WAIVES THE REQUIREMENTS OF SECTION 1933 OF THE CALIFORNIA CIVIL CODE, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.
4. Tenant Improvements.
     4.1. Tenant shall cause the work (the “Tenant Improvements”) described in the Tenant Work Letter attached hereto as Exhibit B-1 (the “Tenant Work Letter”) to be constructed in the Premises pursuant to the Tenant Work Letter at a cost to Landlord not to exceed Three Hundred Thousand Dollars ($300,000); provided that such amount shall be reduced dollar-for-dollar by (a) any tenant improvement allowance used by Landlord with respect to any tenant improvements constructed by Landlord or Tenant with respect to the premises leased by Tenant from Landlord’s affiliate, BMR-Sorrento Plaza LLC, located at 11404 and 11408 Sorrento Valley Road, San Diego, California (the “Sorrento Plaza Premises”) and (b) any portion of such amount used by Landlord with respect to any Tenant Improvements constructed by Landlord in the Premises as provided for in the following sentence, so that in no event shall the tenant improvement allowance for tenant improvements to be constructed by Landlord and Tenant with respect to the Premises and the Sorrento Plaza Premises exceed Three Hundred Thousand Dollars ($300,000) in the aggregate (collectively, such aggregate amount as appropriately reduced from time to time as such funds are expended, the “TI Allowance”). Tenant may elect to have Landlord construct some or all of the Tenant Improvements by providing Landlord with prior written notice, in which case Landlord shall cause such Tenant Improvements (as detailed in such written notice) to be constructed in the Premises pursuant to the Landlord Work Letter attached hereto as Exhibit B-2 (the “Landlord Work Letter”) at a cost to Landlord not to exceed the TI Allowance. The TI Allowance may be applied to the costs of (n) construction, (o) project management by Landlord (which fee shall equal two and one-half percent (2.5%) of the cost of the Tenant Improvements, including the portion funded by the TI Allowance), (p) space planning, architect, engineering and other related services performed by third parties unaffiliated with Tenant, (q) building permits and other taxes, fees, charges and levies by Governmental Authorities (as defined below) for permits or for inspections of the Tenant Improvements, and (r) costs and expenses for labor, material, equipment and fixtures. In no event shall the TI Allowance be used for (w) payments to Tenant or any affiliates of Tenant, (x) the purchase of any furniture, personal property or other non-building system equipment, (y) costs resulting from any default by Tenant of its obligations under this Lease or (z) costs that are recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors).
     4.2. Tenant shall have until December 31, 2016 (the “TI Deadline”), subject to delays caused by the Landlord and delays due to Force Majeure, to expend the unused portion of the TI Allowance, after which date Landlord’s obligation to fund such costs shall expire.
     4.3. Landlord shall not be obligated to expend any portion of the TI Allowance until Landlord shall have received from Tenant the applicable Work Letter executed by an authorized officer of Tenant. In no event shall any unused TI Allowance entitle Tenant to a credit against Rent payable under this Lease.
     4.4. In consideration for, and as an inducement to, Tenant entering into this Lease, within five (5) business days after the Execution Date, Landlord shall also pay to Tenant the amount of Ninety-Seven Thousand Seven Hundred Ninety-One Dollars and Seventeen Cents ($97,791.17), which sum Tenant may use for constructing improvements within the Premises (subject to the terms and conditions of this Lease) or for any other purpose in accordance with Applicable Laws, as determined by Tenant in its sole discretion.
5. Condition of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises, the Building or the Project, or with respect to the suitability of the Premises, the Building or the Project for the conduct of Tenant’s business. Tenant acknowledges that (a) Tenant is currently occupying the Premises, is familiar with the condition of the Premises and agrees to take the same in its condition “as is” as of the Execution Date, subject to the provisions of this Section 5, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s occupancy or to pay for or construct any improvements to the Premises, except with respect to (i) the Tenant Improvements to be funded by the TI Allowance and (ii) the improvements to be performed by Landlord as more particularly described in Exhibit C attached hereto (“Landlord’s Work”). The Landlord’s Work shall be completed at Landlord’s sole cost and expense and the costs thereof shall not constitute Operating Expenses. Landlord shall complete Landlord’s Work no later than December 31, 2011, subject to delays caused by the Tenant and delays due to Force Majeure; provided that, if Landlord does not complete Landlord’s Work prior to such date for any reason, then (x) this Lease shall not be void or voidable, (y) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom and (z) Tenant shall not be responsible for the payment of any Base Rent or Tenant’s Share of Operating Expenses (as defined below) until Landlord completes Landlord’s Work.
6. Rentable Area.
     6.1. The term “Rentable Area” shall reflect such areas as reasonably calculated by Landlord’s architect, as the same may be reasonably adjusted from time to time by Landlord in consultation with Landlord’s architect to reflect changes to the Premises, the Building or the Project, as applicable.
     6.2. The Rentable Area of the Building is generally determined by making separate calculations of Rentable Area applicable to each floor within the Building and totaling the Rentable Area of all floors within the Building. The Rentable Area of a floor is computed by measuring to the outside finished surface of the permanent outer Building walls. The full area calculated as previously set forth is included as Rentable Area, without deduction for columns and projections or vertical penetrations, including stairs, elevator shafts, flues, pipe shafts, vertical ducts and the like, as well as such items’ enclosing walls.
     6.3. The term “Rentable Area,” when applied to the Premises, is that area equal to the usable area of the Premises, plus an equitable allocation of Rentable Area within the Building that is not then utilized or expected to be utilized as usable area, including that portion of the

Building devoted to corridors, equipment rooms, restrooms, elevator lobby, atrium and mailroom.
7. Rent.
     7.1. Tenant shall pay to Landlord as Base Rent for the Premises, commencing on June 10, 2011 (the “Rent Commencement Date”), the sums set forth in Section 2.3. Base Rent shall be paid in equal monthly installments as set forth in Section 2.3, each in advance on the first day of each and every calendar month during the Term.
     7.2. In addition to Base Rent, commencing on the Rent Commencement Date, Tenant shall pay to Landlord as additional rent (“Additional Rent”) at times hereinafter specified in this Lease (a) Tenant’s Share (as defined below) of Operating Expenses (as defined below), (b) the Property Management Fee (as defined below) and (c) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and the lapse of any applicable cure periods.
     7.3. Base Rent and Additional Rent shall together be denominated “Rent.” Rent shall be paid to Landlord, without abatement, deduction or offset, in lawful money of the United States of America at the office of Landlord as set forth in Section 2.8 or to such other person or at such other place as Landlord may from time designate in writing. In the event the Term commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of a thirty (30) day month and shall be paid at the then-current rate for such fractional month.
8. Operating Expenses.
     8.1. As used herein, the term “Operating Expenses” shall include:
          (a) Government impositions including property tax costs consisting of real and personal property taxes and assessments, including amounts due under any improvement bond upon the Building or the Project, including the parcel or parcels of real property upon which the Building and areas serving the Building are located or assessments in lieu thereof imposed by any federal, state, regional, local or municipal governmental authority, agency or subdivision (each, a “Governmental Authority”) are levied; taxes on or measured by gross rentals received from the rental of space in the Project; taxes based on the square footage of the Premises, the Building or the Project, as well as any parking charges, utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from Applicable Laws or interpretations thereof, promulgated by any Governmental Authority in connection with the use or occupancy of the Project or the parking facilities serving the Project; taxes on this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises; any fee for a business license to operate an office building; and any expenses, including the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof. Operating Expenses shall not include any net income, franchise, capital stock, estate or inheritance taxes, or taxes that are the personal obligation of Tenant or of another tenant of the Project; and
          (b) All other costs of any kind paid or incurred by Landlord in connection with the operation or maintenance of the Building and the Project, including costs of repairs and replacements to improvements within the Project as appropriate to maintain the Project as required hereunder, including costs of funding such reasonable reserves as Landlord, consistent with good business practice, may establish to provide for future repairs and replacements; costs of utilities furnished to the Common Areas; sewer fees; cable television; trash collection; cleaning, including windows; heating; ventilation; air-conditioning; maintenance of landscaping and grounds; maintenance of drives and parking areas; maintenance of the roof; security services and devices; building supplies; maintenance or replacement of equipment utilized for operation and maintenance of the Project; license, permit and inspection fees; sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Building or Project systems and equipment; telephone, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance or repair of the Project; accounting, legal and other professional fees and expenses incurred in connection with the Project; costs of furniture, draperies, carpeting, landscaping and other customary and ordinary items of personal property provided by Landlord for use in Common Areas; Project office rent or rental value for a commercially reasonable amount of space, to the extent an office used for Project operations is maintained at the Project, plus customary expenses for such office; capital expenditures (provided any such expenditures of $25,000 or more shall be amortized over their useful life in accordance with generally acceptable accounting principles, as reasonably determined by Landlord; provided, however, such capital expenditures shall not include items that do not reasonably serve the Premises or the Building and Project, shall not include any improvement that results in additional space from which Landlord may derive rental income, and shall not include the cost of the Landlord’s Work); costs of complying with Applicable Laws (except to the extent such costs are incurred to remedy non-compliance of the Common Areas as of the Original Commencement Date with Applicable Laws); costs to keep the Project in compliance with, or fees otherwise required under, any CC&Rs (as defined below); insurance premiums, including premiums for public liability, property casualty, earthquake, terrorism and environmental coverages; portions of insured losses paid by Landlord as part of the deductible portion of a loss pursuant to the terms of insurance policies; service contracts; costs of services of independent contractors retained to do work of a nature referenced above; and costs of compensation (including employment taxes and fringe benefits) of all non-executive level persons who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Project, its equipment, the adjacent walks, landscaped areas, drives and parking areas, including janitors, floor waxers, window washers, watchmen, gardeners, sweepers and handymen. Notwithstanding anything to the contrary contained in the foregoing, if, pursuant to the terms of this Lease, Tenant performs any of the foregoing maintenance, repairs or replacements in lieu of Landlord (i.e., janitorial, HVAC maintenance, including retaining a qualified, first-class service company for a maintenance service contract, and replacement of lighting tubes, lamps, bulbs and ballasts), such that Tenant directly bears the cost of such expenses, such expenses shall not be included in Operating Expenses; provided, however, that if such maintenance or repair is deemed by Landlord (at its reasonable discretion) to be unacceptable, Landlord may perform such maintenance or repair and include such costs as Operating Expenses.

          Notwithstanding the foregoing, Operating Expenses shall not include any leasing commissions; attorneys’ fees, costs, disbursements and other expenses incurred in connection with negotiations or disputes with other tenants, or in connection with leasing space in the Project, including the cost of tenant improvements or other rent concessions that Landlord provides to another tenant of the Project and the cost of improving a particular rental space for occupancy by another tenant of the Project; expenses of initial development and construction, including grading, paving, landscaping and decorating (as distinguished from maintenance, repair and replacement of the foregoing); legal expenses relating to other tenants; costs of repairs to the extent reimbursed by payment of insurance proceeds received by Landlord; interest upon loans to Landlord or secured by a mortgage or deed of trust covering the Project or a portion thereof (provided that interest upon a government assessment or improvement bond payable in installments shall constitute an Operating Expense under Subsection 8.1(a)); salaries and other compensation of executive employees of Landlord above the grade of building manager; depreciation claimed by Landlord for tax purposes (provided that this exclusion of depreciation is not intended to delete from Operating Expenses actual costs of repairs and replacements and reasonable reserves in regard thereto that are provided for in Subsection 8.1(b)); and taxes that are excluded from Operating Expenses by the last sentence of Subsection 8.1(a); the cost of any service sold to any tenant (including Tenant) or other occupant for which Landlord is entitled to be reimbursed separately as an additional charge or rental over and above the basic rent and escalations payable under the lease with that tenant; any depreciation on the Building or Project; costs incurred due to Landlord’s violation of any terms or conditions of this Lease or any other lease relating to the Building or Project; overhead profit increments paid to Landlord’s subsidiaries or affiliates for management or other services on or to the Building or for supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies, or materials been provided by qualified, first-class unaffiliated parties on a competitive basis; all rental and other payable due under any ground or underlying lease, or any lease for any equipment ordinarily considered to be of a capital nature; any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord; advertising and promotional expenditures; any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority; costs for sculpture, paintings, or other objects of art (nor insurance thereon or extraordinary security in connection therewith); or the costs of Hazardous Materials remediation of the Common Areas not arising out of any act or omission of Tenant or any assignee or subtenant of Tenant, or any of their respective agents, contractors, employees, licensees or invitees. To the extent that Tenant uses more than Tenant’s Pro Rata Share of any item of Operating Expenses, Tenant shall pay Landlord for such excess in addition to Tenant’s obligation to pay Tenant’s Pro Rata Share of Operating Expenses (such excess, together with Tenant’s Pro Rata Share, “Tenant’s Share”).
     8.2. Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, (a) the Property Management Fee (as defined below) and (b) Landlord’s estimate of Tenant’s Share of Operating Expenses with respect to the Building and the Project, as applicable, for such month.
          (x) The “Property Management Fee” shall equal one and one-half percent (1.5%) of Base Rent due from Tenant. Tenant shall pay the Property Management Fee in accordance with Section 8.2 with respect to the entire Term, including any extensions thereof or any holdover periods, regardless of whether Tenant is obligated to pay Base Rent, Operating Expenses or any other Rent with respect to any such period or portion thereof.
          (y) Within ninety (90) days after the conclusion of each calendar year (or such longer period as may be reasonably required by Landlord), Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses and Tenant’s Share of Operating Expenses for the previous calendar year. Any additional sum due from Tenant to Landlord shall be due and payable within ten (10) days. If the amounts paid by Tenant pursuant to this Section exceed Tenant’s Share of Operating Expenses for the previous calendar year, then Landlord shall credit the difference against the Rent next due and owing from Tenant; provided that, if the Lease term has expired, Landlord shall accompany said statement with payment for the amount of such difference. Within ninety (90) days after Tenant’s receipt of the annual statement, Tenant shall have the right to audit at Landlord’s local offices, at Tenant’s expense, Landlord’s accounts and records relating to the Operating Expenses and Tenant’s Share of Operating Expenses; provided, however, that such audit shall be completed within ninety (90) days from the date Landlord provides Tenant with access to such accounts and records of Landlord. Such audit shall be conducted by a certified public accountant approved by Landlord, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, no accountant whose compensation is contingent in any way upon the existence of any, or the amount of any, discrepancy shall be utilized for such audit. If such audit reveals that Landlord has overcharged Tenant, the amount overcharged shall be paid to Tenant within thirty (30) days after the audit is concluded.
          (z) Any amount due under this Section for any period that is less than a full month shall be prorated (based on a thirty (30)-day month) for such fractional month.
     8.3. Landlord may, from time to time, modify Landlord’s calculation and allocation procedures for Operating Expenses, so long as such modifications produce Dollar results substantially consistent with Landlord’s then-current practice at the Project and Landlord gives Tenant written notice of any such modifications.
     8.4. Tenant shall be responsible for Operating Expenses attributable to the time period prior to the Execution Date in accordance with the terms and conditions of the Original Lease. Tenant’s responsibility for Tenant’s Share of Operating Expenses shall continue to the latest of (a) the date of termination of the Lease or (b) the date Tenant has fully vacated the Premises. If Landlord has not procured a replacement tenant by the date of termination of the Lease or the date Tenant has fully vacated the Premises, whichever is later, then Landlord shall recover from Tenant Tenant’s Share of Operating Expenses until such later date.
     8.5. Operating Expenses for the calendar year in which Tenant’s obligation to share therein commences and for the calendar year in which such obligation ceases shall be prorated on a basis reasonably determined by Landlord. Expenses such as taxes, assessments and insurance premiums that are incurred for an extended time period shall be prorated based upon the time periods to which they apply so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses.

     8.6. Within forty-five (45) business days after the end of each calendar month, Tenant shall submit to Landlord an invoice, or, in the event an invoice is not available, an itemized list, of all costs and expenses (otherwise constituting Operating Expenses) that (a) Tenant has incurred (either internally or by employing third parties) during the prior month and (b) for which Tenant reasonably believes it is entitled to reimbursements from Landlord pursuant to the terms of this Lease or that Tenant reasonably believes is the responsibility of Landlord pursuant to this Lease; provided, however, that in the event Tenant (either internally or by employing third parties) desires to incur a cost or expense that would otherwise be Landlord’s responsibility under this Lease, Tenant shall give prior written notice to Landlord before incurring such cost or expense.
     8.7. In the event that the Building or Project is less than fully occupied, Tenant acknowledges that Landlord may extrapolate Operating Expenses that vary depending on the occupancy of the Building or Project, as applicable, by dividing (a) the total cost of Operating Expenses by (b) the Rentable Area of the Building or Project (as applicable) that is occupied, then multiplying (y) the resulting quotient by (z) ninety-five percent (95%) of the total Rentable Area of the Building or Project (as applicable). Tenant shall pay Tenant’s Share of the product of (y) and (z), subject to adjustment as reasonably determined by Landlord; provided, however, that Landlord shall not recover more than one hundred percent (100%) of Operating Expenses actually incurred by Landlord.
9. Taxes on Tenant’s Property.
     9.1. Tenant shall pay prior to delinquency any and all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises.
     9.2. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or, if the assessed valuation of the Building, the Property or the Project is increased by inclusion therein of a value attributable to Tenant’s personal property or trade fixtures, and if Landlord, after written notice to Tenant, pays the taxes based upon any such increase in the assessed value of the Building, the Property or the Project, then Tenant shall, upon demand, repay to Landlord the taxes so paid by Landlord.
     9.3. If any improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord’s building standards (the “Building Standard”) in other spaces in the Building are assessed, then the real property taxes and assessments levied against Landlord or the Building, the Property or the Project by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 9.2. Any such excess assessed valuation due to improvements in or alterations to space in the Project leased by other tenants at the Project shall not be included in Operating Expenses. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements or alterations are assessed at a higher valuation than the Building Standard, then such records shall be binding on both Landlord and Tenant.

10. Security Deposit.
     10.1. Landlord acknowledges receipt of the sum set forth in Section 2.6 or a letter of credit in the amount of such sum (the “Security Deposit”), which sum shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the period commencing on the Execution Date and ending upon the expiration or termination of Tenant’s obligations under this Lease. If Tenant defaults with respect to any provision of this Lease, including any provision relating to the payment of Rent, then Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, then Tenant shall, within ten (10) days following demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a material breach of this Lease. The provisions of this Article shall survive the expiration or earlier termination of this Lease. TENANT HEREBY WAIVES THE REQUIREMENTS OF SECTION 1950.7 OF THE CALIFORNIA CIVIL CODE, AS THE SAME MAY BE AMENDED FROM TIME TO TIME. Notwithstanding anything to the contrary contained in this Article 10, Landlord acknowledges that it is presently in possession of a letter of credit issued by Silicon Valley Bank (as LOC No. SVBSF005422) in the sum of $300,000 (the “SVB L/C Security”), and that such letter of credit is acceptable (both as to the form of the letter of credit and the amount thereof) for satisfying Tenant’s obligations under this Section 10.1; provided, however, that, in the event Tenant obtains a new letter of credit to satisfy Tenant’s obligations pursuant to this Section 10.1, Landlord reserves the right to require that Tenant obtain such letter of credit in the form attached as Exhibit E to this Lease in accordance with the provisions of Section 10.6 below.
     10.2. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.
     10.3. Landlord may deliver to any purchaser of Landlord’s interest in the Premises the funds deposited hereunder by Tenant, and thereupon Landlord shall be discharged from any further liability with respect to such deposit. This provision shall also apply to any subsequent transfers.
     10.4. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, then the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days after the expiration or earlier termination of this Lease.
     10.5. If the Security Deposit shall be in cash, Landlord shall hold the Security Deposit in an account at a banking organization selected by Landlord; provided, however, that Landlord shall not be required to maintain a separate account for the Security Deposit, but may intermingle it with other funds of Landlord. Landlord shall be entitled to all interest and/or dividends, if any, accruing on the Security Deposit. Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security Deposit.

     10.6. The Security Deposit may be in the form of cash, a letter of credit or any other security instrument acceptable to Landlord in its sole discretion. Tenant may at any time, except when Tenant is in Default (as defined below), deliver a letter of credit (the “L/C Security”) as the entire Security Deposit, as follows:
          (a) If Tenant elects to deliver L/C Security, then Tenant shall provide Landlord, and maintain in full force and effect throughout the Term and until the date that is sixty (60) days after the then-current Term Expiration Date, a letter of credit in the form of Exhibit E (other than as provided in Section 10.1 above with respect to the SVB L/C Security) issued by an issuer reasonably satisfactory to Landlord, in the amount of the Security Deposit, with an initial term of at least one year. Landlord may require the L/C Security to be re-issued by a different issuer at any time during the Term if Landlord reasonably believes that the issuing bank of the L/C Security is or may soon become insolvent; provided, however, Landlord shall return the existing L/C Security to the existing issuer immediately upon receipt of the substitute L/C Security. If any issuer of the L/C Security shall become insolvent or placed into FDIC receivership, then Tenant shall promptly deliver to Landlord (without the requirement of notice from Landlord) substitute L/C Security issued by an issuer reasonably satisfactory to Landlord, and otherwise conforming to the requirements set forth in this Article. As used herein with respect to the issuer of the L/C Security, “insolvent” shall mean the determination of insolvency as made by such issuer’s primary bank regulator (i.e., the state bank supervisor for state chartered banks; the OCC or OTS, respectively, for federally chartered banks or thrifts; or the Federal Reserve for its member banks). If, at the Term Expiration Date, any Rent remains uncalculated or unpaid, then: (i) Landlord shall with reasonable diligence complete any necessary calculations; (ii) Tenant shall extend the expiry date of such L/C Security from time to time as Landlord reasonably requires; and (iii) in such extended period, Landlord shall not unreasonably refuse to consent to an appropriate reduction of the L/C Security. Tenant shall reimburse Landlord’s out-of-pocket legal costs not to exceed the sum of Two Thousand Five Hundred Dollars ($2,500) (as estimated by Landlord’s counsel) in handling Landlord’s acceptance of L/C Security or its replacement or extension.
          (b) If Tenant delivers to Landlord satisfactory L/C Security in place of the entire Security Deposit, Landlord shall remit to Tenant any cash Security Deposit Landlord previously held.
          (c) Landlord may draw upon the L/C Security, and hold and apply the proceeds in the same manner and for the same purposes as the Security Deposit, if: (i) an uncured Default (as defined below) exists; (ii) as of the date forty-five (45) days before any L/C Security expires (even if such scheduled expiry date is after the Term Expiration Date) Tenant has not delivered to Landlord an amendment or replacement for such L/C Security, reasonably satisfactory to Landlord, extending the expiry date to the earlier of (1) six (6) months after the then-current Term Expiration Date or (2) the date one year after the then-current expiry date of the L/C Security; (iii) the L/C Security provides for automatic renewals, Landlord asks the issuer to confirm the current L/C Security expiry date, and the issuer fails to do so within ten (10) business days; (iv) Tenant fails to pay (when and as Landlord reasonably requires) any bank charges for Landlord’s transfer of the L/C Security; or (v) the issuer of the L/C Security ceases, or announces that it will cease, to maintain an office in the city where Landlord may present drafts under the L/C Security (and fails to permit drawing upon the L/C Security by overnight courier or facsimile). This Section does not limit any other provisions of this Lease allowing Landlord to draw the L/C Security under specified circumstances.
          (d) Tenant shall not seek to enjoin, prevent, or otherwise interfere with Landlord’s draw under L/C Security, even if it violates this Lease. Tenant acknowledges that the only effect of a wrongful draw would be to substitute a cash Security Deposit for L/C Security, causing Tenant no legally recognizable damage. Landlord shall hold the proceeds of any draw in the same manner and for the same purposes as a cash Security Deposit. In the event of a wrongful draw, the parties shall cooperate to allow Tenant to post replacement L/C Security simultaneously with the return to Tenant of the wrongfully drawn sums, and Landlord shall upon request confirm in writing to the issuer of the L/C Security that Landlord’s draw was erroneous.
          (e) If Landlord transfers its interest in the Premises, then Tenant shall at Tenant’s expense, within five (5) business days after receiving a request from Landlord, deliver (and, if the issuer requires, Landlord shall consent to) an amendment to the L/C Security naming Landlord’s grantee as substitute beneficiary. If the required Security Deposit changes while L/C Security is in force, then Tenant shall deliver (and, if the issuer requires, Landlord shall consent to) a corresponding amendment to the L/C Security.
          (f) Tenant shall have the right to replace the L/C Security with a cash Security Deposit, at Tenant’s sole cost and expense. If Tenant delivers the cash Security Deposit to Landlord in place of the L/C Security, Landlord shall promptly cancel or surrender the L/C Security. Tenant may effect such substitutions on multiple occasions during the Term, provided Tenant shall not effect such substitutions more than twice in any calendar year.
          (g) The Security Deposit may be reduced as of September 1, 2011 and September 1, 2012 (each a “Reduction Date”), in each case, by Seventy-Five Thousand Dollars ($75,000), provided that (i) during the twelve (12) month period prior to the Reduction Date, there has not been a monetary or material non-monetary default by Tenant, (ii) no condition exists on the Reduction Date that, with the passage of time or the giving of notice or both, would constitute a Default and (iii) the verifiable net worth of Tenant on the Reduction Date, as determined with generally accepted accounting principles consistently applied, is more than Twenty-Five Million Dollars ($25,000,000). Notwithstanding anything to the contrary, the Security Deposit shall not be reduced below One Hundred Fifty Thousand Dollars ($150,000).
11. Use.
     11.1. Tenant shall use the Premises for the purpose set forth in Section 2.7, and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.
     11.2. Tenant shall not use or occupy the Premises in violation of Applicable Laws; zoning ordinances; or the certificate of occupancy issued for the Building or the Project, and shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Premises that is declared or claimed by any Governmental Authority having jurisdiction to be a violation of any of the above, or that in Landlord’s reasonable opinion violated any of the above. Tenant shall comply with any direction of any Governmental Authority having jurisdiction that shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof. Notwithstanding the foregoing, Tenant shall not be obligated to comply with any declaration, direction or other governmental rule or governmental action (a) whose application or validity is being contested by Tenant diligently and in good faith by appropriate proceedings in accordance with Applicable Laws if Tenant’s failure to comply therewith neither creates any risk of any financial liability or criminal sanction against Landlord or the Premises, nor creates any risk of damage to the Premises, nor creates any risk to Landlord’s title to or rights in the Premises, or (b) compliance with which shall have been excused or exempted by a nonconforming use permit, waiver, extension or forbearance exempting it from such declaration, direction or other governmental rule or governmental action.
     11.3. Tenant shall not do or permit to be done anything that will invalidate or increase the cost of any fire, environmental, extended coverage or any other insurance policy covering the Building or the Project, and shall comply with all rules, orders, regulations and requirements of the insurers of the Building and the Project, and Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Article.
     11.4. Tenant shall keep all doors opening onto public corridors closed, except when in use for ingress and egress.
     11.5. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made to existing locks or the mechanisms thereof without Landlord’s prior written consent. Tenant shall, upon termination of this Lease, return to Landlord all keys to offices and restrooms either furnished to or otherwise procured by Tenant. In the event any key so furnished to Tenant is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.
     11.6. No awnings or other projections shall be attached to any outside wall of the Building without prior written consent from Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord’s standard window coverings without Landlord’s prior written approval, which approval shall not be unreasonably withheld. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior written consent, which approval shall not be unreasonably withheld, nor shall any bottles, parcels or other articles be placed on the windowsills. No equipment, furniture or other items of personal property shall be placed on any exterior balcony without Landlord’s prior written consent, which approval shall not be unreasonably withheld.
     11.7. Tenant shall, at its sole cost and expense, have the right to install legally permitted signage (“Signage”) at the Building, which Signage shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. For any Signage, Tenant shall, at Tenant’s own cost and expense, (a) acquire all permits for such Signage in compliance with Applicable Laws and (b) design, fabricate, install and maintain such Signage in a first-class condition. Tenant shall be responsible for reimbursing Landlord for costs incurred by Landlord in removing any of Tenant’s Signage upon the expiration or earlier termination of the Lease. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at Tenant’s sole cost and expense, and shall be of a size, color and type and be located in a place acceptable to Landlord. The directory tablet shall be provided exclusively for the display of the name and location of tenants only. Tenant shall not place anything on the exterior of the corridor walls or corridor doors other than Landlord’s standard lettering. At Landlord’s option, Landlord may install any Tenant Signage, and Tenant shall pay all costs associated with such installation within thirty (30) days after demand therefor. Notwithstanding the foregoing, Landlord has observed, and hereby approves, all existing Signage (as of the Execution Date). All future repairs and replacements to such existing Signage shall be (a) consistent with the size, design and quality of the existing Signage, (b) in compliance with Applicable Laws, (c) paid for at Tenant’s sole cost and expense and (d) subject to Landlord’s prior written approval. In addition, subject to Landlord’s prior written approval, Tenant shall have the right to incorporate its company logo and trademarks as part of the design of its Signage.
     11.8. Tenant shall only place equipment within the Premises with floor loading consistent with the Building’s structural design without Landlord’s prior written approval, and such equipment shall be placed in a location designed to carry the weight of such equipment.
     11.9. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations therefrom from extending into the Common Areas or other offices in the Project.
     11.10. Tenant shall not (a) do or permit anything to be done in or about the Premises that shall in any way obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them, (b) use or allow the Premises to be used for immoral, unlawful or objectionable purposes, (c) cause, maintain or permit any nuisance or waste in, on or about the Project or (d) take any other action that would in Landlord’s reasonable determination in any manner adversely affect other tenants’ quiet use and enjoyment of their space or adversely impact their ability to conduct business in a professional and suitable work environment.
     11.11. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for all liabilities, costs and expenses arising out of or in connection with the compliance of the Premises with the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., and any state and local accessibility laws, codes, ordinances and rules (collectively, and together with regulations promulgated pursuant thereto, the “ADA”), and Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold Landlord and its affiliates, employees, agents and contractors; and any lender, mortgagee or beneficiary (each, a “Lender” and, collectively with Landlord and its affiliates, employees, agents and contractors, the “Landlord Indemnitees”) harmless from and against any demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses (including reasonable attorneys’ fees, charges and disbursements) incurred in investigating or resisting the same (collectively, “Claims”) arising out of any such failure of the Premises to comply with the ADA. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

12. Rules and Regulations, CC&Rs, Parking Facilities and Common Areas.
     12.1. Tenant shall have the non-exclusive right, in common with others, to use the Common Areas, subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit F, together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord in its sole and absolute discretion (the “Rules and Regulations”). During the Term, except as may be reasonably necessary to comply with Applicable Laws, Landlord shall not promulgate new rules and regulations that (a) have a material adverse effect on Tenant’s Permitted Use of the Premises or (b) materially increase Tenant’s costs under this lease, without Tenant’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall faithfully observe and comply with the Rules and Regulations. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or any agent, employee or invitee thereof of any of the Rules and Regulations.
     12.2. This Lease is subject to any recorded covenants, conditions or restrictions on the Project or Property (the “CC&Rs”), as the same may be amended, amended and restated, supplemented or otherwise modified from time to time; provided that any such amendments, restatements, supplements or modifications do not materially modify Tenant’s rights or obligations hereunder. Tenant shall comply with the CC&Rs.
     12.3. Tenant shall have a non-exclusive, irrevocable license to use Tenant’s Pro Rata Share of parking facilities serving the Building in common on an unreserved basis with other tenants of the Building during the Term at no cost to Tenant.
     12.4. Tenant agrees not to unreasonably overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right to determine that parking facilities are becoming overcrowded and to limit Tenant’s use thereof to the number of parking spaces allocated to Tenant, as of the Original Commencement Date, based on the square footage of this Lease (i.e., which allocated number of parking spaces was ninety (90) parking spaces), provided that Tenant continues to occupy the entire Premises. In the event Tenant decreases the Rentable Area in the Premises, Tenant shall only be entitled to its Pro Rata Share of parking spaces. Tenant acknowledges that Tenant is currently using five (5) parking spaces for the placement of storage containers and such spaces shall be counted toward the total number of spaces allotted to Tenant in accordance with Sections 12.3 and 12.4. Upon such determination, Landlord may reasonably allocate parking spaces among Tenant and other tenants of the Building or the Project. Nothing in this Section, however, is intended to create an affirmative duty on Landlord’s part to monitor parking.
     12.5. Landlord reserves the right to modify the Common Areas, including the right to add or remove exterior and interior landscaping and to subdivide real property, in accordance with the terms and conditions of this Lease. Tenant acknowledges that Landlord specifically reserves the right to allow the exclusive use of corridors and restroom facilities located on specific floors to one or more tenants occupying such floors; provided, however, that Tenant shall not be deprived of the use of the corridors reasonably required to serve the Premises or of restroom facilities serving the floor upon which the Premises are located.

     12.6. Landlord shall operate and maintain the Project in a first-class condition during the Term.
13. Project Control by Landlord.
     13.1. Landlord reserves full control over the Building and the Project to the extent not inconsistent with Tenant’s enjoyment of the Premises as provided by this Lease. This reservation includes Landlord’s right to subdivide the Project; convert the Building to condominium units; change the size of the Project by selling all or a portion of the Project or adding real property and any improvements thereon to the Project; grant easements and licenses to third parties; maintain or establish ownership of the Building separate from fee title to the Property; make additions to or reconstruct portions of the Building and the Project; install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building or the Project pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises, the Building or elsewhere at the Project; and alter or relocate any other Common Area or facility, including private drives, lobbies and entrances. Landlord’s right pursuant to this Section 13.1, including without limitation the rights to construct, maintain, relocate, alter, improve, or adjust the Building or the Project shall be subject to the condition that (i) the exercise of any of such rights shall not materially and adversely interfere with Tenant’s use of the Premises or materially decrease the number of Tenant’s parking spaces, (ii) Landlord shall provide reasonable prior notice to Tenant before exercising any such rights which may materially and adversely interfere with Tenant’s, provided that such business is in accordance with the Permitted Use, and (ii) Landlord shall use its reasonable efforts to minimize to the extent possible any significant interference with Tenant’s business, provided that such business is in accordance with the Permitted Use, including, when reasonable, scheduling such work after business hours or on weekends.
     13.2. Possession of areas of the Premises necessary for utilities, services, safety and operation of the Building is reserved to Landlord.
     13.3. Tenant shall, at Landlord’s request, promptly execute such further documents as may be reasonably appropriate to assist Landlord in the performance of its obligations hereunder; provided that Tenant need not execute any document that creates additional liability for Tenant or that deprives Tenant of the quiet enjoyment and use of the Premises as provided for in this Lease.
     13.4. Landlord may, at any and all reasonable times during non-business hours (or during business hours if Tenant so requests), and upon twenty-four (24) hours’ prior notice (provided that no time restrictions shall apply or advance notice be required if an emergency necessitates immediate entry), enter the Premises to (a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (b) supply any service Landlord is required to provide hereunder, (c) show the Premises to prospective purchasers or tenants during the final year of the Term, (d) post notices of nonresponsibility, (e) access the telephone equipment, electrical substation and fire risers and (f) alter, improve or repair any portion of the Building other than the Premises for which access to the Premises is reasonably necessary. In connection with any such alteration, improvement or repair as described in Subsection 14.4(f), Landlord may erect in the Premises or elsewhere in the Project scaffolding and other structures reasonably required for the alteration, improvement or repair work to be performed. In no event shall Tenant’s Rent abate as a result of Landlord’s activities pursuant to this Section; provided, however, that all such activities shall be conducted in such a manner so as to cause as little interference to Tenant as is reasonably possible. Landlord shall at all times retain a key with which to unlock all of the doors in the Premises. If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises, and any such entry to the Premises shall not constitute a forcible or unlawful entry to the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof.
14. Quiet Enjoyment. So long as Tenant is not in default under this Lease, Landlord or anyone acting through or under Landlord shall not disturb Tenant’s occupancy of the Premises, except as permitted by this Lease.
15. Utilities and Services.
     15.1. Tenant shall pay for all water (including the cost to service, repair and replace reverse osmosis, de-ionized and other treated water), gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon. If any such utility is not separately metered to Tenant, Tenant shall pay Tenant’s Share of all charges of such utility jointly metered with other premises as Additional Rent or, in the alternative, Landlord may, at its option, monitor the usage of such utilities by Tenant and charge Tenant with the cost of purchasing, installing and monitoring such metering equipment, which cost shall be paid by Tenant as Additional Rent. To the extent that Tenant uses more than Tenant’s Pro Rata Share of any utilities, then Tenant shall pay Landlord Tenant’s Share of Operating Expenses to reflect such excess. In the event that the Building or Project is less than fully occupied, Tenant acknowledges that Landlord may extrapolate utility usage that vary depending on the occupancy of the Building or Project, as applicable, by dividing (a) the total cost of utility usage by (b) the Rentable Area of the Building or Project (as applicable) that is occupied, then multiplying (y) the resulting quotient by (z) ninety-five percent (95%) of the total Rentable Area of the Building or Project (as applicable). Tenant shall pay Tenant’s Share of the product of (y) and (z), subject to adjustment based on actual usage as reasonably determined by Landlord; provided, however, that Landlord shall not recover more than one hundred percent (100%) of such utility costs.
     15.2. Landlord shall not be liable for, nor shall any eviction of Tenant result from, the failure to furnish any utility or service, whether or not such failure is caused by accident; breakage; repair; strike, lockout or other labor disturbance or labor dispute of any character; act of terrorism; shortage of materials, which shortage is not unique to Landlord or Tenant, as the case may be; governmental regulation, moratorium or other governmental action, inaction or delay; or other causes beyond Landlord’s control (collectively, “Force Majeure”) or Landlord’s negligence. In the event of such failure, Tenant shall not be entitled to termination of this Lease or any abatement or reduction of Rent, nor shall Tenant be relieved from the operation of any covenant or agreement of this Lease; provided, however, if such interruption is the result of Landlord’s gross negligence or willful misconduct and continues for ten (10) consecutive business days, Tenant shall be entitled to an abatement or reduction of rent proportionate to the portion of the Premises as to which Tenant’s use is interrupted, to the extent such interruption persists.

     15.3. Tenant shall pay for, prior to delinquency of payment therefor, any utilities and services that may be furnished to the Premises during or, if Tenant occupies the Premises after the expiration or earlier termination of the Term, after the Term, beyond those utilities provided by Landlord, including telephone, internet service, cable television and other telecommunications, together with any fees, surcharges and taxes thereon.
     15.4. Tenant shall not, without Landlord’s prior written consent, use any device in the Premises (including data processing machines) that will in any way (a) increase the amount of ventilation, air exchange, gas, steam, electricity or water required or consumed in the Premises based upon Tenant’s Pro Rata Share of the Building or Project (as applicable) beyond the existing capacity of the Building or the Project usually furnished or supplied for the use set forth in Section 2.7 or (b) exceed Tenant’s Pro Rata Share of the Building’s or Project’s (as applicable) capacity to provide such utilities or services.
     15.5. If Tenant shall require utilities or services in excess of those usually furnished or supplied for tenants in similar spaces in the Building or the Project by reason of Tenant’s equipment or extended hours of business operations, then Tenant shall first procure Landlord’s consent for the use thereof, which consent Landlord may condition upon the availability of such excess utilities or services, and Tenant shall pay as Additional Rent an amount equal to the cost of providing such excess utilities and services.
     15.6. Upon Landlord’s demand, utilities and services provided to the Premises that are separately metered shall be paid by Tenant directly to the supplier of such utility or service.
     15.7. Landlord shall provide water in Common Areas for lavatory purposes only, which water shall be from the local municipal or similar source; provided, however, that if Landlord determines that Tenant requires, uses or consumes water for any purpose other than ordinary lavatory purposes, Landlord may install a water meter and thereby measure Tenant’s water consumption for all purposes. Tenant shall pay Landlord for the costs of such meter and the installation thereof and, throughout the duration of Tenant’s occupancy of the Premises, Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s sole cost and expense. If Tenant fails to so maintain such meter and equipment, Landlord may repair or replace the same and shall collect the costs therefor from Tenant. Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered. If Tenant fails to timely make such payments, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated, shall be deemed to be Additional Rent payment by Tenant and collectible by Landlord as such.
     15.8. Landlord reserves the right, upon reasonable, prior written notice to Tenant absent exigent circumstances in which the giving of such notice is not reasonably possible, to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when Landlord deems reasonably necessary, due to accident, emergency or the need to make repairs, alterations or improvements, until such repairs, alterations or improvements shall have been completed, and Landlord shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning or electric service when prevented from doing so by Force Majeure or Landlord’s negligence; a failure by a third party to deliver gas, oil or another suitable fuel supply; or Landlord’s inability by exercise of reasonable diligence to obtain gas, oil or another suitable fuel. If any such repairs, alterations or improvements might require or cause an interruption in electrical service to the Premises or any portion thereof, Landlord will give to Tenant at least three (3) business days prior written notice whenever practicable. Without limiting the foregoing, it is expressly understood and agreed that any covenants on Landlord’s part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of Force Majeure or Landlord’s negligence.
     15.9. For the Premises, Tenant shall (a) maintain and operate the heating, ventilating and air conditioning systems used for the Permitted Use only (“HVAC”) and (b) subject to clause (a) above, furnish HVAC as reasonably required (except as this Lease otherwise provides) for reasonably comfortable occupancy of the Premises twenty-four (24) hours a day, every day during the Term, subject to casualty, eminent domain or as otherwise specified in this Article. Notwithstanding anything to the contrary in this Section, Landlord shall have no liability, and Tenant shall have no right or remedy, on account of any interruption or impairment in HVAC services. If requested in writing by Landlord, Tenant shall provide Landlord copies of HVAC maintenance contracts and HVAC maintenance reports on a quarterly basis. In the event Landlord determines that Tenant is not properly maintaining the HVAC, Landlord may take over the responsibilities in (a) and (b) above.
     15.10. For any utilities serving the Premises for which Tenant is billed directly by such utility provider, Tenant agrees to furnish to Landlord (a) any invoices or statements for such utilities within thirty (30) days after Tenant’s receipt thereof and (b) within thirty (30) days after Landlord’s request, any other utility usage information reasonably requested by Landlord. Tenant shall retain records of utility usage at the Premises, including invoices and statements from the utility provider, for at least sixty (60) months, or such other shorter period of time as may be requested by Landlord. Tenant acknowledges that any utility information for the Premises, the Building and the Project may be shared with third parties, including Landlord’s consultants and Governmental Authorities. In the event that Tenant fails to comply with this Section, Tenant hereby authorizes Landlord to collect utility usage information directly from the applicable utility providers.
     15.11. Subject to the provisions of this Article, Landlord shall furnish the electric energy that Tenant shall reasonably require in the Premises for the purposes permitted under this Lease. Except for electric energy required to operate motors on the air handlers providing HVAC (the “HVAC Electric”), such electric energy shall be furnished through a meter or meters and related equipment installed, serviced, maintained, monitored and, as appropriate from time to time, upgraded by Landlord, in each case at Tenant’s expense, measuring the amount of electric energy furnished to the Premises. Tenant shall pay for electric energy (for which it is liable for payment under this Article) in accordance with Sections 15.1 and 15.10 within ten (10) days after receipt of any bills related thereto. The amount charged for electric energy furnished to the Premises, excluding HVAC Electric, shall be one hundred percent (100%) of Landlord’s cost (including those charges applicable to or computed on the basis of electric consumption, demand and hours of use, any sales or other taxes regularly passed on to Landlord by such public utility company, fuel rate adjustments and surcharges, weighted in each case to reflect differences in consumption or demand applicable to each rate level). Tenant and its authorized representatives may have access to such meter or meters (if any) on at least three (3) days’ prior notice to Landlord for the purpose of verifying Landlord’s meter readings (if any). From time to time during the Term, Landlord may, in its sole discretion, (a) install or eliminate such meters, (b) increase or reduce the number of such meters, (c) vary the portions of the Premises that such meters serve or (d) replace any or all of such meters.
     15.12. If, pursuant to Applicable Law, the charges to Tenant pursuant to Section 15.10 shall be reduced below that to which Landlord is entitled under such Section, the deficiency shall be paid by Tenant within ten (10) days after being billed therefor as additional rent for the use and maintenance of the electric distribution system of the Building.
     15.13. In no event shall Landlord be liable to Tenant for any failure or defect in the supply or character of electric energy furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Project with electric energy, or for any other reason not attributable to Landlord’s gross negligence or willful misconduct.
     15.14. Tenant, at its sole cost, shall furnish and install all replacement lighting tubes, lamps, bulbs and ballasts required in the Premises.
     15.15. Tenant’s use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. In order to ensure that such capacity is not exceeded, and to avert a possible adverse effect upon the Project’s distribution of electricity via the Project’s electric system, Tenant shall not, without Landlord’s prior written consent in each instance (which consent Landlord may condition upon the availability of electric energy in the Project as allocated by Landlord to various areas of the Project) connect any fixtures, appliances or equipment (other than normal business machines) to the Building’s or Project’s electric system or make any alterations or additions to the electric system of the Premises existing on the date hereof. Should Landlord grant such consent, all additional risers, distribution cables or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant to Landlord on demand (or, at Tenant’s option, shall be provided by Tenant pursuant to plans and contractors approved by Landlord, and otherwise in accordance with the provisions of this Lease). Landlord shall have the right to require Tenant to pay sums on account of such cost prior to the installation of any such risers or equipment.
     15.16. Throughout the Term, Tenant shall have a non-exclusive license to a portion of the Utility Yard as depicted on the attached Exhibit A (the “Utility Yard”), solely for the purpose of installing, maintaining and operating thereon (all at Tenant’s sole cost) certain equipment necessary for Tenant’s use of the Premises. Prior to the installation of any equipment in the Utility Yard, Tenant shall provide to Landlord a detailed listing and description of the equipment, together with a plat showing the proposed location thereof. Any equipment in the Utility Yard shall not emit any noise, vibrations, fumes, or other substances, or would otherwise cause any nuisance or disturbance to Landlord or any other tenant. The types and locations of the equipment to be installed shall be subject to Landlord’s reasonable approval. Tenant shall screen, fence or otherwise enclose Tenant’s approved equipment at its sole cost in accordance with Applicable Laws and the reasonable requirements of Landlord. The portion of the Utility

Yard used by Tenant shall form a part of the Premises (except that such area shall not be included for calculation of the square footage of the Premises) and shall be governed and subject to all of the restrictions, indemnification obligations, use requirements and other terms and provisions of the Lease applicable to the Premises. Under no circumstances shall Tenant install any underground storage tanks or other equipment utilizing Hazardous Materials without Landlord’s prior written consent, and otherwise on the terms and conditions set forth in Article 20. Tenant acknowledges and agrees that a portion of the Utility Yard may be needed by other tenants of the Building, and therefore agrees to reasonably cooperate with Landlord in allowing the use of and access to the Utility Yard by such other tenants. Tenant additionally agrees to relocate, consolidate or otherwise adjust its usage of the Utility Yard to accommodate the needs of Landlord and other tenants of the Building from time to time upon reasonable notice from Landlord. Under no circumstances shall Tenant’s use of the Utility Yard interfere with any operations of Landlord or any other tenant of the Building or the Project.
16. Alterations.
     16.1. Tenant shall make no alterations, additions or improvements in or to the Premises or engage in any construction, demolition, reconstruction, renovation, or other work (whether major or minor) of any kind in, at, or serving the Premises (“Alterations”) without Landlord’s prior written approval, which approval Landlord shall not unreasonably withhold; provided, however, that in the event any proposed Alteration affects (a) any structural portions of the Building, including exterior walls, roof, foundation, foundation systems (including barriers and subslab systems), or core of the Building, (b) the exterior of the Building or (c) any Building systems, including elevator, plumbing, air conditioning, heating, electrical, security, life safety and power, then Landlord may withhold its approval with respect thereto in its sole and absolute discretion. Tenant shall, in making any such Alterations, use only those architects, contractors, suppliers and mechanics of which Landlord has given prior written approval, which approval shall be in Landlord’s sole and absolute discretion. In seeking Landlord’s approval, Tenant shall provide Landlord, at least fourteen (14) days in advance of any proposed construction, with plans, specifications, bid proposals, certified stamped engineering drawings and calculations by Tenant’s engineer of record or architect or record, (including connections to the Building’s structural system, modifications to the Building’s envelope, non-structural penetrations in slabs or walls, and modifications or tie-ins to life safety systems), work contracts, requests for laydown areas and such other information concerning the nature and cost of the Alterations as Landlord may reasonably request. In no event shall Tenant use or Landlord be required to approve any architects, consultants, contractors, subcontractors or material suppliers that Landlord reasonably believes could cause labor disharmony. Notwithstanding the foregoing, Tenant may make non-structural Alterations to the Premises (“Cosmetic Changes”) upon at least ten (10) business days prior written notice to Landlord and without Landlord’s prior consent; provided, however, that (i) the cost of such Cosmetic Changes does not exceed Twenty-Five Thousand Dollars ($25,000) per occurrence or an aggregate amount of One Hundred Thousand Dollars ($100,000) in any twelve (12) month period and (ii) such Cosmetic Changes do not (A) require any structural or other substantial modifications to the Premises, (B) require any changes to, or adversely affect, the Building systems, (C) affect the exterior of the Building or (D) trigger any requirement under Applicable Laws that would require Landlord to make any alteration or improvement to the Premises, the Building or the Project.

     16.2. Tenant shall not construct or permit to be constructed partitions or other obstructions that might interfere with free access to mechanical installation or service facilities of the Building or with other tenants’ components located within the Building, or interfere with the moving of Landlord’s equipment to or from the enclosures containing such installations or facilities.
     16.3. Tenant shall accomplish any work performed on the Premises or the Building in such a manner as to permit any life safety systems to remain fully operable at all times.
     16.4. Any work performed on the Premises, the Building or the Project by Tenant or Tenant’s contractors shall be done at such times and in such manner as Landlord may from time to time reasonably designate. Tenant covenants and agrees that all work done by Tenant or Tenant’s contractors shall be performed in full compliance with Applicable Laws. Within thirty (30) days after completion of any Alterations, Tenant shall provide Landlord, to the extent applicable, with complete “as-built” drawing print sets and electronic CADD files on disc (or files in such other current format in common use as Landlord reasonably approves or requires) showing any changes in the Premises. Without limiting the foregoing, Tenant shall be required to provide Landlord with CADD drawings for all mechanical and electrical Alterations.
     16.5. Before commencing any Alterations or Tenant Improvements, Tenant shall give Landlord at least fourteen (14) days’ prior written notice of the proposed commencement of such work and shall, if required by Landlord, secure, at Tenant’s own cost and expense, a completion and lien indemnity bond satisfactory to Landlord for said work.
     16.6. All Alterations, attached equipment, decorations, fixtures, movable laboratory casework and related appliances, trade fixtures, additions and improvements, subject to Section 16.8, attached to or built into the Premises, made by either of the Parties, including all floor and wall coverings, built-in cabinet work and paneling, sinks and related plumbing fixtures, laboratory benches, exterior venting fume hoods and walk-in freezers and refrigerators, ductwork, conduits, electrical panels and circuits, shall (unless, prior to such construction or installation, Landlord elects otherwise) become the property of Landlord upon the expiration or earlier termination of the Term. The Premises shall at all times remain the property of Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease. All trade fixtures, equipment, Tenant Improvements, Alterations and Signage installed by or under Tenant shall be the property of Landlord.
     16.7. Tenant shall repair any damage to the Premises caused by Tenant’s removal of any property from the Premises. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant. The provisions of this Section shall survive the expiration or earlier termination of this Lease.
     16.8. Except as to those items listed on Exhibit H attached hereto, all business and trade fixtures, machinery and equipment, built-in furniture and cabinets, together with all additions and accessories thereto, installed in and upon the Premises shall be and remain the property of Landlord and shall not be moved by Tenant at any time during the Term. If Tenant shall fail to remove any of its effects from the Premises prior to termination of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose and store said effects without liability to Tenant for loss thereof or damage thereto, and Tenant shall pay Landlord, upon demand, any costs and expenses incurred due to such removal and storage or Landlord may, at its sole option and without notice to Tenant, sell such property or any portion thereof at private sale and without legal process for such price as Landlord may obtain and apply the proceeds of such sale against any (a) amounts due by Tenant to Landlord under this Lease and (b) any expenses incident to the removal, storage and sale of said personal property.
     16.9. Notwithstanding any other provision of this Article to the contrary, in no event shall Tenant remove any improvement from the Premises as to which Landlord contributed payment, including the Tenant Improvements, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.
     16.10. Tenant shall pay to Landlord an amount equal to two and one-half percent (2.5%) of the cost to Tenant of all changes installed by Tenant or its contractors or agents to cover Landlord’s overhead and expenses for plan review, coordination, scheduling and supervision thereof. For purposes of payment of such sum, Tenant shall submit to Landlord copies of all bills, invoices and statements covering the costs of such charges, accompanied by payment to Landlord of the fee set forth in this Section. Tenant shall reimburse Landlord for any extra expenses incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such work, or by reason of inadequate clean-up.
     16.11. Within sixty (60) days after final completion of the Tenant Improvements, to the extent Tenant expends any amounts for such Tenant Improvements, or any other Alterations performed by Tenant with respect to the Premises, Tenant shall submit to Landlord documentation showing the amounts expended by Tenant with respect to such Tenant Improvements (or any other Alterations performed by Tenant with respect to the Premises), together with supporting documentation reasonably acceptable to Landlord.
     16.12. Tenant shall take, and shall cause its contractors to take, commercially reasonable steps to protect the Premises during the performance of any Alterations, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage.
     16.13. Tenant shall require its contractors and subcontractors performing work on the Premises to name Landlord and its affiliates and Lenders as additional insureds on their respective insurance policies.
17. Repairs and Maintenance.
     17.1. Landlord shall repair and maintain the structural and exterior portions and Common Areas of the Building and the Project, including roofing and covering (structure and membrane) materials; foundations; exterior walls; plumbing; fire sprinkler systems (if any); heating, ventilating, air conditioning systems; elevators; and electrical systems installed or furnished by Landlord.
     17.2. Except for services of Landlord, if any, required by Section 17.1, Tenant shall at Tenant’s sole cost and expense maintain and keep the Premises and every part thereof in good condition and repair, damage thereto from ordinary wear and tear excepted. Tenant shall, upon the expiration or sooner termination of the Term, surrender the Premises to Landlord in as good a condition as when received, ordinary wear and tear excepted; and shall, at Landlord’s request, remove all telephone and data systems, wiring and equipment from the Premises, and repair any damage to the Premises caused thereby. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, other than as described in Exhibit C.
     17.3. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance that is an obligation of Landlord unless such failure shall persist for an unreasonable time after Tenant provides Landlord with written notice of the need of such repairs or maintenance. Tenant waives its rights under Applicable Laws now or hereafter in effect to make repairs at Landlord’s expense.
     17.4. If any excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as said person shall deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant’s obligations under this Lease to the extent Tenant’s Permitted Use of the Premises is not materially disrupted.
     17.5. This Article relates to repairs and maintenance arising in the ordinary course of operation of the Building and the Project. In the event of a casualty described in Article 23, Article 23 shall apply in lieu of this Article. In the event of eminent domain, Article 24 shall apply in lieu of this Article.
     17.6. Costs incurred by Landlord pursuant to this Article shall constitute Operating Expenses, unless such costs are incurred due in whole or in part to any act, neglect, fault or omissions of Tenant or its employees, agents, contractors or invitees, in which case Tenant shall pay to Landlord the cost of such repairs and maintenance.
18. Liens.
     18.1. Subject to the immediately succeeding sentence, Tenant shall keep the Premises, the Building and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic’s lien filed against the Premises, the Building or the Project for work claimed to have been done for, or materials claimed to have been furnished to, shall be discharged or bonded by Tenant within ten (10) days after the filing thereof, at Tenant’s sole cost and expense.
     18.2. Should Tenant fail to discharge or bond against any lien of the nature described in Section 18.1, Landlord may, at Landlord’s election, pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title, and Tenant shall immediately reimburse Landlord for the costs thereof as Additional Rent. Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any Claims arising from any such liens, including any administrative, court or other legal proceedings related to such liens.

     18.3. In the event that Tenant leases or finances the acquisition of office equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code financing statement shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Premises, the Building or the Project be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property located in an identified suite leased by Tenant. Should any holder of a financing statement record or place of record a financing statement that appears to constitute a lien against any interest of Landlord or against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, within ten (10) days after filing such financing statement, cause (a) a copy of the Lender security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord’s ability to demonstrate that the lien of such financing statement is not applicable to Landlord’s interest and (b) Tenant’s Lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises, the Building or the Project.
19. Estoppel Certificate. Either Landlord or Tenant shall, within fifteen (15) days of receipt of written notice from the other, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit I (as the same may be modified to reflect Landlord as the signing party), or on any other form reasonably requested by a proposed Lender or purchaser, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further information with respect to this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within such the prescribed time shall, at Landlord’s option, constitute a Default (as defined below) under this Lease, and, in any event, shall be binding upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.
20. Hazardous Materials.
     20.1. Tenant shall not cause or permit any Hazardous Materials (as defined below) to be brought upon, kept or used in or about the Premises, the Building or the Project in violation of Applicable Laws by Tenant or its employees, agents, contractors or invitees. If Tenant breaches such obligation, or if the presence of Hazardous Materials as a result of such a breach results in contamination of the Project, any portion thereof, or any adjacent property, or if contamination of the Project, any portion thereof, or any adjacent property by Hazardous Materials otherwise occurs during the Term or any extension or renewal hereof or holding over hereunder, then Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims, including (a) diminution in value of the Project or any portion thereof, (b) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Project, (c) damages arising from any adverse impact on marketing of space in the Project or any portion thereof and (d) sums paid in settlement of Claims that arise during or after the Term as a result of such breach or contamination. This indemnification by Tenant includes costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any Governmental Authority because of Hazardous Materials present in the air, soil or groundwater above, on or under or about the Project. Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Project, any portion thereof or any adjacent property caused or permitted by Tenant results in any contamination of the Project, any portion thereof or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Project, any portion thereof or any adjacent property to its respective condition existing prior to the time of such contamination or as close thereto as is commercially, reasonably practicable under the circumstances; provided that Landlord’s written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Project, any portion thereof or any adjacent property.
     20.2. Landlord acknowledges that it is not the intent of this Article to prohibit Tenant from operating its business for the Permitted Use. Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored in accordance with Applicable Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Execution Date a list identifying each type of Hazardous Material to be present at the Project and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Material at the Project (the “Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List on or prior to each annual anniversary of the Execution Date and shall also deliver an updated Hazardous Materials List before any new Hazardous Materials are brought to the Project. Tenant shall deliver to Landlord true and correct copies of the following documents (hereinafter referred to as the “Documents”) relating to the handling, storage, disposal and emission of Hazardous Materials prior to the Execution Date or, if unavailable at that time, concurrently with the receipt from or submission to any Governmental Authority: permits; approvals; reports and correspondence; storage and management plans; notices of violations of Applicable Laws; plans relating to the installation of any storage tanks to be installed in, on, under or about the Project (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion); and all closure plans or any other documents required by any and all Governmental Authorities for any storage tanks installed in, on, under or about the Project for the closure of any such storage tanks. Tenant shall not be required, however, to provide Landlord with any portion of the Documents containing information of a proprietary nature, which Documents, in and of themselves, do not contain a reference to any Hazardous Materials or activities related to Hazardous Materials.
     20.3. [Intentionally Omitted]

     20.4. At any time, and from time to time, prior to the expiration of the Term, Landlord shall have the right to conduct appropriate tests of the Project or any portion thereof to demonstrate that Hazardous Materials are present or that contamination has occurred due to Tenant or Tenant’s employees, agents, contractors or invitees. Tenant shall pay all reasonable costs of such tests if such tests reveal that Hazardous Materials exist at the Project in violation of this Lease.
     20.5. If underground or other storage tanks storing Hazardous Materials are located on the Premises or are hereafter placed on the Premises by any party, Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the Applicable Laws.
     20.6. Tenant shall promptly report to Landlord any actual or suspected presence of mold or water intrusion at the Premises.
     20.7. Tenant’s obligations under this Article shall survive the expiration or earlier termination of the Lease. During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials, Tenant shall be deemed a holdover tenant and subject to the provisions of Article 26 below.
     20.8. As used herein, the term “Hazardous Material(s)” means any hazardous or toxic substance(s), material(s) or waste(s) that is or becomes regulated by any Governmental Authority.
     20.9. Notwithstanding anything to the contrary in this Lease, Landlord shall have sole control over the equitable allocation of fire control areas (as defined in the Uniform Building Code as adopted by the city or municipality(ies) in which the Project is located (the “UBC”)) within the Project for the storage of Hazardous Materials. Notwithstanding anything to the contrary in this Lease, the quantity of Hazardous Materials allowed by this Section 20.9 is specific to Tenant and shall not run with the Lease in the event of a Transfer (as defined in Article 28). In the event of a Transfer, if the use of Hazardous Materials by such new tenant (“New Tenant”) is such that New Tenant utilizes fire control areas in the Project in excess of New Tenant’s Pro Rata Share of the Building or the Project, as applicable, then New Tenant shall, at its sole cost and expense and upon Landlord’s written request, establish and maintain a separate area of the Premises classified by the UBC as an “H” occupancy area for the use and storage of Hazardous Materials, or take such other action as is necessary to ensure that its share of the fire control areas of the Building and the Project is not greater than New Tenant’s Pro Rata Share of the Building or the Project, as applicable.
21. Odors and Exhaust. Tenant acknowledges that Landlord would not enter into this Lease with Tenant unless Tenant assured Landlord that under no circumstances will any other occupants of the Building or the Project (including persons legally present in any outdoor areas of the Project) be subjected to odors or fumes (whether or not noxious), and that the Building and the Project will not be damaged by any exhaust, in each case from Tenant’s operations. Landlord and Tenant therefore agree as follows:

     21.1. Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises. Currently, to Landlord’s actual knowledge, but without investigation, Tenant is not releasing any odors or fumes from the Premises in violation of this Section.
     21.2. If the Building has a ventilation system that, in Landlord’s judgment, is adequate, suitable, and appropriate to vent the Premises in a manner that does not release odors affecting any indoor or outdoor part of the Project, Tenant shall vent the Premises through such system. If Landlord at any time determines that any existing ventilation system is inadequate, or if no ventilation system exists, Tenant shall in compliance with Applicable Laws vent all fumes and odors from the Premises (and remove odors from Tenant’s exhaust stream) as Landlord requires. The placement and configuration of all ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord’s approval. Tenant acknowledges Landlord’s legitimate desire to maintain the Project (indoor and outdoor areas) in an odor-free manner, and Landlord may require Tenant to abate and remove all odors in a manner that goes beyond the requirements of Applicable Laws.
     21.3. Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord’s judgment be necessary or appropriate from time to time) to completely remove, eliminate and abate any odors, fumes or other substances in Tenant’s exhaust stream that, in Landlord’s judgment, emanate from Tenant’s Premises. Any work Tenant performs under this Section shall constitute Alterations.
     21.4. Tenant’s responsibility to remove, eliminate and abate odors, fumes and exhaust shall continue throughout the Term. Landlord’s approval of the Tenant Improvements shall not preclude Landlord from requiring additional measures to eliminate odors, fumes and other adverse impacts of Tenant’s exhaust stream (as Landlord may designate in Landlord’s discretion). Tenant shall install additional equipment as Landlord requires from time to time under the preceding sentence. Such installations shall constitute Alterations.
     21.5. If Tenant fails to install satisfactory odor control equipment within ten (10) business days after Landlord’s demand made at any time, then Landlord may, without limiting Landlord’s other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord’s determination, cause odors, fumes or exhaust. For example, if Landlord determines that Tenant’s production of a certain type of product causes odors, fumes or exhaust, and Tenant does not install satisfactory odor control equipment within ten (10) business days after Landlord’s request, then Landlord may require Tenant to stop producing such type of product in the Premises unless and until Tenant has installed odor control equipment satisfactory to Landlord.
22. Insurance; Waiver of Subrogation.
     22.1. Landlord shall maintain insurance for the Building and the Project in amounts equal to full replacement cost (exclusive of the costs of excavation, foundations and footings, and without reference to depreciation taken by Landlord upon its books or tax returns) or such lesser coverage as Landlord may elect, provided that such coverage shall not be less than ninety percent (90%) of such full replacement cost or the amount of such insurance Landlord’s Lender, if any, requires Landlord to maintain, providing protection against any peril generally included within the classification “Fire and Extended Coverage,” together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief. Landlord, subject to availability thereof, shall further insure, if Landlord deems it appropriate, coverage against flood, environmental hazard, earthquake, loss or failure of building equipment, rental loss during the period of repairs or rebuilding, workmen’s compensation insurance and fidelity bonds for employees employed to perform services. Notwithstanding the foregoing, Landlord may, but shall not be deemed required to, provide insurance for any improvements installed by Tenant or that are in addition to the standard improvements customarily furnished by Landlord, without regard to whether or not such are made a part of or are affixed to the Building.
     22.2. In addition, Landlord shall carry public liability insurance with a single limit of not less than One Million Dollars ($1,000,000) for death or bodily injury, or property damage with respect to the Project.
     22.3. Tenant shall, at its own cost and expense, procure and maintain in effect, beginning on the Execution Date and continuing throughout the Term (and occupancy by Tenant, if any, after termination of this Lease) commercial general liability insurance with limits of not less than Five Million Dollars ($5,000,000) per occurrence for death or bodily injury and for property damage with respect to the Premises (including $100,000 fire legal liability (each loss)).
     22.4. The insurance required to be purchased and maintained by Tenant pursuant to this Lease shall name Landlord, BioMed Realty, L.P., BioMed Realty Trust, Inc. and their respective officers, directors, employees, agents, general partners, members, subsidiaries, affiliates and Lenders (“Landlord Parties”) as additional insureds. Said insurance shall be with companies authorized to do business in the state in which the Project is located and having a rating of not less than policyholder rating of A and financial category rating of at least Class XII in “Best’s Insurance Guide.” Tenant shall obtain for Landlord from the insurance companies or cause the insurance companies to furnish certificates of coverage to Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days’ prior written notice to Landlord from the insurer (except in the event of non-payment of premium, in which case ten (10) days written notice shall be given). All such policies shall be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry. Tenant’s policy may be a “blanket policy” that specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and at its cost to be paid by Tenant as Additional Rent.
     22.5. Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment and leasehold improvements, and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom, relative to such damage, all as more particularly set forth within this Lease. Tenant shall, at Tenant’s sole cost and expense, carry such insurance as Tenant desires for Tenant’s protection with respect to personal property of Tenant or business interruption.

     22.6. In each instance where insurance is to name Landlord Parties as additional insureds, Tenant shall, upon Landlord’s written request, also designate and furnish certificates evidencing such Landlord Parties as additional insureds to (a) any Lender of Landlord holding a security interest in the Building, the Property or the Project, (b) the landlord under any lease whereunder Landlord is a tenant of the Property if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner and (c) any management company retained by Landlord to manage the Project.
     22.7. Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, employees, agents, general partners, members, subsidiaries, affiliates and Lenders of the other on account of loss or damage occasioned by such waiving party or its property or the property of others under such waiving party’s control, in each case to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy that either Landlord or Tenant may have in force at the time of such loss or damage. Such waivers shall continue so long as their respective insurers so permit. Any termination of such a waiver shall be by written notice to the other party, containing a description of the circumstances hereinafter set forth in this Section. Landlord and Tenant, upon obtaining the policies of insurance required or permitted under this Lease, shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, then the party seeking such policy shall notify the other of such conditions, and the party so notified shall have ten (10) days thereafter to either (a) procure such insurance with companies reasonably satisfactory to the other party or (b) agree to pay such additional premium (in Tenant’s case, in the proportion that the area of the Premises bears to the insured area). If the parties do not accomplish either (a) or (b), then this Section shall have no effect during such time as such policies shall not be obtainable or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium. If such policies shall at any time be unobtainable, but shall be subsequently obtainable, then neither party shall be subsequently liable for a failure to obtain such insurance until a reasonable time after notification thereof by the other party. If the release of either Landlord or Tenant, as set forth in the first sentence of this Section, shall contravene Applicable Laws, then the liability of the party in question shall be deemed not released but shall be secondary to the other party’s insurer.
     22.8. Landlord may require insurance policy limits required under this Lease to be raised to conform with requirements of Landlord’s Lender or to bring coverage limits to levels then being required of new tenants within the Project.
     22.9. Any costs incurred by Landlord pursuant to this Article shall constitute a portion of Operating Expenses.
23. Damage or Destruction.
     23.1. In the event of a partial destruction of (a) the Premises or (b) Common Areas of the Building or the Project ((a) and (b) together, the “Affected Areas”) by fire or other perils covered by extended coverage insurance not exceeding twenty-five percent (25%) of the full insurable value thereof, and provided that (x) the damage thereto is such that the Affected Areas may be repaired, reconstructed or restored within a period of one hundred twenty (120) days from the date of the happening of such casualty, (y) Landlord shall receive insurance proceeds sufficient to cover the cost of such repairs (except for any deductible amount provided by Landlord’s policy, which deductible amount, if paid by Landlord, shall constitute an Operating Expense) and (z) such casualty was not intentionally caused by Tenant or its employees, agents or contractors, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the Affected Areas and this Lease shall continue in full force and effect.
     23.2. In the event of any damage to or destruction of the Building or the Project other than as described in Section 23.1, Landlord may elect to repair, reconstruct and restore the Building or the Project, as applicable, in which case this Lease shall continue in full force and effect (subject to Tenant’s right to terminate this Lease as described in Section 23.10 below). If Landlord elects not to repair the Building or the Project, as applicable, then this Lease shall terminate as of the date of such damage or destruction.
     23.3. Landlord shall give written notice to Tenant within sixty (60) days following the date of damage or destruction of its election not to repair, reconstruct or restore the Building or the Project, as applicable.
     23.4. Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except with regard to (a) items occurring prior to the damage or destruction and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.
     23.5. In the event of repair, reconstruction and restoration as provided in this Article, all Rent to be paid by Tenant under this Lease shall be abated proportionately based on the extent to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration, unless Landlord provides Tenant with other space during the period of repair that, in Tenant’s reasonable opinion, is suitable for the temporary conduct of Tenant’s business; provided, however, that the amount of such abatement shall be reduced by the proceeds of business interruption or loss of rental income insurance actually received by Tenant with respect to the Premises.
     23.6. Notwithstanding anything to the contrary contained in this Article, should Landlord be delayed or prevented from completing the repair, reconstruction or restoration of the damage or destruction to the Premises after the occurrence of such damage or destruction by Force Majeure, then the time for Landlord to commence or complete repairs shall be extended on a day-for-day basis; provided, however, that, at Landlord’s election, Landlord shall be relieved of its obligation to make such repair, reconstruction or restoration.
     23.7. If Landlord is obligated to or elects to repair, reconstruct or restore as herein provided, then Landlord shall be obligated to make such repair, reconstruction or restoration only with regard to (a) those portions of the Premises that were originally provided at Landlord’s expense and (b) the Common Area portion of the Affected Areas. The repair, reconstruction or restoration of improvements not originally provided by Landlord or at Landlord’s expense shall be the obligation of Tenant. In the event Tenant has elected to upgrade certain improvements from the Building Standard, Landlord shall, upon the need for replacement due to an insured loss, provide only the Building Standard, unless Tenant again elects to upgrade such improvements and pay any incremental costs related thereto, except to the extent that excess insurance proceeds, if received, are adequate to provide such upgrades, in addition to providing for basic repair, reconstruction and restoration of the Premises, the Building and the Project.
     23.8. Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises if the damage resulting from any casualty covered under this Article occurs during the last twelve (12) months of the Term or any extension hereof, or to the extent that insurance proceeds are not available therefor.
     23.9. Landlord’s obligation, should it elect or be obligated to repair or rebuild, shall be limited to the Affected Areas. Tenant shall, at its expense, replace or fully repair all of Tenant’s personal property and any Alterations installed by Tenant existing at the time of such damage or destruction. If Affected Areas are to be repaired in accordance with the foregoing, Landlord shall make available to Tenant any portion of insurance proceeds it receives that are allocable to the Alterations constructed by Tenant pursuant to this Lease; provided Tenant is not then in default under this Lease, and subject to the requirements of any Lender of Landlord.
     23.10. Notwithstanding anything to the contrary contained in this Article, in the event that Tenant’s Permitted Use of the Premises is substantially impaired (a) for a period of more than nine (9) consecutive months after the date of any damage or destruction covered by this Article or (b) during the last six (6) months of the Term as a direct result of any damage or destruction covered by this Article, then, in each case, Tenant shall have the right to terminate this Lease by written notice to Landlord at any time thereafter until the Premises is substantially restored such that it may be used for the Permitted Use, at which point, Tenant’s right to terminate shall cease and be of no further force or effect.
24. Eminent Domain.
     24.1. In the event (a) the whole of all Affected Areas or (b) such part thereof as shall substantially interfere with Tenant’s use and occupancy of the Premises for the Permitted Use shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority, except with regard to (y) items occurring prior to the damage or destruction and (z) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.
     24.2. In the event of a partial taking of (a) the Building or the Project or (b) drives, walkways or parking areas serving the Building or the Project for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then, without regard to whether any portion of the Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease (except with regard to (a) items occurring prior to the damage or destruction and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof) as of such taking if such taking is, in Landlord’s sole opinion, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of renting office or laboratory space.
     24.3. Tenant shall be entitled to any award that is specifically awarded as compensation for (a) the taking of Tenant’s personal property that was installed at Tenant’s expense and (b) the costs of Tenant moving to a new location. Except as set forth in the previous sentence, any award for such taking shall be the property of Landlord.
     24.4. If, upon any taking of the nature described in this Article, this Lease continues in effect, then Landlord shall promptly proceed to restore the Affected Areas to substantially their same condition prior to such partial taking. To the extent such restoration is infeasible, as determined by Landlord in its sole and absolute discretion, the Rent shall be decreased proportionately to reflect the loss of any portion of the Premises no longer available to Tenant.
25. Surrender.
     25.1. At least ten (10) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall provide Landlord with (a) a facility decommissioning and Hazardous Materials closure plan for the Premises (“Exit Survey”) prepared by an independent third party reasonably acceptable to Landlord, and (b) written evidence of all appropriate governmental releases obtained by Tenant in accordance with Applicable Laws, including laws pertaining to the surrender of the Premises. In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions set forth in the Exit Survey and compliance with any recommendations set forth in the Exit Survey. Tenant’s obligations under this Section shall survive the expiration or earlier termination of the Lease.
     25.2. No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder, unless such surrender is accepted in writing by Landlord.
     25.3. The voluntary or other surrender of this Lease by Tenant shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building, the Property or the Project, unless Landlord consents in writing, and shall, at Landlord’s option, operate as an assignment to Landlord of any or all subleases.
     25.4. The voluntary or other surrender of any ground or other underlying lease that now exists or may hereafter be executed affecting the Building or the Project, or a mutual cancellation thereof or of Landlord’s interest therein by Landlord and its lessor shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building or the Property and shall, at the option of the successor to Landlord’s interest in the Building or the Project, as applicable, operate as an assignment of this Lease.

     25.5. Notwithstanding anything to the contrary contained in this Lease, the following provisions shall govern Tenant’s surrender of the Premises:
          (a) Landlord has no ownership interest in the furniture, fixtures and equipment listed on the attached Exhibit H and Tenant, subject to Section 16.7, may remove or transfer the same in its discretion; and
          (b) Tenant shall not be required to remove or restore at the expiration of the Term or otherwise any Alterations, fixtures (whether or not trade fixtures), machinery or equipment made to or installed in the Premises prior to the Execution Date of this Lease.
26. Holding Over.
     26.1. If, with Landlord’s prior written consent, Tenant holds possession of all or any part of the Premises after the Term, Tenant shall become a tenant from month to month after the expiration or earlier termination of the Term, and in such case Tenant shall continue to pay (a) Base Rent in accordance with Article 7, and (b) any amounts for which Tenant would otherwise be liable under this Lease if the Lease were still in effect, including payments for Tenant’s Share of Operating Expenses. Any such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.
     26.2. Notwithstanding the foregoing, if Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without Landlord’s prior written consent, (a) Tenant shall become a tenant at sufferance subject to the terms and conditions of this Lease, except that for the initial thirty (30) days of any holdover, the monthly rent shall be equal to one hundred twenty-five percent (125%) of the Rent in effect during the last thirty (30) days of the Term and thereafter the monthly Rent shall be equal to one hundred fifty percent (150%) of the Rent in effect during the last thirty (30) days of the Term, and (b) Tenant shall be liable to Landlord for any and all damages suffered by Landlord as a result of such holdover, including any lost rent or consequential, special and indirect damages.
     26.3. Acceptance by Landlord of Rent after the expiration or earlier termination of the Term shall not result in an extension, renewal or reinstatement of this Lease.
     26.4. The foregoing provisions of this Article are in addition to and do not affect Landlord’s right of reentry or any other rights of Landlord hereunder or as otherwise provided by Applicable Laws.
27. Indemnification and Exculpation.
     27.1. Tenant agrees to indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims arising from injury or death to any person or damage to any property occurring within or about the Premises, the Building, the Property or the Project arising directly or indirectly out of Tenant’s or Tenant’s employees’, agents’, contractors’ or invitees’ use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent caused by Landlord’s negligence or willful misconduct.

     27.2. Notwithstanding any provision of Section 27.1 to the contrary, Landlord shall not be liable to Tenant for, and Tenant assumes all risk of, damage to personal property or scientific research, including loss of records kept by Tenant within the Premises and damage or losses caused by fire, electrical malfunction, gas explosion or water damage of any type (including broken water lines, malfunctioning fire sprinkler systems, roof leaks or stoppages of lines), unless any such loss is due to Landlord’s willful disregard of written notice by Tenant of need for a repair that Landlord is responsible to make for an unreasonable period of time. Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property as described in this Section.
     27.3. Landlord shall not be liable for any damages arising from any act, omission or neglect of any other tenant in the Building or the Project, or of any other third party.
     27.4. Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts. Landlord shall not be liable for injuries or losses caused by criminal acts of third parties, and Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal. If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage.
     27.5. The provisions of this Article shall survive the expiration or earlier termination of this Lease.
28. Assignment or Subletting.
     28.1. Except as hereinafter expressly permitted, Tenant shall not, either voluntarily or by operation of Applicable Laws, directly or indirectly sell, hypothecate, assign, pledge, encumber or otherwise transfer this Lease, or sublet the Premises (each, a “Transfer”), without Landlord’s prior written consent. Notwithstanding the foregoing, Tenant shall have the right to Transfer, upon ten (10) days prior written notice to Landlord but without obtaining Landlord’s prior written consent, (a) to a corporation or other entity which is a successor in interest to Tenant by way of merger, consolidation or corporate reorganization, or (b) by the purchase of all or substantially all of the assets or the controlling ownership interest of Tenant provided that such merger or consolidation or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring this Lease, (c) to any person that as of the date of determination is controlled by or is under common control with Tenant (“Tenant’s Affiliate”) or (d) to any persons in connection with any secondary offering of the Tenant’s stock or in connection with any bona fide financing or capitalization for the benefit of Tenant, and otherwise comply with the requirements of this Lease regarding such Transfer (the foregoing described Transfers, or any one of them, may be referred to as an “Exempt Transfer”); provided, however, that (i) the overall net worth of the resulting tenant is not materially less than the overall net worth of Tenant prior to such Exempt Transfer; (ii) the liquid assets forming a portion of such net worth of the resulting Tenant are not materially less than the liquid assets forming a portion of the net worth of Tenant prior to such Exempt Transfer; (iii) Landlord receives satisfactory evidence of the satisfaction of such net worth requirements set forth in the preceding subsections (i) and (ii) within five (5) business days of the date of such Exempt Transfer; and (iv) except as expressly provided herein, such Exempt Transfer otherwise complies with the requirements of this Lease regarding such Transfer. For purposes of Exempt Transfers, “control” requires both (A) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person (unless such Transfers relate to any corporation whose shares are publicly traded) and (B) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person. In no event shall Tenant perform a Transfer to or with an entity that is a tenant at the Project or that is in discussions or negotiations with Landlord or an affiliate of Landlord to lease premises at the Project or a property owned by Landlord or an affiliate of Landlord.
     28.2. In the event Tenant desires to effect a Transfer, then, at least thirty (30) but not more than ninety (90) days prior to the date when Tenant desires the assignment or sublease to be effective (the “Transfer Date”), Tenant shall provide written notice to Landlord (the “Transfer Notice”) containing information (including references) concerning the character of the proposed transferee, assignee or sublessee; the Transfer Date; any ownership or commercial relationship between Tenant and the proposed transferee, assignee or sublessee; and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord shall reasonably require.
     28.3. Landlord, in determining whether consent should be given to a proposed Transfer, may give consideration to (a) the financial strength of such transferee, assignee or sublessee (notwithstanding Tenant remaining liable for Tenant’s performance), (b) any change in use that such transferee, assignee or sublessee proposes to make in the use of the Premises and (c) Landlord’s desire to exercise its rights under Section 28.8 to cancel this Lease. In no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer to a transferee, assignee or sublessee of poor reputation, lacking financial qualifications or seeking a change in the Permitted Use, or jeopardizing directly or indirectly the status of Landlord or any of Landlord’s affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986 (as the same may be amended from time to time, the “Revenue Code”). Notwithstanding anything contained in this Lease to the contrary, (w) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such occupant, assignee, manager or other transferee; (x) Tenant shall not furnish or render any services to an occupant, assignee, manager or other transferee with respect to whom transfer consideration is required to be paid, or manage or operate the Premises or any capital additions so transferred, with respect to which transfer consideration is being paid; (y) Tenant shall not consummate a Transfer with any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Revenue Code); and (z) Tenant shall not consummate a Transfer with any person or in any manner that could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease, license or other arrangement for the right to use, occupy or possess any portion of the Premises to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Revenue Code, or any similar or successor provision thereto or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Revenue Code.

     28.4. As conditions precedent to Tenant subleasing the Premises or to Landlord considering a request by Tenant to Tenant’s transfer of rights or sharing of the Premises, Landlord may require any or all of the following:
          (a) Tenant shall remain fully liable under this Lease during the unexpired Term;
          (b) Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that the value of Landlord’s interest under this Lease shall not be diminished or reduced by the proposed Transfer. Such evidence shall include evidence respecting the relevant business experience and financial responsibility and status of the proposed transferee, assignee or sublessee;
          (c) Tenant shall reimburse Landlord for Landlord’s actual costs and expenses, including reasonable attorneys’ fees, charges and disbursements incurred in connection with the review, processing and documentation of such request;
          (d) If Tenant’s transfer of rights or sharing of the Premises provides for the receipt by, on behalf of or on account of Tenant of any consideration of any kind whatsoever (including a premium rental for a sublease or lump sum payment for an assignment, but excluding Tenant’s reasonable costs in marketing and subleasing the Premises) in excess of the rental and other charges due to Landlord under this Lease, Tenant shall pay fifty percent (50%) of all of such excess to Landlord, after making deductions for any reasonable marketing expenses, tenant improvement funds expended by Tenant, alterations, cash concessions, brokerage commissions, attorneys’ fees and free rent actually paid by Tenant; provided, however, Landlord shall not have any right to any sums or other economic consideration resulting from an Exempt Transfer. If said consideration consists of cash paid to Tenant, payment to Landlord shall be made upon receipt by Tenant of such cash payment;
          (e) The proposed transferee, assignee or sublessee shall agree that, in the event Landlord gives such proposed transferee, assignee or sublessee notice that Tenant is in default under this Lease, such proposed transferee, assignee or sublessee shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments shall be received by Landlord without any liability being incurred by Landlord, except to credit such payment against those due by Tenant under this Lease, and any such proposed transferee, assignee or sublessee shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its Lenders, successors or assigns be obligated to accept such attornment;
          (f) Landlord’s consent to any such Transfer shall be effected on Landlord’s forms;
          (g) Tenant shall not then be in default hereunder in any respect;
          (h) Such proposed transferee, assignee or sublessee’s use of the Premises shall be the same as the Permitted Use;

          (i) Landlord shall not be bound by any provision of any agreement pertaining to the Transfer, except for Landlord’s written consent to the same;
          (j) Tenant shall pay all transfer and other taxes (including interest and penalties) assessed or payable for any Transfer;
          (k) Landlord’s consent (or waiver of its rights) for any Transfer shall not waive Landlord’s right to consent to any later Transfer;
          (l) Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing or relating to the Transfer; and
          (m) A list of Hazardous Materials (as defined in Section 20.7), certified by the proposed transferee, assignee or sublessee to be true and correct, that the proposed transferee, assignee or sublessee intends to use or store in the Premises. Additionally, Tenant shall deliver to Landlord, on or before the date any proposed transferee, assignee or sublessee takes occupancy of the Premises, all of the items relating to Hazardous Materials of such proposed transferee, assignee or sublessee as described in Section 20.2.
     28.5. Any Transfer that is not in compliance with the provisions of this Article shall be void and shall, at the option of Landlord, terminate this Lease.
     28.6. The consent by Landlord to a Transfer shall not relieve Tenant or proposed transferee, assignee or sublessee from obtaining Landlord’s consent to any further Transfer, nor shall it release Tenant or any proposed transferee, assignee or sublessee of Tenant from full and primary liability under this Lease.
     28.7. Notwithstanding any Transfer, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due or to become due hereunder, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant or condition thereof, from any person or entity other than Tenant shall not be deemed a waiver of any of the provisions of this Lease or a consent to any Transfer.
     28.8. If Tenant delivers to Landlord a Transfer Notice indicating a desire to transfer this Lease to a proposed transferee, assignee or sublessee other than any Exempt Transfer or as provided within Section 28.4, then Landlord shall have the option, exercisable by giving notice to Tenant at any time within ten (10) days after Landlord’s receipt of such Transfer Notice, to terminate this Lease as of the date specified in the Transfer Notice as the Transfer Date, except for those provisions that, by their express terms, survive the expiration or earlier termination hereof. If Landlord exercises such option, then Tenant shall have the right to withdraw such Transfer Notice by delivering to Landlord written notice of such election within five (5) days after Landlord’s delivery of notice electing to exercise Landlord’s option to terminate this Lease. In the event Tenant withdraws the Transfer Notice as provided in this Section, this Lease shall continue in full force and effect. No failure of Landlord to exercise its option to terminate this Lease shall be deemed to be Landlord’s consent to a proposed Transfer.

     28.9. If Tenant sublets the Premises or any portion thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and appoints Landlord as assignee and attorney-in-fact for Tenant, and Landlord (or a receiver for Tenant appointed on Landlord’s application) may collect such rent and apply it toward Tenant’s obligations under this Lease; provided that, until the occurrence of a Default (as defined below) by Tenant, Tenant shall have the right to collect such rent.
29. Subordination and Attornment.
     29.1. This Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant now or hereafter in force against the Building or the Project and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination.
     29.2. Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be reasonably required by Landlord. If any such mortgagee, beneficiary or landlord under a lease wherein Landlord is tenant (each, a “Mortgagee”) so elects, however, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Premises regardless of date and Tenant shall execute a statement in writing to such effect at Landlord’s request. If Tenant fails to execute any document required from Tenant under this Section within ten (10) days after written request therefor, Tenant hereby constitutes and appoints Landlord or its special attorney-in-fact to execute and deliver any such document or documents in the name of Tenant. Such power is coupled with an interest and is irrevocable. Landlord shall give to Tenant prompt written notice of any use by Landlord of the foregoing attorney-in-fact.
     29.3. Upon written request of Landlord and opportunity for Tenant to review, Tenant agrees to execute any Lease amendments not materially altering the terms of this Lease, if required by a mortgagee or beneficiary of a deed of trust encumbering real property of which the Premises constitute a part incident to the financing of the real property of which the Premises constitute a part.
     29.4. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.
30. Defaults and Remedies.
     30.1. Late payment by Tenant to Landlord of Rent and other sums due shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult and impracticable to ascertain. Such costs include processing and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within four (4) business days after the date such payment is due, Tenant shall pay to Landlord (a) an additional sum of five percent (5%) of the overdue Rent as a late charge plus (b) interest at an annual rate (the “Default Rate”) equal to the lesser of (a) twelve percent (12%) and (b) the highest rate permitted by Applicable Laws. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord shall incur by reason of late payment by Tenant and shall be payable as Additional Rent to Landlord due with the next installment of Rent or within five (5) business days after Landlord’s demand, whichever is earlier. Landlord’s acceptance of any Additional Rent (including a late charge or any other amount hereunder) shall not be deemed an extension of the date that Rent is due or prevent Landlord from pursuing any other rights or remedies under this Lease, at law or in equity.
     30.2. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease or in equity or at law. If a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord hereunder, Tenant shall have the right to make payment “under protest,” such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.
     30.3. If Tenant fails to pay any sum of money required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, in each case within the applicable cure period (if any) described in Section 30.4, then Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act; provided that such failure by Tenant unreasonably interfered with the use of the Building or the Project by any other tenant or with the efficient operation of the Building or the Project, or resulted or could have resulted in a violation of Applicable Laws or the cancellation of an insurance policy maintained by Landlord. Notwithstanding the foregoing, in the event of an emergency, Landlord shall have the right to enter the Premises and act in accordance with its rights as provided elsewhere in this Lease. In addition to the late charge described in Section 30.1, Tenant shall pay to Landlord as Additional Rent all sums so paid or incurred by Landlord, together with interest at the Default Rate, computed from the date such sums were paid or incurred.
     30.4. The occurrence of any one or more of the following events shall constitute a “Default” hereunder by Tenant:
          (a) Tenant abandons the Premises;
          (b) Tenant fails to make any payment of Rent, as and when due, or to satisfy its obligations under Article 18, where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant;

          (c) Tenant fails to observe or perform any obligation or covenant contained herein (other than described in Subsections 30.4(a) and 30.4(b)) to be performed by Tenant, where such failure continues for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided that, if the nature of Tenant’s default is such that it reasonably requires more than thirty (30) days to cure, Tenant shall not be deemed to be in Default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecute the same to completion; and provided, further, that such cure is completed no later than sixty (60) days after Tenant’s receipt of written notice from Landlord;
          (d) Tenant makes an assignment for the benefit of creditors;
          (e) A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s assets;
          (f) Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (as the same may be amended from time to time, the “Bankruptcy Code”) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;
          (g) Any involuntary petition is filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days;
          (h) A default exists under that certain Lease dated as of June 10, 2011, by and between BMR-Sorrento Plaza LLC and Tenant with respect to the Sorrento Plaza Premises (the “Sorrento Plaza Lease”), after the expiration of any applicable notice and cure periods;
          (i) Tenant fails to deliver an estoppel certificate in accordance with Article 19;
          (j) Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action; or
          (k) A default exists under the Guaranty (as defined below), after the expiration of any applicable notice and cure periods.
          Notices given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.
     30.5. In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy that Landlord may have, Landlord has the right to do any or all of the following:
          (a) Halt any Tenant Improvements and Alterations and order Tenant’s contractors, subcontractors, consultants, designers and material suppliers to stop work;

          (b) Terminate Tenant’s right to possession of the Premises by written notice to Tenant or by any lawful means, in which case Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby; and
          (c) Terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including:
               (i) The worth at the time of award of any unpaid Rent that had accrued at the time of such termination; plus
               (ii) The worth at the time of award of the amount by which the unpaid Rent that would have accrued during the period commencing with termination of the Lease and ending at the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves to Landlord’s reasonable satisfaction could have been reasonably avoided; plus
               (iii) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves to Landlord’s reasonable satisfaction could have been reasonably avoided; plus
               (iv) Any other amount necessary to compensate Landlord for all the detriment caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, including the cost of restoring the Premises to the condition required under the terms of this Lease, including any rent payments not otherwise chargeable to Tenant (e.g., during any “free” rent period or rent holiday); plus
               (v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws.
As used in Subsections 30.5(c)(i) and 30.5(c)(ii), “worth at the time of award” shall be computed by allowing interest at the Default Rate. As used in Subsection 30.5(c)(iii), the “worth at the time of the award” shall be computed by taking the present value of such amount, using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one (1) percentage point.
     30.6. In addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section

1951.4 and may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations. In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Section, the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:
          (a) Acts of maintenance or preservation or efforts to relet the Premises, including alterations, remodeling, redecorating, repairs, replacements or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or
          (b) The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.
Notwithstanding the foregoing, in the event of a Default by Tenant, Landlord may elect at any time to terminate this Lease and to recover damages to which Landlord is entitled.
     30.7. If Landlord does not elect to terminate this Lease as provided in Section 30.5, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.
     30.8. In the event Landlord elects to terminate this Lease and relet the Premises, Landlord may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant. The proceeds of any such reletting shall be applied as follows:
          (a) First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;
          (b) Second, to the payment of the costs and expenses of reletting the Premises, including (i) alterations and repairs that Landlord deems reasonably necessary and advisable and (ii) reasonable attorneys’ fees, charges and disbursements incurred by Landlord in connection with the retaking of the Premises and such reletting;
          (c) Third, to the payment of Rent and other charges due and unpaid hereunder; and
          (d) Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.
     30.9. All of Landlord’s rights, options and remedies hereunder shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies, or any other remedy or relief that may be provided by Applicable Laws, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. Notwithstanding any provision of this Lease to the contrary, in no event shall Landlord be required to mitigate its damages with respect to any default by Tenant.
     30.10. Landlord’s termination of (a) this Lease or (b) Tenant’s right to possession of the Premises shall not relieve Tenant of any liability to Landlord that has previously accrued or that shall arise based upon events that occurred prior to the later to occur of (i) the date of Lease termination or (ii) the date Tenant surrenders possession of the Premises.
     30.11. To the extent permitted by Applicable Laws, Tenant waives any and all rights of redemption granted by or under any present or future Applicable Laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant’s default hereunder or otherwise.
     30.12. Landlord shall not be in default or liable for damages under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure continue for more than thirty (30) days after written notice from Tenant specifying the nature of Landlord’s failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate or cancel this Lease or to withhold or abate rent or to set off any Claims against Rent as a result of any default or breach by Landlord of any of its covenants, obligations, representations, warranties or promises hereunder, except as may otherwise be expressly set forth in this Lease.
     30.13. In the event of any default by Landlord, Tenant shall give notice by registered or certified mail to any (a) beneficiary of a deed of trust or (b) mortgagee under a mortgage covering the Premises, the Building or the Project and to any landlord of any lease of land upon or within which the Premises, the Building or the Project is located, and shall offer such beneficiary, mortgagee or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Building or the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided that Landlord shall furnish to Tenant in writing, upon written request by Tenant, the names and addresses of all such persons who are to receive such notices.
31. Bankruptcy. In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Applicable Laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion:
     31.1. Those acts specified in the Bankruptcy Code or other Applicable Laws as included within the meaning of “adequate assurance,” even if this Lease does not concern a shopping center or other facility described in such Applicable Laws;

     31.2. A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;
     31.3. A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or
     31.4. The assumption or assignment of all of Tenant’s interest and obligations under this Lease.
32. Brokers.
     32.1. Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than Cassidy Turley/BRE Commercial (“Tenant’s Broker”), and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with this Lease. Landlord shall compensate Tenant’s Broker and Jones Lang LaSalle (“Landlord’s Broker”) in relation to this Lease pursuant to separate agreements between Landlord and Tenant’s Broker and Landlord’s Broker, respectively. Landlord represents and warrants that it knows of no other real estate broker or agent other than Tenant’s Broker and Landlord’s Broker that is or might be entitled to a commission in connection with this Lease.
     32.2. Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant’s decision to enter into this Lease, other than as contained in this Lease.
     32.3. Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of leases from prospective tenants and that no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease. Landlord is executing this Lease in reliance upon Tenant’s representations, warranties and agreements contained within Sections 32.1 and 32.2.
     32.4. Tenant agrees to indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from any and all cost or liability for compensation claimed by any broker or agent, other than Broker, employed or engaged by it or claiming to have been employed or engaged by it.
33. Definition of Landlord. With regard to obligations imposed upon Landlord pursuant to this Lease, the term “Landlord,” as used in this Lease, shall refer only to Landlord or Landlord’s then-current successor-in-interest. In the event of any transfer, assignment or conveyance of Landlord’s interest in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, Landlord herein named (and in case of any subsequent transfers or conveyances, the subsequent Landlord) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, from all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee, assignee or conveyee of Landlord’s in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, shall be deemed to have assumed and agreed to observe and perform any and all covenants and obligations of Landlord hereunder during the tenure of its interest in the Lease or the Property. Landlord or any subsequent Landlord may transfer its interest in the Premises or this Lease without Tenant’s consent.
34. Limitation of Landlord’s Liability.
     34.1. If Landlord is in default under this Lease and, as a consequence, Tenant recovers a monetary judgment against Landlord, the judgment shall be satisfied only out of (a) the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Building and the Project, (b) rent or other income from such real property receivable by Landlord or (c) the consideration received by Landlord from the sale, financing, refinancing or other disposition of all or any part of Landlord’s right, title or interest in the Building or the Project.
     34.2. Landlord shall not be personally liable for any deficiency under this Lease. If Landlord is a partnership or joint venture, then the partners of such partnership shall not be personally liable for Landlord’s obligations under this Lease, and no partner of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner of Landlord except as may be necessary to secure jurisdiction of the partnership or joint venture. If Landlord is a corporation, then the shareholders, directors, officers, employees and agents of such corporation shall not be personally liable for Landlord’s obligations under this Lease, and no shareholder, director, officer, employee or agent of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any shareholder, director, officer, employee or agent of Landlord. If Landlord is a limited liability company, then the members of such limited liability company shall not be personally liable for Landlord’s obligations under this Lease, and no member of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any member of Landlord except as may be necessary to secure jurisdiction of the limited liability company. No partner, shareholder, director, employee, member or agent of Landlord shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, employee, member or agent of Landlord.
     34.3. Each of the covenants and agreements of this Article shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by Applicable Laws and shall survive the expiration or earlier termination of this Lease.
35. Joint and Several Obligations. If more than one person or entity executes this Lease as Tenant, then:
     35.1. Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant; and
     35.2. The term “Tenant,” as used in this Lease shall mean and include each of them, jointly and severally. The act of, notice from, notice to, refund to, or signature of any one or more of them with respect to the tenancy under this Lease, including any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund, or so signed.
36. Representations. Landlord and Tenant guarantee, warrant and represent, each to the other, that (a) it is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) it has and is duly qualified to do business in the state in which the Property is located, (c) it has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all of its obligations hereunder, (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of such party is duly and validly authorized to do so and (e) neither (i) the execution, delivery or performance of this Lease nor (ii) the consummation of the transactions contemplated hereby will violate or conflict with any provision of documents or instruments under which it is constituted or to which it is a party. In addition, Landlord and Tenant guarantee, warrant and represent, each to the other, that none of (x) it, (y) its affiliates or partners nor (z) to the best of its knowledge, its members, shareholders or other equity owners or any of their respective employees, officers, directors, representatives or agents is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.
37. Confidentiality. Tenant shall keep the terms and conditions of this Lease and any information provided to Tenant or its employees, agents or contractors pursuant to Article 8 confidential and shall not (a) disclose to any third party any terms or conditions of this Lease or any other Lease-related document (including subleases, assignments, work letters, construction contracts, letters of credit, subordination agreements, non-disturbance agreements, brokerage agreements or estoppels) or (b) provide to any third party an original or copy of this Lease (or any Lease-related document). Landlord shall not release to any third party any non-public financial information or non-public information about Tenant’s ownership structure that Tenant gives Landlord. Notwithstanding the foregoing, confidential information under this Section may be released by Landlord or Tenant under the following circumstances: (x) if required by Applicable Laws or in any judicial proceeding; provided that the releasing party has given the other party reasonable notice of such requirement, if feasible, (y) to a party’s attorneys, accountants, brokers and other bona fide consultants or advisers (with respect to this Lease only); provided such third parties agree to be bound by this Section or (z) to bona fide prospective assignees or subtenants of this Lease; provided they agree in writing to be bound by this Section. Notwithstanding the foregoing, either Landlord or Tenant may file a copy of this Lease in connection with any NASDAQ or SEC filing. The parties shall reasonably cooperate with each other in connection with such filing.
38. Notices. Any notice, consent, demand, bill, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by personal delivery, overnight delivery with a reputable nationwide overnight delivery service, or certified mail (return receipt requested), and if given by personal delivery, shall be deemed delivered upon receipt; if given by overnight delivery, shall be deemed delivered one (1) day after deposit with a reputable nationwide overnight delivery service; and, if given by certified mail (return receipt requested), shall be deemed delivered three (3) business days after the time the notifying party deposits the notice with the United States Postal Service. Any notices given pursuant to this Lease shall be addressed to Tenant at the Premises, or to Landlord or Tenant at the addresses shown in Sections 2.9 and 2.10, respectively. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.
39. Miscellaneous.
     39.1. Landlord reserves the right to change the name of the Building or the Project in its sole discretion.
     39.2. To induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish to Landlord, from time to time, upon Landlord’s written request, the most recent audited year-end financial statements reflecting Tenant’s current financial condition. Tenant shall, within ninety (90) days after the end of Tenant’s financial year, furnish Landlord with a certified copy of Tenant’s audited year-end financial statements for the previous year (unless such financials are publicly available). Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects. If audited financials are not otherwise prepared, unaudited financials certified by the chief financial officer of Tenant as true, correct and complete in all respects shall suffice for purposes of this Section.
     39.3. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The words “include,” “includes,” “included” and “including” shall mean “‘include,’ etc., without limitation.” The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.
     39.4. If either party commences an action against the other party arising out of or in connection with this Lease, then the substantially prevailing party shall be reimbursed by the other party for all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the substantially prevailing party in such action or proceeding and in any appeal in connection therewith.
     39.5. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.
     39.6. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.
     39.7. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.
     39.8. Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval, except as may be expressly set forth to the contrary.

     39.9. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement.
     39.10. Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Lease shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.
     39.11. Landlord may, but shall not be obligated to, record a short form or memorandum hereof without Tenant’s consent. Within ten (10) days after receipt of written request from Landlord, Tenant shall execute a termination of any short form or memorandum of lease recorded with respect hereto. Neither party shall record this Lease. Tenant shall be responsible for the cost of recording any short form or memorandum of this Lease, including any transfer or other taxes incurred in connection with said recordation.
     39.12. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.
     39.13. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees. Nothing in this Section shall in any way alter the provisions of this Lease restricting assignment or subletting.
     39.14. This Lease shall be governed by, construed and enforced in accordance with the laws of the state in which the Premises are located, without regard to such state’s conflict of law principles.
     39.15. Tenant guarantees, warrants and represents that the individual or individuals signing this Lease have the power, authority and legal capacity to sign this Lease on behalf of and to bind Tenant.
     39.16. This Lease may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.
     39.17. No provision of this Lease may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant. The waiver by Landlord of any breach by Tenant of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.
     39.18. To the extent permitted by Applicable Laws, the parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising out of or in any way connected with this Lease; the relationship between Landlord and Tenant; Tenant’s use or occupancy of the Premises; or any claim of injury or damage related to this Lease or the Premises.

40. Option to Extend Term. Tenant shall have the option (“Option”) to extend the Term by five (5) years as to the entire Premises (and no less than the entire Premises) (“Option Term”) upon the following terms and conditions. Any extension of the Term pursuant to the Option shall be on all the same terms and conditions as this Lease, except as follows:
     40.1. Base Rent shall be adjusted on the first (1st) day of the Option Term to a rate equal to ninety-five percent (95%) of the fair market value for laboratory and office space in the Sorrento Valley and Sorrento Mesa submarkets of comparable age, quality and location of the Project, Project amenities, level of finish, and proximity to amenities and public transit (“FMV”). If Landlord and Tenant cannot agree on the FMV for the Option Term within thirty (30) days after the date on which Tenant notifies Landlord that it is exercising the Option, then, no later than an additional thirty (30) days thereafter (the “Submission Period”), Landlord and Tenant shall each furnish to the other a notice in writing (an “FMV Notice”) stating such party’s estimate of the FMV. Such notices shall be accompanied by a statement from a qualified, licensed real estate appraiser with at least ten (10) years’ experience in the Sorrento Valley and Sorrento Mesa submarkets (an “Appraiser”) stating such Appraiser’s opinion of FMV. If only one (1) party’s Appraiser timely submits its opinion of FMV, such FMV shall be binding on Landlord and Tenant. If, within twenty (20) days after expiration of the Submission Period, Landlord and Tenant still cannot agree on the FMV, the two (2) Appraisers shall appoint a third qualified, licensed real estate appraiser (the “Referee”) within seven (7) days. If the Appraisers are unable to agree upon the selection of the Referee, then the Referee shall be selected within ten (10) days thereafter from among the San Diego Regional Offices Chapter’s panel of qualified Real Estate Industry Arbitrators of the American Arbitrator Association (the “Association”) pursuant to the Real Estate Industry Arbitration rules of the Association. The Referee shall, within thirty (30) days after appointment, render the Referee’s decision as to the FMV, which opinion shall be strictly limited to choosing one of the two determinations made by the Appraisers. The decision by the Referee shall be binding upon Landlord and Tenant, and each shall pay for its own appraisal. The cost of the Referee shall be shared equally by Landlord and Tenant. In determining FMV, Landlord, Tenant and, if applicable, the Appraisers and Referee shall each take into account all relevant factors, including, without limitation, (a) the size of the Premises and length of the Option Term, (b) rent in comparable buildings in the relevant competitive market, including concessions offered to new tenants, including without limitation free rent, tenant improvement allowances, and moving allowances, (c) Tenant’s creditworthiness and (d) the quality and location of the Building and the Project. Base Rent during the Option Term shall be increased on each annual anniversary of the Option Term commencement date by two and one-half percent (2.5%).
     40.2. The Option is not assignable separate and apart from this Lease.
     40.3. The Option is conditional upon Tenant giving Landlord written notice of its election to exercise the Option at least nine (9) months prior to the end of the expiration of the then-current Term. Time shall be of the essence as to Tenant’s exercise of the Option. Tenant assumes full responsibility for maintaining a record of the deadlines to exercise the Option. Landlord shall in no way be obligated to accept any attempt by Tenant to exercise the Option beyond the date provided in this Section.

     40.4. The Option is conditional upon Tenant simultaneously exercising its option to extend the lease term under the Sorrento Plaza Lease.
     40.5. Notwithstanding anything contained in this Article to the contrary, Tenant shall not have the right to exercise the Option:
          (a) During the time commencing from the date Landlord delivers to Tenant a written notice that Tenant is in default under any provisions of this Lease and continuing until Tenant has cured the specified default to Landlord’s reasonable satisfaction;
          (b) At any time after any Default as described in Article 30 of the Lease (provided, however, that, for purposes of this Subsection 40.5(b), Landlord shall not be required to provide Tenant with notice of such Default other than pursuant to Section 30.4(c)) and continuing until Tenant cures any such Default, if such Default is susceptible to being cured; or
          (c) In the event that Tenant has defaulted in the performance of its obligations under this Lease three (3) or more times and a service or late charge has become payable under Section 30.1 for each of such defaults during the twelve (12)-month period immediately prior to the date that Tenant intends to exercise the Option, whether or not Tenant has cured such defaults.
     40.6. The period of time within which Tenant may exercise the Option shall not be extended or enlarged by reason of Tenant’s inability to exercise such Option because of the provisions of Section 40.5.
     40.7. All of Tenant’s rights under the provisions of the Option shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Option if, after such exercise, but prior to the commencement date of the new term, (a) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of twenty (20) days after written notice from Landlord to Tenant, (b) Tenant fails to commence to cure a default (other than a monetary default) within thirty (30) days after the date Landlord gives notice to Tenant of such default or (c) Tenant has defaulted under this Lease three (3) or more times and a service or late charge under Section 30.1 has become payable for any such default, whether or not Tenant has cured such defaults.
41. Relocation Option.
     41.1. Prior to expiration of the initial Term expiring on January 14, 2018, Tenant shall have the option (the “Relocation Option”) to request to relocate from the Premises to another property owned by Landlord or any of its affiliates (the “New Premises”), subject to the following terms and conditions:
          (a) Tenant shall exercise its Relocation Option by providing Landlord with at least nine (9) months prior written notice of its election to exercise the Relocation Option; and
          (b) The rentable area of the New Premises shall be equal to or greater than sixty thousand (60,000) square feet in the aggregate, taking into account the space in the

Building and in the buildings located at 11404 and 11408 Sorrento Valley Road, San Diego, California, to the extent the same will comprise the New Premises.
     41.2. In the event Tenant exercises the Relocation Option in accordance with Section 41.1, Landlord and Tenant shall negotiate in good faith to determine the base rent for the New Premises and other terms and conditions of Tenant’s occupancy of the New Premises.
     41.3. In the event Landlord and Tenant fully execute a lease for the New Premises, Landlord shall pay all reasonable third-party costs incurred by Tenant in connection with such relocation. In such an event, this Lease shall terminate as of the later of (a) the date Tenant surrenders the Premises to Landlord in the condition required by the Lease upon termination and (b) the commencement date of the lease with respect to the New Premises.
42. Lease Guaranty. Tenant shall cause the Guaranty of Lease in the form attached hereto as Exhibit D (the “Guaranty”) to be (a) executed and delivered to Landlord by the lease guarantor identified in Section 2.11 (the “Lease Guarantor”) on or before the Execution Date and (b) maintained during the Term. Tenant shall have the right to request that Landlord approve a replacement Lease Guarantor at any time during the Term, which approval shall be in Landlord’s sole discretion. If Landlord approves of such replacement, then such replacement shall execute and deliver to Landlord the a new Guaranty and the original Lease Guarantor shall be released from any further liability under the Guaranty of Lease other than with respect to claims or demands that arose prior to the effective date of such replacement Guaranty.
43. Tenant’s Rooftop Equipment.
     43.1. Subject to Landlord’s approval, Tenant may use portions of the Building rooftop to operate, maintain, repair and replace rooftop antennae, mechanical equipment, communications antennas and other equipment installed by Tenant in accordance with this Article (“Tenant’s Rooftop Equipment”). Tenant’s Rooftop Equipment shall be only for Tenant’s use of the Premises for the Permitted Use.
     43.2. Tenant shall install Tenant’s Rooftop Equipment at its sole cost and expense, at such times and in such manner as Landlord may reasonably designate, and in accordance with this Article and the applicable provisions of this Lease regarding Alterations. Tenant’s Rooftop Equipment and the installation thereof shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld. Among other reasons, Landlord may withhold approval if the installation or operation of Tenant’s Rooftop Equipment could reasonably be expected to damage the structural integrity of the Building or to transmit vibrations or noise or cause other adverse effects beyond the Premises to an extent not customary in first class laboratory Buildings, unless Tenant implements measures that are acceptable to Landlord in its reasonable discretion to avoid any such damage or transmission.
     43.3. Tenant shall comply with any roof or roof-related warranties. Tenant shall obtain a letter from Landlord’s roofing contractor within thirty (30) days after completion of any Tenant work on the rooftop stating that such work did not affect any such warranties. Tenant, at its sole cost and expense, shall inspect the Tenant’s Rooftop Equipment at least annually, and correct any loose bolts, fittings or other appurtenances and repair any damage to the roof caused by the installation or operation of Tenant’s Rooftop Equipment. Tenant shall not permit the installation, maintenance or operation of Tenant’s Rooftop Equipment to violate any Applicable Laws or constitute a nuisance. Tenant shall pay Landlord within thirty (30) days after demand (a) all applicable taxes, charges, fees or impositions imposed on Landlord by Governmental Authorities as the result of Tenant’s use of Tenant’s Rooftop Equipment and (b) the amount of any increase in Landlord’s insurance premiums as a result of the installation of Tenant’s Rooftop Equipment. Upon Tenant’s written request to Landlord, Landlord shall use commercially reasonable efforts to cause other tenants to remedy any interference in the operation of Tenant’s Rooftop Equipment caused by any such tenants’ equipment installed after the applicable piece of Tenant’s Rooftop Equipment; provided, however, that Landlord shall not be required to request that such tenants waive their rights under their respective leases.
     43.4. If Tenant’s Equipment (a) causes physical damage to the structural integrity of the Building, (b) interferes with any telecommunications, mechanical or other systems located at or near or servicing the Building or the Project that were installed prior to the installation of Tenant’s Rooftop Equipment, (c) interferes with any other service provided to other tenants in the Building or the Project by rooftop or penthouse installations that were installed prior to the installation of Tenant’s Rooftop Equipment or (d) interferes with any other tenants’ business, in each case in excess of that permissible under Federal Communications Commission regulations, then Tenant shall cooperate with Landlord to determine the source of the damage or interference and promptly repair such damage and eliminate such interference, in each case at Tenant’s sole cost and expense, within ten (10) days after receipt of notice of such damage or interference (which notice may be oral; provided that Landlord also delivers to Tenant written notice of such damage or interference within twenty-four (24) hours after providing oral notice).
     43.5. Landlord reserves the right to cause Tenant to relocate Tenant’s Rooftop Equipment to comparably functional space on the roof or in the penthouse of the Building by giving Tenant prior written notice thereof. Landlord agrees to pay the reasonable costs thereof. Tenant shall arrange for the relocation of Tenant’s Rooftop Equipment within sixty (60) days after receipt of Landlord’s notification of such relocation. In the event Tenant fails to arrange for relocation within such sixty (60)-day period, Landlord shall have the right to arrange for the relocation of Tenant’s Rooftop Equipment in a manner that does not unnecessarily interrupt or interfere with Tenant’s use of the Premises for the Permitted Use.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:

BMR-11388 SORRENTO VALLEY ROAD LLC, a Delaware limited liability company

By: Name:	/s/ Kevin M. Simonsen Kevin M. Simonsen
Title:	VP, Real Estate Counsel

TENANT:

HALOZYME, INC., a California corporation

By: Name:	/s/ Kurt Gustafson Kurt Gustafson
Title:	Vice President, Secretary and Chief Financial Officer

EXHIBIT A
PREMISES

A-1

NOT A PART
SHIPPING/ RECEIVING
SHIPPING/ RECEIVING
SDGE ROOM
TELE. RM.
ANIMAL RM. # 4
ANIMAL RM. # 1
ANIMAL RM. # 2
ANIMAL RM. # 3
SCID ROOM
SCID ROOM
CORRIDOR
WASH ROOM
LOBBY
HALLWAY
PROCEDURE ROOM
TOILET ROOM
SHOWER
CORRIDOR
CORRIDOR
OPEN OFFICE AREA
OPEN OFFICE AREA
OFFICE
OFFICE
OFFICE
RCPT'N.
OFFICE
OFFICE
OFFICE
OFFICE
LOBBY
ELEVATOR MACHINE ROOM
VESTIBULE

EXISTING FIRST FLOOR PLAN

NOTE:
THIS DRAWING IS FOR LEASE EXHIBIT PURPOSES ONLY. DESIGNERS AND CONTRACTORS SHALL FIELD VERIFY ALL CONDITIONS AND DIMENSIONS PRIOR TO PROVIDING SERVICES.

PLANS PREPARED FOR:
COLLINS DEVELOPMENT COMPANY
SAN DIEGO, CA

EXISTING FIRST FLOOR PLAN
11388 SORRENTO VALLEY ROAD

SHEET NO. 5-1

OFFICE
LAB
EQUIP. ROOM
TISSUE CULTURE
COLD ROOM
ELEC. ROOM
TECH.
CORRIDOR
GAS/LAB SUPPLIES
DARK ROOM
WAITING
TEL./LT. ROOM
HALLWAY
LIBRARY
CEO COMP.
CEO OFFICE
OPEN OFFICE AREA
LOBBY
BOARD ROOM
COPY/FAX/MAIL ROOM
FILE ROOM
BREAK ROOM

EXISTING SECOND FLOOR PLAN (1)

NOTE:
THIS DRAWING IS FOR LEASE EXHIBIT PURPOSES ONLY. DESIGNERS AND CONTRACTORS SHALL FIELD VERIFY ALL CONDITIONS AND DIMENSIONS PRIOR TO PROVIDING SERVICES.

PLANS PREPARED FOR:
COLLINS DEVELOPMENT COMPANY

EXISTING SECOND FLOOR PLAN

SORRENTO VALLEY ROAD

SHEET NO. E-2

BECKMAN / SORRENTO VALLEY LABORATORY / OFFICE BUILDING

11388 SORRENTO VALLEY RD.
SAN DIEGO, CA 92121

FOUNDATION/STEEL PACKAGE

ARCHITECT:	McGRAW/BALDWIN ARCHITECTS
CIVIL ENGINEER:	BDS ENGINEERING, INC.
STRUCTURAL ENGINEER:	HOPE ENGINEERING

VICINITY MAP

SITE

PROJECT DATA

PROJECT DATA

UTILITY YARD
REFER TO PLAN FILE
PROPOSED 35,940 Sq. Ft.
Existing Fire Hydrant

Coastal Development Permit No. 98-0670

1 SITE PLAN / FIRE ACCESS PLAN

NORTH

DRAWING INDEX

Beckman/Sorrento Valley
Laboratory/Office Building
McGraw/Baldwin Architects
Architecture Planning Interiors

TITLE SHEET AND SITE PLAN / FIRE ACCESS PLAN

T1.0

Foundation / Steel - Permitted

EXHIBIT B-1
TENANT WORK LETTER
     This Tenant Work Letter (this “Tenant Work Letter”) is made and entered into as of the 10th day of June, 2011, by and between BMR-11388 SORRENTO VALLEY ROAD LLC, a Delaware limited liability company (“Landlord”), and HALOZYME, INC., a California corporation (“Tenant”), and is attached to and made a part of that certain Lease dated as of June 10, 2011 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”), by and between Landlord and Tenant for the Premises located at 11388 Sorrento Valley Road, San Diego, California. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.
1. General Requirements.
     1.1. Authorized Representatives.
          (a) Landlord designates, as Landlord’s authorized representative (“Landlord’s Authorized Representative”), (a) Federico Mina as the person authorized to initial plans, drawings and approvals pursuant to this Tenant Work Letter and (b) John Bonanno as the person authorized to initial plans, drawings, approvals and to sign change orders pursuant to this Tenant Work Letter and any amendments to this Tenant Work Letter or the Lease. Tenant shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by the appropriate Landlord’s Authorized Representative. Landlord may change either Landlord’s Authorized Representative upon one (1) business day’s prior written notice to Tenant.
          (b) Tenant designates Kevin Maxson (“Tenant’s Authorized Representative”) as the person authorized to initial and sign all plans, drawings, change orders and approvals pursuant to this Tenant Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by Tenant’s Authorized Representative. Tenant may change Tenant’s Authorized Representative upon one (1) business day’s prior written notice to Landlord.
     1.2. Schedule. The schedule for design and development of the Tenant Improvements, including the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with a schedule to be prepared by Tenant (the “Schedule”). Tenant shall prepare the Schedule so that it is a reasonable schedule for the completion of the Tenant Improvements. As soon as the Schedule is completed, Tenant shall deliver the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Such Schedule shall be approved or disapproved by Landlord within ten (10) business days after delivery to Landlord. Landlord’s failure to respond within such ten (10) business day period shall be deemed approval by Landlord. If Landlord disapproves the Schedule, then Landlord shall notify Tenant in writing of its objections to such Schedule, and the parties shall confer and negotiate in good faith to reach agreement on the Schedule. Landlord acknowledges that Tenant’s obligation to commence paying Rent under the Lease is not dependent upon the completion of the Tenant Improvements, and accordingly, Landlord agrees to accept any reasonable schedule proposed by Tenant and any reasonable adjustments to the timeline reflected in the Schedule. The Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as provided in this Tenant Work Letter.
     1.3. Tenant’s Architects, Contractors and Consultants. The architect, engineering consultants, design team, general contractor and subcontractors responsible for the construction of the Tenant Improvements shall be selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold, condition or delay. Landlord may refuse to use any architects, consultants, contractors, subcontractors or material suppliers that Landlord reasonably believes could cause labor disharmony. All Tenant contracts related to the Tenant Improvements shall provide that Tenant may assign such contracts to Landlord and Landlord’s tenants at any time.
2. Tenant Improvements. Except for any Tenant Improvements that Tenant elects for Landlord to perform pursuant to Article 4 of the Lease, all Tenant Improvements shall be performed by Tenant’s contractor, at Tenant’s sole cost and expense (subject to Landlord’s obligations with respect to any portion of the TI Allowance) and in accordance with the Approved Plans (as defined below), the Lease and this Tenant Work Letter. To the extent that the total projected cost of the Tenant Improvements (as reasonably projected by Landlord) exceeds the TI Allowance (such excess, the “Excess TI Costs”), Tenant shall pay the costs of the Tenant Improvements on a pari passu basis with Landlord as such costs become due, in the proportion of Excess TI Costs payable by Tenant to the TI Allowance payable by Landlord. If Tenant fails to pay, or is late in paying, any sum due to Landlord under this Tenant Work Letter, then Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including the right to interest), and for purposes of any litigation instituted with regard to such amounts the same shall be considered Rent. All material and equipment furnished by Tenant or its contractors as the Tenant Improvements shall be new or “like new;” the Tenant Improvements shall be performed in a first-class, workmanlike manner; and the quality of the Tenant Improvements shall be of a nature and character not less than the Building Standard. Tenant shall take, and shall cause its contractors to take, commercially reasonable steps to protect the Premises during the performance of any Tenant Improvements, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage.
     2.1. Work Plans. Tenant shall prepare and submit to Landlord for approval schematics covering the Tenant Improvements prepared in conformity with the applicable provisions of this Tenant Work Letter (the “Draft Schematic Plans”). The Draft Schematic Plans shall contain sufficient information and detail to accurately describe the proposed design to Landlord and such other information as Landlord may reasonably request. Landlord shall notify Tenant in writing within seven (7) days after receipt of the Draft Schematic Plans whether Landlord approves or objects to the Draft Schematic Plans and of the manner, if any, in which the Draft Schematic Plans are unacceptable. Landlord’s failure to respond within such seven (7) day period shall be deemed approval by Landlord. If Landlord reasonably objects to the Draft Schematic Plans, then Tenant shall revise the Draft Schematic Plans and cause Landlord’s objections to be remedied in the revised Draft Schematic Plans. Tenant shall then resubmit the revised Draft Schematic Plans to Landlord for approval, such approval not to be unreasonably withheld, conditioned or delayed. Landlord’s approval of or objection to revised Draft Schematic Plans and Tenant’s correction of the same shall be in accordance with this Section until Landlord has approved the Draft Schematic Plans in writing or been deemed to have approved them. The iteration of the Draft Schematic Plans that is approved or deemed approved by Landlord without objection shall be referred to herein as the “Approved Schematic Plans.”
     2.2. Construction Plans. Tenant shall prepare final plans and specifications for the Tenant Improvements that (a) are consistent with and are logical evolutions of the Approved Schematic Plans and (b) incorporate any other Tenant-requested (and Landlord-approved) Changes (as defined below). As soon as such final plans and specifications (“Construction Plans”) are completed, Tenant shall deliver the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Such Construction Plans shall be approved or disapproved by Landlord within seven (7) days after delivery to Landlord. Landlord’s failure to respond within such seven (7) day period shall be deemed approval by Landlord. If the Construction Plans are disapproved by Landlord, then Landlord shall notify Tenant in writing of its objections to such Construction Plans, and the parties shall confer and negotiate in good faith to reach agreement on the Construction Plans. Promptly after the Construction Plans are approved by Landlord and Tenant, two (2) copies of such Construction Plans shall be initialed and dated by Landlord and Tenant, and Tenant shall promptly submit such Construction Plans to all appropriate Governmental Authorities for approval. The Construction Plans so approved, and all change orders specifically permitted by this Tenant Work Letter, are referred to herein as the “Approved Plans.”
     2.3. Changes to the Tenant Improvements. Any changes to the Approved Plans (each, a “Change”) shall be requested and instituted in accordance with the provisions of this Article 2 and shall be subject to the written approval of the non-requesting party in accordance with this Tenant Work Letter.
          (a) Change Request. Either Landlord or Tenant may request Changes after Landlord approves the Approved Plans by notifying the other party thereof in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any requested Changes, including (a) the Change, (b) the party required to perform the Change and (c) any modification of the Approved Plans and the Schedule, as applicable, necessitated by the Change. If the nature of a Change requires revisions to the Approved Plans, then the requesting party shall be solely responsible for the cost and expense of such revisions and any increases in the cost of the Tenant Improvements as a result of such Change; provided, however, if Tenant requests the Change, the cost thereof will be covered by the TI Allowance to the extent of availability therefor. Change Requests shall be signed by the requesting party’s Authorized Representative.
          (b) Approval of Changes. All Change Requests shall be subject to the other party’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. The non-requesting party shall have five (5) business days after receipt of a Change Request to notify the requesting party in writing of the non-requesting party’s decision either to approve or object to the Change Request. The non-requesting party’s failure to respond within such five (5) business day period shall be deemed approval by the non-requesting party.
     2.4. Preparation of Estimates. Tenant shall, before proceeding with any Change, using its good faith, diligent efforts, prepare as soon as is reasonably practicable (but in no event more than five (5) business days after delivering a Change Request to Landlord or receipt of a Change Request) an estimate of the increased costs or savings that would result from such Change, as well as an estimate on such Change’s effects on the Schedule. Landlord shall have five (5) business days after receipt of such information from Tenant to (a) in the case of a Tenant-initiated Change Request, approve or reject such Change Request in writing, or (b) in the case of a Landlord-initiated Change Request, notify Tenant in writing of Landlord’s decision either to proceed with or abandon the Landlord-initiated Change Request.
3. Completion of Tenant Improvements. Tenant, at its sole cost and expense (except for the TI Allowance), shall perform and complete the Tenant Improvements in all respects (a) in substantial conformance with the Approved Plans, (b) otherwise in compliance with provisions of the Lease and this Tenant Work Letter and (c) in accordance with Applicable Laws, the requirements of Tenant’s insurance carriers, the requirements of Landlord’s insurance carriers (to the extent Landlord provides its insurance carriers’ requirements to Tenant) and the board of fire underwriters having jurisdiction over the Premises. The Tenant Improvements shall be deemed completed at such time as Tenant shall furnish to Landlord (v) evidence satisfactory to Landlord that (i) all Tenant Improvements have been completed and paid for in full (which shall be evidenced by the architect’s certificate of completion and the general contractor’s and each subcontractor’s and material supplier’s final unconditional waivers and releases of liens, each in a form acceptable to Landlord and complying with Applicable Laws), (ii) all Tenant Improvements have been accepted by Landlord, (iii) any and all liens related to the Tenant Improvements have either been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived by the party filing such lien and (iv) no security interests relating to the Tenant Improvements are outstanding, (w) all certifications and approvals with respect to the Tenant Improvements that may be required from any Governmental Authority and any board of fire underwriters or similar body for the use and occupancy of the Premises, (x) certificates of insurance required by the Lease to be purchased and maintained by Tenant, (y) an affidavit from Tenant’s architect certifying that all work performed in, on or about the Premises is in accordance with the Approved Plans and (z) for any Tenant Improvements that require a permit in accordance with applicable building code, complete drawing print sets and electronic CADD files on disc of all contract documents for work performed by their architect and engineers in relation to the Tenant Improvements.
4. Insurance.
     4.1. Property Insurance. At all times during the period beginning with commencement of construction of the Tenant Improvements and ending with final completion of the Tenant Improvements, Tenant shall maintain, or cause to be maintained (in addition to the insurance required of Tenant pursuant to the Lease), property insurance insuring Landlord and the Landlord Parties, as their interests may appear. Such policy shall, on a completed values basis for the full insurable value at all times, insure against loss or damage by fire, vandalism and malicious mischief and other such risks as are customarily covered by the so-called “broad form extended coverage endorsement” upon all Tenant Improvements and the general contractor’s and any subcontractors’ machinery, tools and equipment, all while each forms a part of, or is contained in, the Tenant Improvements or any temporary structures on the Premises, or is adjacent thereto; provided that, for the avoidance of doubt, insurance coverage with respect to the general contractor’s and any subcontractors’ machinery, tools and equipment shall be carried on a primary basis by such general contractor or the applicable subcontractor(s). Tenant agrees to pay any deductible, and Landlord is not responsible for any deductible, for a claim under such insurance. Said property insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord and the Landlord Parties, and shall name Landlord and its affiliates as loss payees as their interests may appear.
     4.2. Workers’ Compensation Insurance. At all times during the period of construction of the Tenant Improvements, Tenant shall, or shall cause its contractors or subcontractors to, maintain statutory workers’ compensation insurance as required by Applicable Laws.
5. Liability. Tenant assumes sole responsibility and liability for any and all injuries or the death of any persons, including Tenant’s contractors and subcontractors and their respective employees, agents and invitees, and for any and all damages to property caused by, resulting from or arising out of any act or omission on the part of Tenant, Tenant’s contractors or subcontractors, or their respective employees, agents and invitees in the prosecution of the Tenant Improvements. Tenant agrees to indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against all Claims due to, because of or arising out of any and all such injuries, death or damage, whether real or alleged, and Tenant and Tenant’s contractors and subcontractors shall assume and defend at their sole cost and expense all such Claims; provided, however, that nothing contained in this Tenant Work Letter shall be deemed to indemnify or otherwise hold Landlord harmless from or against liability caused by Landlord’s negligence or willful misconduct. Any deficiency in design or construction of the Tenant Improvements shall be solely the responsibility of Tenant, notwithstanding the fact that Landlord may have approved of the same in writing.
6. TI Allowance.
     6.1. Application of TI Allowance. Landlord shall contribute the TI Allowance toward the costs and expenses incurred in connection with the performance of the Tenant Improvements, in accordance with Article 4 of the Lease. If the entire TI Allowance is not applied toward or reserved for the costs of the Tenant Improvements, then Tenant shall not be entitled to a credit of such unused portion of the TI Allowance. If the entire Excess TI Costs advanced by Tenant to Landlord are not applied toward the costs of the Tenant Improvements, then Landlord shall promptly return such excess to Tenant following completion of the Tenant Improvements. Tenant may apply the TI Allowance for the payment of construction and other costs in accordance with the terms and provisions of the Lease.
     6.2. Approval of Budget for the Tenant Improvements. Notwithstanding anything to the contrary set forth elsewhere in this Tenant Work Letter or the Lease, Landlord shall not have any obligation to expend any portion of the TI Allowance until Landlord and Tenant shall have approved in writing the budget for the Tenant Improvements (the “Approved Budget”). Prior to Landlord’s approval of the Approved Budget, Tenant shall pay all of the costs and expenses incurred in connection with the Tenant Improvements as they become due. Landlord shall not be obligated to reimburse Tenant for costs or expenses relating to the Tenant Improvements that exceed the amount of the TI Allowance. Landlord shall not unreasonably withhold, condition or delay its approval of any budget for Tenant Improvements that is proposed by Tenant.

     6.3. Advance Requests. Upon submission by Tenant to Landlord of (a) a statement (an “Advance Request”) setting forth the total amount of the TI Allowance requested, (b) a summary of the Tenant Improvements performed using AIA standard form Application for Payment (G 702) executed by the general contractor and by the architect, (c) invoices from the general contractor, the architect, and any subcontractors, material suppliers and other parties requesting payment with respect to the amount of the TI Allowance then being requested, (d) unconditional lien releases from the general contractor and each subcontractor and material supplier (other than any subcontractors and material suppliers providing services or material costing less than One Thousand Dollars ($1,000) with respect to previous payments made by either Landlord or Tenant for the Tenant Improvements in a form acceptable to Landlord and complying with Applicable Laws and (e) conditional lien releases from the general contractor and each subcontractor and material supplier with respect to the Tenant Improvements performed that correspond to the Advance Request, each in a form acceptable to Landlord and complying with Applicable Laws, then Landlord shall, within twenty (20) days following receipt by Landlord of an Advance Request and the accompanying materials required by this Section, pay to the applicable contractors, subcontractors and material suppliers or to Tenant (for reimbursement for payments made by Tenant prior to Landlord’s approval of the Approved Budget to such contractors, subcontractors or material suppliers), as elected by Landlord, the amount of Tenant Improvement costs set forth in such Advance Request; provided, however, that Landlord shall not be obligated to make any payments under this Section until the budget for the Tenant Improvements is approved in accordance with Section 6.2 above, and any Advance Request under this Section shall be subject to the payment limits set forth in Section 6.2 above and Article 4 of the Lease.
7. Miscellaneous.
     7.1. Number; Headings. Where applicable in this Tenant Work Letter, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Tenant Work Letter are not a part of this Tenant Work Letter and shall have no effect upon the construction or interpretation of any part hereof.
     7.2. Attorneys’ Fees. If either party commences an action against the other party arising out of or in connection with this Tenant Work Letter, then the substantially prevailing party shall be entitled to have and recover from the other party reasonable attorneys’ fees, charges and disbursements and costs of suit.
     7.3. Time of Essence. Time is of the essence with respect to the performance of every provision of this Tenant Work Letter in which time of performance is a factor.
     7.4. Covenant and Condition. Each provision of this Tenant Work Letter performable by Tenant shall be deemed both a covenant and a condition.
     7.5. Withholding of Consent. Whenever consent or approval of either party is required, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth to the contrary.

     7.6. Invalidity. Any provision of this Tenant Work Letter that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Tenant Work Letter shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.
     7.7. Interpretation. The language in all parts of this Tenant Work Letter shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.
     7.8. Successors. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees. Nothing in this Section shall in any way alter the provisions of the Lease restricting assignment or subletting.
     7.9. Governing Law. This Tenant Work Letter shall be governed by, construed and enforced in accordance with the laws of the state in which the Premises are located, without regard to such state’s conflict of law principles.
     7.10. Power and Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Tenant Work Letter have the power, authority and legal capacity to sign this Tenant Work Letter on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf said individual or individuals have signed.
     7.11. Counterparts. This Tenant Work Letter may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.
     7.12. Amendments; Waiver. No provision of this Tenant Work Letter may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant. The waiver by Landlord of any breach by Tenant of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.
     7.13. Waiver of Jury Trial. To the extent permitted by Applicable Laws, the parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising out of or in any way connected with this Tenant Work Letter; the relationship between Landlord and Tenant; Tenant’s use or occupancy of the Premises; or any claim of injury or damage related to this Tenant Work Letter or the Premises.
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     IN WITNESS WHEREOF, Landlord and Tenant have executed this Tenant Work Letter to be effective on the date first above written.
LANDLORD:
BMR-11388 SORRENTO VALLEY ROAD LLC,
a Delaware limited liability company

By: Name:	/s/ Kevin M. Simonsen Kevin M. Simonsen
Title:	VP, Real Estate Counsel
TENANT:
HALOZYME, INC.,
a California corporation

By: Name:	/s/ Kurt Gustafson Kurt Gustafson
Title:	Vice President, Secretary and
Chief Financial Officer

EXHIBIT B-2
LANDLORD WORK LETTER
     This Landlord Work Letter (this “Landlord Work Letter”) is made and entered into as of the 10th day of June, 2011, by and between BMR-11388 SORRENTO VALLEY ROAD LLC, a Delaware limited liability company (“Landlord”), and HALOZYME, INC., a California corporation (“Tenant”), and is attached to and made a part of that certain Lease dated as of June 10, 2011 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”), by and between Landlord and Tenant for the Premises located at 11388 Sorrento Valley Road, San Diego, California. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.
1. General Requirements.
     1.1. Authorized Representatives.
          (a) Landlord designates, as Landlord’s authorized representative (“Landlord’s Authorized Representative”), (a) Federico Mina as the person authorized to initial plans, drawings and approvals pursuant to this Landlord Work Letter and (b) John Bonanno as the person authorized to initial plans, drawings, approvals and to sign change orders pursuant to this Landlord Work Letter and any amendments to this Landlord Work Letter or the Lease. Tenant shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by the appropriate Landlord’s Authorized Representative. Landlord may change either Landlord’s Authorized Representative upon one (1) business day’s prior written notice to Tenant.
          (b) Tenant designates Kevin Maxson (“Tenant’s Authorized Representative”) as the person authorized to initial and sign all plans, drawings, change orders and approvals pursuant to this Landlord Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by Tenant’s Authorized Representative. Tenant may change Tenant’s Authorized Representative upon one (1) business day’s prior written notice to Landlord.
     1.2. Schedule. The schedule for design and development of the Tenant Improvements, including the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with a schedule to be prepared by Landlord after consultation with Tenant (the “Schedule”). The Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as otherwise provided in this Landlord Work Letter.
     1.3. Landlord’s Architects, Contractors and Consultants. The architect, engineering consultants, design team, general contractor and subcontractors responsible for the construction of the Tenant Improvements shall be selected by Landlord.
2. Tenant Improvements. Subject to Landlord receiving prior written notice from Tenant (as set forth in Article 4 of the Lease), certain Tenant Improvements shall be performed by Landlord’s contractor, at Tenant’s sole cost and expense (subject to Landlord’s obligations with respect to any portion of the TI Allowance and in substantial accordance with the Approved Plans (as defined below), the Lease and this Landlord Work Letter. To the extent that the total projected cost of the Tenant Improvements (as reasonably projected by Landlord) exceeds the TI Allowance (such excess, the “Excess TI Costs”), Tenant shall pay the costs of the Tenant Improvements on a pari passu basis with Landlord as such costs become due, in the proportion of Excess TI Costs payable by Tenant to the TI Allowance. If Tenant fails to pay, or is late in paying, any sum due to Landlord under this Landlord Work Letter, then Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including the right to interest), and for purposes of any litigation instituted with regard to such amounts the same shall be considered Rent. All material and equipment furnished by Landlord or its contractors as the Tenant Improvements shall be new or “like new,” and the Tenant Improvements shall be performed in a first-class, workmanlike manner; and the quality of the Tenant Improvements shall be of a nature and character not less than the Building Standard.
     2.1. Work Plans. Landlord shall prepare and submit to Tenant for approval schematics covering the Tenant Improvements prepared in conformity with the applicable provisions of this Landlord Work Letter (the “Draft Schematic Plans”). The Draft Schematic Plans shall contain sufficient information and detail to accurately describe the proposed design to Tenant. Tenant shall notify Landlord in writing within seven (7) days after receipt of the Draft Schematic Plans whether Tenant approves or objects to the Draft Schematic Plans and of the manner, if any, in which the Draft Schematic Plans are unacceptable. Tenant’s failure to respond within such seven (7) day period shall be deemed approval by Tenant. If Tenant reasonably objects to the Draft Schematic Plans, then Landlord shall revise the Draft Schematic Plans and cause Tenant’s objections to be remedied in the revised Draft Schematic Plans. Landlord shall then resubmit the revised Draft Schematic Plans to Tenant for approval, such approval not to be unreasonably withheld, conditioned or delayed. Tenant’s approval of or objection to revised Draft Schematic Plans and Landlord’s correction of the same shall be in accordance with this Section until Tenant has approved the Draft Schematic Plans in writing or been deemed to have approved them. The iteration of the Draft Schematic Plans that is approved or deemed approved by Tenant without objection shall be referred to herein as the “Approved Schematic Plans.”
     2.2. Construction Plans. Landlord shall prepare final plans and specifications for the Tenant Improvements that (a) are consistent with and are logical evolutions of the Approved Schematic Plans and (b) incorporate any other Tenant-requested (and Landlord-approved) Changes (as defined below). As soon as such final plans and specifications (“Construction Plans”) are completed, Landlord shall deliver the same to Tenant for Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Such Construction Plans shall be approved or disapproved by Tenant within seven (7) days after delivery to Tenant. Tenant’s failure to respond within such seven (7) day period shall be deemed approval by Tenant. If the Construction Plans are disapproved by Tenant, then Tenant shall notify Landlord in writing of its reasonable objections to such Construction Plans, and the parties shall confer and negotiate in good faith to reach agreement on the Construction Plans. Promptly after the Construction Plans are approved by Landlord and Tenant, two (2) copies of such Construction Plans shall be initialed and dated by Landlord and Tenant, and Landlord shall promptly submit such Construction Plans to all appropriate Governmental Authorities for approval. The Construction Plans so approved, and all change orders specifically permitted by this Landlord Work Letter, are referred to herein as the “Approved Plans.”

     2.3. Changes to the Tenant Improvements. Any changes to the Approved Plans (each, a “Change”) shall be requested and instituted in accordance with the provisions of this Article 2 and shall be subject to the written approval of the non-requesting party in accordance with this Landlord Work Letter.
          (a) Change Request. Either Landlord or Tenant may request Changes after Tenant approves the Approved Plans by notifying the other party thereof in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any requested Changes, including (a) the Change, (b) the party required to perform the Change and (c) any modification of the Approved Plans and the Schedule, as applicable, necessitated by the Change. If the nature of a Change requires revisions to the Approved Plans, then the requesting party shall be solely responsible for the cost and expense of such revisions and any increases in the cost of the Tenant Improvements as a result of such Change. Change Requests shall be signed by the requesting party’s Authorized Representative.
          (b) Approval of Changes. All Change Requests shall be subject to the other party’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. The non-requesting party shall have five (5) business days after receipt of a Change Request to notify the requesting party in writing of the non-requesting party’s decision either to approve or object to the Change Request. The non-requesting party’s failure to respond within such five (5) business day period shall be deemed approval by the non-requesting party.
3. Requests for Consent. Except as otherwise provided in this Landlord Work Letter, Tenant shall respond to all requests for consents, approvals or directions made by Landlord pursuant to this Landlord Work Letter within five (5) days following Tenant’s receipt of such request. Tenant’s failure to respond within such five (5) day period shall be deemed approval by Tenant.
4. TI Allowance.
     4.1. Application of TI Allowance. Landlord shall contribute the TI Allowance toward the costs and expenses incurred in connection with the performance of the Tenant Improvements, in accordance with Article 4 of the Lease. If the entire TI Allowance is not applied toward or reserved for the costs of the Tenant Improvements, then Tenant shall not be entitled to a credit of such unused portion of the TI Allowance. If the entire Excess TI Costs advanced by Tenant to Landlord are not applied toward the costs of the Tenant Improvements, then Landlord shall promptly return such excess to Tenant following completion of the Tenant Improvements. Tenant may apply the TI Allowance for the payment of future construction and other costs in accordance with the terms and provisions of the Lease.
     4.2. Approval of Budget for the Tenant Improvements. Notwithstanding anything to the contrary set forth elsewhere in this Landlord Work Letter or the Lease, Landlord shall not have any obligation to expend any portion of the TI Allowance until Landlord and Tenant shall have approved in writing the budget for the Tenant Improvements (the “Approved Budget”). Landlord may not unreasonably withhold, condition or delay approval of the budget. Prior to Landlord’s approval of the Approved Budget, Tenant shall pay all of the costs and expenses incurred in connection with the Tenant Improvements as they become due. Tenant shall promptly reimburse Landlord for costs or expenses relating to the Tenant Improvements that exceed the amount of the TI Allowance.
5. Miscellaneous.
     5.1. Number; Headings. Where applicable in this Landlord Work Letter, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Landlord Work Letter are not a part of this Landlord Work Letter and shall have no effect upon the construction or interpretation of any part hereof.
     5.2. Attorneys’ Fees. If either party commences an action against the other party arising out of or in connection with this Landlord Work Letter, then the substantially prevailing party shall be entitled to have and recover from the other party reasonable attorneys’ fees, charges and disbursements and costs of suit.
     5.3. Time of Essence. Time is of the essence with respect to the performance of every provision of this Landlord Work Letter in which time of performance is a factor.
     5.4. Covenant and Condition. Each provision of this Landlord Work Letter performable by Tenant shall be deemed both a covenant and a condition.
     5.5. Withholding of Consent. Whenever consent or approval of either party is required, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth to the contrary.
     5.6. Invalidity. Any provision of this Landlord Work Letter that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Landlord Work Letter shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.
     5.7. Interpretation. The language in all parts of this Landlord Work Letter shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.
     5.8. Successors. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees. Nothing in this Section shall in any way alter the provisions of the Lease restricting assignment or subletting.
     5.9. Governing Law. This Landlord Work Letter shall be governed by, construed and enforced in accordance with the laws of the state in which the Premises are located, without regard to such state’s conflict of law principles.
     5.10. Power and Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Landlord Work Letter have the power, authority and legal capacity to sign this Landlord Work Letter on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf said individual or individuals have signed.
     5.11. Counterparts. This Landlord Work Letter may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.
     5.12. Amendments; Waiver. No provision of this Landlord Work Letter may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant. The waiver by Landlord of any breach by Tenant of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.
     5.13. Waiver of Jury Trial. To the extent permitted by Applicable Laws, the parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising out of or in any way connected with this Landlord Work Letter; the relationship between Landlord and Tenant; Tenant’s use or occupancy of the Premises; or any claim of injury or damage related to this Landlord Work Letter or the Premises.
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     IN WITNESS WHEREOF, Landlord and Tenant have executed this Landlord Work Letter to be effective on the date first above written.
LANDLORD:
BMR-11388 SORRENTO VALLEY ROAD LLC,
a Delaware limited liability company

By: Name:	/s/ Kevin M. Simonsen Kevin M. Simonsen
Title:	VP, Real Estate Counsel
TENANT:
HALOZYME, INC.,
a California corporation

By: Name:	/s/ Kurt Gustafson Kurt Gustafson
Title:	Vice President, Secretary and
Chief Financial Officer

EXHIBIT C
LANDLORD’S WORK
•	Upgrade the Johnson Controls building management system (“BMS”) front end and add HVAC equipment in the Building that is not currently connected to the BMS.

•	Perform full fire alarm system retrofit, including fire alarm panels, horns, strobes and other alarm devices, including wiring of devices.

•	Perform deferred maintenance repairs to the hot water boilers, including system pump replacements.

•	Add variable frequency drives to chilled water pumps, with possible replacement of one or more chilled water pumps, depending on age and condition.

•	Provide a water protection solution for and repairs to the exterior doors of the Premises.

C-1

EXHIBIT D
FORM OF GUARANTY OF LEASE
     THIS GUARANTY OF LEASE (“Guaranty”), dated as of June 10, 2011, is made and entered into by HALOZYME THERAPEUTICS, INC., a Delaware corporation (“Guarantor”).
RECITALS
A. This Guaranty is being executed and delivered by Guarantor as an essential inducement to that certain Amended and Restated Lease by and between BMR-11388 SORRENTO VALLEY ROAD LLC, a Delaware limited liability company (“Landlord”), and Halozyme, Inc., a California corporation (“Tenant”), dated as of June 10, 2011 (the “Lease”) for the premises consisting of approximately 27,575 square feet located at 11388 Sorrento Valley Road, San Diego, California 92121 (the “Premises”). All capitalized terms used in this Guaranty, unless specifically defined in this Guaranty, shall have the same meaning as such terms have in the Lease.
B. Guarantor is executing and delivering this Guaranty concurrently with Tenant’s execution and delivery of the Lease.
C. Unless otherwise defined in this Guaranty, all capitalized terms used in this Guaranty have the same definitions as are set forth in the lease.
AGREEMENT
     In consideration of the recitals (which are incorporated herein and made a part hereof), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees, covenants, represents and warrants as set forth below.
1. Guaranty. Guarantor hereby unconditionally guarantees the timely payment and performance of all rent, charges, and obligations of Tenant under the Lease and all other documents evidencing or securing the obligations under the Lease, including, without limitation, Tenant’s obligations to pay all Base Rent and Additional Rent and to perform all maintenance and indemnity obligations under the Lease (collectively, the “Guaranteed Obligations”). This Guaranty is an absolute guaranty of payment and performance and not of collection. This Guaranty will survive the termination of the Lease and will continue in full force and effect with respect to any of Tenant’s obligations under the Lease which are not fully performed upon the termination of the Lease.
2. Rights of Landlord. Guarantor authorizes Landlord to, at any time and from time to time, in Landlord’s discretion, (a) take and hold, and apply, any security for the Guaranteed Obligations; (b) accept additional or substituted security; (c) subordinate, compromise or release any security; (d) release Tenant or any other person from its liability for all or any part of the Guaranteed Obligations; (e) participate in any settlement offered by Tenant or any guarantor, whether in liquidation, reorganization, receivership, bankruptcy or otherwise; (f) release, substitute or add any one or more guarantors or endorsers; (g) assign this Guaranty or the

Guaranteed Obligations in whole or in part; or (h) modify, extend or amend the Guaranteed Obligations. Landlord may take any of the foregoing actions upon any terms and conditions as Landlord may elect, without giving notice to Guarantor or obtaining the consent of Guarantor and without affecting the liability of Guarantor to Landlord.
3. Independent Obligations. Guarantor’s obligations under this Guaranty are independent of those of Tenant or of any other guarantor. Landlord may bring a separate action against Guarantor without proceeding (either before, after or concurrently) against Tenant or any other guarantor or person or any security held by Landlord and without pursuing any other remedy. Landlord’s rights under this Guaranty shall not be exhausted by any action of Landlord until all of the Guaranteed Obligations have been fully performed.
4. Waiver of Defenses. Guarantor waives:
     4.1. Any right to require Landlord to proceed against Tenant or any other person or any security now or hereafter held by Landlord or to pursue any other remedy whatsoever, including, without limitation, any such right or any other right set forth in or arising out of Sections 2845, 2848, 2849, 2850, 2855 or 3433 of the California Civil Code.
     4.2. Any defense based upon any legal disability of Tenant or any guarantor, or any discharge or limitation of the liability of Tenant or any guarantor to Landlord, or any restraint or stay applicable to actions against Tenant or any other guarantor, whether such disability, discharge, limitation, restraint or stay is consensual, or by order of a court or other governmental authority, or arising by operation of law or any liquidation, reorganization, receivership, bankruptcy, insolvency or debtor-relief proceeding, or from any other cause.
     4.3. All setoffs, counterclaims, presentment, demand, protest or notice of any kind, except for any notice which may be expressly required by the provisions of this Guaranty.
     4.4. Any defense based upon the modification, renewal, extension or other alteration of the Guaranteed Obligations, or of the documents executed in connection therewith.
     4.5. Any defense based upon the negligence of Landlord, including, without limitation, the failure to file a claim in any bankruptcy of the Tenant or any guarantor.
     4.6. Any defense based upon a statute of limitations and any defense based upon Landlord’s delay in enforcing this Guaranty.
     4.7. All rights of subrogation, reimbursement, indemnity, all rights to enforce any remedy that Landlord may have against Tenant, and all rights to participate in any security held by Landlord for the Guaranteed Obligations, including, without limitation, any such right or any other right set forth in Sections 2845, 2848 or 2849 of the California Civil Code, until the Guaranteed Obligations have been paid and performed in full.
     4.8. Any defense based upon or arising out of any defense that the Tenant or any other person may have to the performance of any part of the Guaranteed Obligations other than Landlord’s prior material breach of any dependent covenant thereto.

     4.9. Any defense based upon the death, incapacity, lack of authority or termination of existence or revocation hereof by any person or entity or persons or entities, or the substitution of any party hereto.
     4.10. Any defense based upon or related to Guarantor’s lack of knowledge as to Tenant’s financial condition.
     4.11. Any defense based upon Section 2809 of the California Civil Code.
     4.12. Any and all rights to revoke this Guaranty in whole or in part, and all rights and benefits of Section 2815 of the California Civil Code.
     4.13. Any defense based upon any action taken or omitted by Landlord in any bankruptcy or other insolvency proceeding involving Tenant, including any election to have Landlord’s claim allowed as secured, partially secured or unsecured, any action taken by the Landlord in connection with a motion to assume, assign or reject the Lease, any extension of credit by the Landlord to the Tenant in any such proceeding, and the taking and holding by the Landlord of any security for any such extension of credit.
     4.14. Any right or defense that is or may become available to the Guarantor by reason of California Civil Code Sections 2787 to and including 2855, 2899 and 3433.
     4.15. All rights and defenses arising out of an election of remedies by Landlord, even though that election of remedies destroys or impairs Guarantor’s right of subrogation or reimbursement against Tenant.
5. Bankruptcy.
     5.1. Until all of the Guaranteed Obligations have been paid and performed in full, Guarantor shall not, without the prior written consent of Landlord, commence, or join with any other person in commencing, any bankruptcy, reorganization, or insolvency proceeding against Tenant. The obligations of Guarantor under this Guaranty shall not be altered, limited, or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation, or arrangement of Tenant, or by any defense Tenant may have by reason of any order, decree, or decision of any court or administrative body resulting from any such proceeding. No limitation upon or stay of the enforcement of any obligation of Tenant by virtue of any such proceeding shall limit or stay Landlord’s enforcement of Guarantor’s payment or performance of such obligation under this Guaranty. In furtherance of the foregoing, Guarantor agrees that if acceleration of the time for payment of any amount payable by Tenant under the Lease or in respect of the other Guaranteed Obligations is stayed for any reason, all such amounts which would be subject to acceleration shall nonetheless be deemed to be accelerated for purposes of this Guaranty and the full amount thereof shall be payable by Guarantor hereunder forthwith upon demand.
     5.2. Guarantor shall file in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law all claims that Guarantor may have against Tenant relating to any indebtedness of Tenant to Guarantor, and will upon request assign to Landlord all rights of Guarantor thereunder. In all such cases, whether in administration, bankruptcy, or otherwise, the person or persons authorized to pay such claim shall pay to Landlord the amount payable on such claim. Guarantor hereby assigns to Landlord all of the Guarantor’s rights to any such payments or distributions to which Guarantor would otherwise be entitled; provided, however, that Guarantor’s obligations hereunder shall not be satisfied except to the extent that Landlord receives cash by reason of any such payment or distribution. If Landlord receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.
6. Costs and Expenses. Guarantor agrees to pay, upon Landlord’s demand, Landlord’s reasonable out-of-pocket costs and expenses, including but not limited to attorneys’ fees, costs and disbursements, incurred in any effort to collect or enforce any of the Guaranteed Obligations or this Guaranty, regardless whether any lawsuit is filed, and in the representation of Landlord in any insolvency, bankruptcy, reorganization or similar proceeding relating to Tenant or Guarantor. Until paid to Landlord, such sums will bear interest from the date such costs and expenses are incurred at the rate set forth in the Lease for past due obligations. The obligations of the Guarantor under this Section shall include payment of all such costs and expenses incurred by Landlord in enforcing any judgments.
7. Reinstatement. The liability of Guarantor hereunder will be reinstated and revived, and the rights of Landlord will continue, with respect to any amount at any time paid on account of the Guaranteed Obligations which Landlord is thereafter required to restore or return or which is avoided in connection with the bankruptcy, insolvency or reorganization of Tenant or otherwise, all as though such amount had not been paid. The determination as to whether any such payment or performance must be restored or returned will be made by Landlord in its sole discretion; provided, however, that if Landlord chooses to contest any such matter, Guarantor agrees to indemnify, defend and hold harmless Landlord from all costs and expenses (including, without limitation, reasonable legal fees and disbursements) of such contest. Further, upon demand from Landlord, Guarantor will restore or return such payment or performance directly on Landlord’s behalf in furtherance of Guarantor’s obligations hereunder. Landlord will be under no obligation to return or deliver this Guaranty to Guarantor, notwithstanding the payment of the Guaranteed Obligations. If this Guaranty is nevertheless returned to Guarantor or is otherwise released, then the provisions of this Guaranty will survive such return or release, and the liability of Guarantor under this Guaranty will be reinstated and continued under the circumstances provided herein notwithstanding such return or release.
8. Subordination. Any indebtedness of Tenant to Guarantor now or hereafter existing shall be, and such indebtedness hereby is, deferred, postponed and subordinated to payment and performance of the Guaranteed Obligations. Any payment made to Guarantor by Tenant or any third party with respect to the indebtedness subordinated hereunder at any time when a Default exists under the Lease or while any Guaranteed Obligations are otherwise then payable or performable shall be held in trust by Guarantor for the benefit of Landlord and shall be turned over to Landlord immediately upon receipt thereof for application by Landlord against the Guaranteed Obligations. Any lien, charge or claim which Guarantor now has or hereafter may have on or to any real or personal property of Tenant (including without limitation any real property subject of the Lease, the personal property located thereon, any rights therein and related thereto, and the revenue or income realized therefrom) and any security for any loans, advances or other indebtedness of Tenant to Guarantor, shall be, and hereby is, subordinated to the payment and performance of the Guaranteed Obligations.
9. Representations and Warranties. Guarantor, and each of the persons or entities executing this Guaranty as Guarantor individually, makes the following representations and warranties, which are deemed to be continuing representations and warranties until payment and performance in full of the Guaranteed Obligations.
          9.1. Guarantor has all the requisite power and authority to execute, deliver and be legally bound by this Guaranty on the terms and conditions herein stated.
          9.2. Guarantor has all the requisite power and authority to transact any other business with Landlord as necessary to fulfill the terms of this Guaranty.
          9.3. This Guaranty constitutes the legal, valid and binding obligations of Guarantor enforceable against Guarantor in accordance with its terms.
          9.4. Neither the execution and delivery of this Guaranty nor the consummation of the transaction contemplated hereby will, with or without notice or lapse of time, (a) constitute a breach of any of the terms and provisions of any note, contract, document, agreement or undertaking, whether written or oral, to which Guarantor is a party or to which Guarantor’s property is subject; (b) accelerate or constitute any event entitling the holder of any indebtedness of Guarantor to accelerate the maturity of any such indebtedness; (c) conflict with or result in a breach of any writ, order, injunction or decree against Guarantor of any court or governmental agency or instrumentality; or (d) conflict with or be prohibited by any federal, state, local or other governmental law, statute, rule or regulation.
          9.5. No consent of any other person not heretofore obtained and no consent, approval or authorization of any person or entity is required in connection with the valid execution, delivery or performance by Guarantor of this Guaranty.
          9.6. Guarantor will receive substantial and material benefits from the leasing of the Premises to Tenant and the consideration received by Guarantor for this Guaranty is sufficient in all respects. Guarantor is executing and delivering this Guaranty concurrently with Tenant’s execution and delivery of the Lease.
          9.7. Guarantor presently has and will at all times maintain sufficient assets and tangible net worth to timely pay and perform all of the Guaranteed Obligations, and Guarantor will not take any action nor participate in any transaction which would materially impair Guarantor’s ability to so pay and perform the Guaranteed Obligations.
          9.8. Neither this Guaranty nor any other statement furnished by Guarantor to Landlord in connection with the transactions contemplated hereby (including, without limitation, any financial statements or other business information) contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein true and not misleading.

10. Joint and Several Liability. The obligations, waivers, promises, representations and warranties set forth herein are the joint and several undertakings of each of the persons or entities executing this Guaranty as a Guarantor and of any other guarantors or other persons or entities obligated from time to time with respect to the Guaranteed Obligations. Landlord may proceed hereunder against any one or more of said persons or entities without waiving its rights to proceed against any of the others. Any married person who executes this Guaranty agrees that recourse may be had against his or her separate and community property.
11. Inducement; No Assignment. Guarantor acknowledges that the undertakings given in this Guaranty are given in consideration of Landlord’s entering into the Lease and that Landlord would not enter into the Lease but for the execution and delivery of this Guaranty. Guarantor’s obligations hereunder are personal to Guarantor and Guarantor may not assign or delegate any of its obligations under this Guaranty without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole, absolute and arbitrary discretion.
12. Guarantor Information. Guarantor will promptly supply such financial statements and business information regarding Guarantor as may reasonably be requested from time to time by Landlord or any lender or prospective purchaser of Landlord for the purpose of evaluating the creditworthiness of Guarantor and Guarantor’s ability to perform its obligations under this Guaranty. Notwithstanding the foregoing, for so long as Guarantor is a publicly traded company, Guarantor’s obligations hereunder shall be satisfied by the financial information disclosed in its publicly available 1OK and 1OQ reports.
13. Tenant’s Financial Condition. Guarantor is relying upon its own knowledge and has made such investigation as Guarantor has deemed necessary with respect to Tenant’s financial condition. Guarantor assumes full responsibility for keeping fully informed of the financial condition of Tenant and all other circumstances affecting Tenant’s ability to pay and perform its obligations under the Lease, and agrees that Landlord will have no duty to report to Guarantor any information which Landlord receives about Tenant’s financial condition or any circumstances bearing on Tenant’s ability to perform. Guarantor agrees that Landlord has made no representations or assurances regarding Tenant’s financial condition or Tenant’s ability to pay and perform Tenant’s obligations under the Lease.
14. Default. The occurrence of any one or more of the following events shall, at the election of Landlord, be deemed an event of default under this Guaranty: (a) Guarantor fails to pay any monetary Guaranteed Obligation within five days after demand from Landlord; (b) Guarantor fails to perform any non-monetary Guaranteed Obligation within 15 days after demand therefor from Landlord (or, Guarantor is not able through the use of commercially reasonable efforts to perform such Guaranteed Obligation with a 15 day period, if Guarantor does not commence to perform such obligation within such 15 day period and diligently pursue such performance to completion within an additional 60 days after the expiration of the initial 15 day period); (c) Guarantor fails or neglects to perform, keep or observe any other term, provision, agreement or covenant contained in this Guaranty; (d) the commencement of any liquidation, reorganization, receivership, bankruptcy, assignment for the benefit of creditors or other similar proceeding by or against Guarantor; (e) if any representation or warranty made in this Guaranty shall be or become false in any material respect; or (f) the death, legal incapacity, dissolution or termination of the Guarantor. Upon the occurrence of an event of default under this Guaranty, at the option of Landlord, the Guaranteed Obligations shall be accelerated and shall all be due and payable and enforceable against Guarantor (regardless whether the Guaranteed Obligations are then due and payable under the Lease or otherwise) and Landlord may, in its sole discretion, in addition to any other right or remedy provided by law or at equity, all of which are cumulative and non-exclusive, proceed to suit against the Guarantor.
15. Transfer by Landlord. Landlord may sell, assign, or otherwise transfer its interest in the Premises, the Lease or this Guaranty at any time. If Landlord transfers (other than for collateral security purposes) the ownership of Landlord’s interest in the Lease, this Guaranty shall, unless landlord elects otherwise in writing, automatically apply in favor of the transferee with respect to all Guaranteed Obligations arising or accruing from and after the date of the transfer. In addition, this Guaranty shall remain in full force and effect in favor of the transferor with respect to all Guaranteed Obligations arising or accruing under the lease prior to the date of the transfer including, without limitation, all Guaranteed Obligations relating to Tenant’s indemnity and insurance obligations (and similar obligations) under the lease with respect to matters arising or accruing during the transferor’s period of ownership.
16. Severability. If any one or more of the covenants, provisions or terms of this Guaranty is, in any respect, held to be invalid, illegal or unenforceable for any reason, the remaining portion thereof and all other covenants, conditions, provisions, and terms of this Guaranty will not be affected by such holding, but will remain valid and in force to the fullest extent permitted by law.
17. Notices. All notices, demands and other communications with, to, from or upon the Guarantor and the landlord required or permitted hereunder shall be in writing, addressed to the parties at their respective addresses as follows: (a) with respect to Landlord, to the notice address(es) for Landlord under the lease; and (b) with respect to Guarantor, unless a separate notice address is specified on the signature page of this Guaranty, to Guarantor in care of Tenant at the notice address(es) for Tenant under the Lease; or (c) as to either, at such other address as shall be designated in a written notice to the other complying with the terms of this Section. All such communications shall be deemed effective upon the earliest of (i) actual delivery if delivered by personal delivery; (ii) four Business Days following deposit, first class postage prepaid, with the United States mail; (iii) if sent by certified postage prepaid mail, upon the earliest to occur of (A) four (4) business days following deposit thereof in the United States mail, or (B) receipt (or refusal to accept delivery); or (iv) on the next business day after deposit with an overnight air courier with request for next business day delivery.
18. Miscellaneous. No provision of this Guaranty or Landlord’s rights hereunder may be waived or modified nor can Guarantor be released from its obligations hereunder except by a writing executed by landlord. No such waiver shall be applicable except in the specific instance for which given. No delay or failure by landlord to exercise any right or remedy against Tenant or Guarantor will be construed as a waiver of that right or remedy. All remedies of landlord against Tenant and Guarantor are cumulative. This Guaranty shall be governed by and construed under the laws of the State of California. The provisions of this Guaranty will bind and benefit the heirs, executors, administrators, legal representatives, successors and assigns of Guarantor and landlord. The term “Tenant” will mean not only the Tenant named herein but also any other person or entity at any time occupying all or any portion of the Premises or assuming or otherwise becoming liable (other than as a guarantor) for all or any part of the Guaranteed

Obligations. This Guaranty constitutes the entire agreement between Guarantor and Landlord with respect to its subject matter, and supersedes all prior or contemporaneous agreements, representations and understandings. All headings in this Guaranty are for convenience only and shall be disregarded in construing the substantive provisions of this Guaranty.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Guaranty is executed as of the date first written above.
GUARANTOR:
HALOZYME THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Kurt Gustafson

Name:	Kurt Gustafson
Title:	VP, Secretary and Chief Financial Officer
Notice Address for Guarantor:
11388 Sorrento Valley Road
San Diego, California 92121
Attention: Chief Financial Officer

EXHIBIT E
FORM OF LETTER OF CREDIT
[On letterhead or L/C letterhead of Issuer.]
LETTER OF CREDIT
Date:                     , 200___

(the “Beneficiary”)

Attention:

L/C. No.:

Loan No. :

Ladies and Gentlemen:
     We establish in favor of Beneficiary our irrevocable and unconditional Letter of Credit numbered as identified above (the “L/C”) for an aggregate amount of $                    , expiring at __:00 p.m. on                      or, if such day is not a Banking Day, then the next succeeding Banking Day (such date, as extended from time to time, the “Expiry Date”). “Banking Day” means a weekday except a weekday when commercial banks in are                      authorized or required to close.
     We authorize Beneficiary to draw on us (the “Issuer”) for the account of                      (the “Account Party”), under the terms and conditions of this L/C.
     Funds under this L/C are available by presenting the following documentation (the “Drawing Documentation”): (a) the original L/C and (b) a sight draft substantially in the form of Attachment 1, with blanks filled in and bracketed items provided as appropriate. No other evidence of authority, certificate, or documentation is required.
     Drawing Documentation must be presented at Issuer’s office at                      on or before the Expiry Date by personal presentation, courier or messenger service, or fax. Presentation by fax shall be effective upon electronic confirmation of transmission as evidenced by a printed report from the sender’s fax machine. After any fax presentation, but not as a condition to its effectiveness, Beneficiary shall with reasonable promptness deliver the original Drawing Documentation by any other means. Issuer will on request issue a receipt for Drawing Documentation.
     We agree, irrevocably, and irrespective of any claim by any other person, to honor drafts drawn under and in conformity with this L/C, within the maximum amount of this L/C, presented to us on or before the Expiry Date, provided we also receive (on or before the Expiry Date) any other Drawing Documentation this L/C requires.

     We shall pay this L/C only from our own funds by check or wire transfer, in compliance with the Drawing Documentation.
     If Beneficiary presents proper Drawing Documentation to us on or before the Expiry Date, then we shall pay under this L/C at or before the following time (the “Payment Deadline”): (a) if presentment is made at or before noon of any Banking Day, then the close of such Banking Day; and (b) otherwise, the close of the next Banking Day. We waive any right to delay payment beyond the Payment Deadline. If we determine that Drawing Documentation is not proper, then we shall so advise Beneficiary in writing, specifying all grounds for our determination, within one Banking Day after the Payment Deadline.
     Partial drawings are permitted. This L/C shall, except to the extent reduced thereby, survive any partial drawings.
     We shall have no duty or right to inquire into the validity of or basis for any draw under this L/C or any Drawing Documentation. We waive any defense based on fraud or any claim of fraud.
     The Expiry Date shall automatically be extended by one year (but never beyond                      (the “Outside Date”)) unless, on or before the date 90 days before any Expiry Date, we have given Beneficiary notice that the Expiry Date shall not be so extended (a “Nonrenewal Notice”). We shall promptly upon request confirm any extension of the Expiry Date under the preceding sentence by issuing an amendment to this L/C, but such an amendment is not required for the extension to be effective. We need not give any notice of the Outside Date.
     Beneficiary may from time to time without charge transfer this L/C, in whole but not in part, to any transferee (the “Transferee”). Issuer shall look solely to Account Party for payment of any fee for any transfer of this L/C. Such payment is not a condition to any such transfer. Beneficiary or Transferee shall consummate such transfer by delivering to Issuer the original of this L/C and a Transfer Notice substantially in the form of Attachment 2, purportedly signed by Beneficiary, and designating Transferee. Issuer shall promptly reissue or amend this L/C in favor of Transferee as Beneficiary. Upon any transfer, all references to Beneficiary shall automatically refer to Transferee, who may then exercise all rights of Beneficiary. Issuer expressly consents to any transfers made from time to time in compliance with this paragraph.
     Any notice to Beneficiary shall be in writing and delivered by hand with receipt acknowledged or by overnight delivery service such as FedEx (with proof of delivery) at the above address, or such other address as Beneficiary may specify by written notice to Issuer. A copy of any such notice shall also be delivered, as a condition to the effectiveness of such notice, to:                      (or such replacement as Beneficiary designates from time to time by written notice).
     No amendment that adversely affects Beneficiary shall be effective without Beneficiary’s written consent.
     This L/C is subject to and incorporates by reference: (a) the International Standby Practices 98 (“ISP 98”); and (b) to the extent not inconsistent with ISP 98, Article 5 of the Uniform Commercial Code of the State of New York.

Very truly yours,
[Issuer Signature]

ATTACHMENT 1 TO EXHIBIT E
FORM OF SIGHT DRAFT
[Beneficiary Letterhead]
TO:
[Name and Address of Issuer]
SIGHT DRAFT
AT SIGHT, pay to the Order of                       , the sum of                       United States Dollars ($                      ). Drawn under [Issuer] Letter of Credit No.                      dated                     .
[Issuer is hereby directed to pay the proceeds of this Sight Draft solely to the following account:                                         .]
[Name and signature block, with signature or purported signature of Beneficiary]
Date:

E-1-1

ATTACHMENT 2 TO EXHIBIT E
FORM OF TRANSFER NOTICE
[Beneficiary Letterhead]
TO:
[Name and Address of Issuer] (the “Issuer”)
TRANSFER NOTICE
By signing below, the undersigned, Beneficiary (the “Beneficiary”) under Issuer’s Letter of Credit No.                      dated                      (the “L/C”), transfers the L/C to the following transferee (the “Transferee”):
[Transferee Name and Address]
The original L/C is enclosed. Beneficiary directs Issuer to reissue or amend the L/C in favor of Transferee as Beneficiary. Beneficiary represents and warrants that Beneficiary has not transferred, assigned, or encumbered the L/C or any interest in the L/C, which transfer, assignment, or encumbrance remains in effect.
[Name and signature block, with signature or purported signature of Beneficiary]
Date:

E-2-1

EXHIBIT F
RULES AND REGULATIONS
     NOTHING IN THESE RULES AND REGULATIONS (“RULES AND REGULATIONS”) SHALL SUPPLANT ANY PROVISION OF THE LEASE. IN THE EVENT OF A CONFLICT OR INCONSISTENCY BETWEEN THESE RULES AND REGULATIONS AND THE LEASE, THE LEASE SHALL PREVAIL.
1. Neither Tenant nor Tenant’s employees, agents, contractors or invitees shall encumber or obstruct the common entrances, lobbies, elevators, sidewalks and stairways of the Building(s) or the Project or use them for any purposes other than ingress or egress to and from the Building(s) or the Project.
2. Except as specifically provided in the Lease, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Premises or the Building(s) without Landlord’s prior written consent. Landlord shall have the right to remove, at Tenant’s sole cost and expense and without notice, any sign installed or displayed in violation of this rule.
3. If Landlord objects in writing to any curtains, blinds, shades, screens, hanging plants or other objects attached to or used in connection with any window or door of the Premises or placed on any windowsill, and (a) such window, door or windowsill is visible from the exterior of the Premises and (b) such curtain, blind, shade, screen, hanging plant or other object is not included in plans approved by Landlord, then Tenant shall promptly remove said curtains, blinds, shades, screens, hanging plants or similar objects at its sole cost and expense.
4. No deliveries shall be made that impede or interfere with other tenants in or the operation of the Project.
5. Tenant shall not place a load upon any floor of the Premises that exceeds the load per square foot that (a) such floor was designed to carry or (b) is allowed by Applicable Laws. Fixtures and equipment that cause noises or vibrations that may be transmitted to the structure of the Building(s) to such a degree as to be objectionable to other tenants shall be placed and maintained by Tenant, at Tenant’s sole cost and expense, on vibration eliminators or other devices sufficient to eliminate such noises and vibrations to levels reasonably acceptable to Landlord and the affected tenants of the Project.
6. Tenant shall not use any method of heating or air conditioning other than that present at the Project and serving the Premises as of the Execution Date.
7. Tenant shall not install any radio, television or other antennae; cell or other communications equipment; or other devices on the roof or exterior walls of the Premises except in accordance with the Lease. Tenant shall not interfere with radio, television or other digital or electronic communications at the Project or elsewhere.
8. Canvassing, peddling, soliciting and distributing handbills or any other written material within, on or around the Project (other than within the Premises) are prohibited. Tenant shall cooperate with Landlord to prevent such activities by Tenant or its employees, agents, contractors and invitees.
9. Tenant shall store all of its trash, garbage and Hazardous Materials within its Premises or in receptacles designated by Landlord outside of the Premises. Tenant shall not place in any such receptacle any material that cannot be disposed of in the ordinary and customary manner of trash, garbage and Hazardous Materials disposal. Any Hazardous Materials transported through Common Areas shall be held in secondary containment devices.
10. The Premises shall not be used for lodging or for any improper, immoral or objectionable purpose. No cooking shall be done or permitted in the Premises; provided, however, that Tenant may use (a) equipment approved in accordance with the requirements of insurance policies that Landlord or Tenant is required to purchase and maintain pursuant to the Lease for brewing coffee, tea, hot chocolate and similar beverages, (b) microwave ovens for employees’ use and (c) equipment shown on Tenant Improvement plans approved by Landlord; provided, further, that any such equipment and microwave ovens are used in accordance with Applicable Laws.
11. Tenant shall not, without Landlord’s prior written consent, use the name of the Project, if any, in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.
12. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any Governmental Authority.
13. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which responsibility includes keeping doors locked and other means of entry to the Premises closed.
14. Tenant shall furnish Landlord with copies of keys, pass cards or similar devices for locks to the Premises.
15. Tenant shall cooperate and participate in all reasonable security programs affecting the Premises.
16. Tenant shall not permit any animals in the Project, other than for guide animals or for use in laboratory experiments.
17. Bicycles shall not be taken into the Building(s) except into areas designated by Landlord.
18. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be deposited therein.
19. Discharge of industrial sewage shall only be permitted if Tenant, at its sole expense, first obtains all necessary permits and licenses therefor from all applicable Governmental Authorities.
20. Smoking is prohibited at the Project.
21. The Project’s hours of operation are currently 24 hours a day, seven days a week.

22. Tenant shall comply with all orders, requirements and conditions now or hereafter imposed by Applicable Laws or Landlord (“Waste Regulations”) regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash generated by Tenant (collectively, “Waste Products”), including (without limitation) the separation of Waste Products into receptacles reasonably approved by Landlord and the removal of such receptacles in accordance with any collection schedules prescribed by Waste Regulations.
23. Tenant, at Tenant’s sole cost and expense, shall cause the Premises to be exterminated on a monthly basis to Landlord’s reasonable satisfaction and shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be treated against infestation by insects, rodents and other vermin and pests whenever there is evidence of any infestation. Tenant shall not permit any person to enter the Premises or the Project for the purpose of providing such extermination services, unless such persons have been approved by Landlord. If requested by Landlord, Tenant shall, at Tenant’s sole cost and expense, store any refuse generated in the Premises by the consumption of food or beverages in a cold box or similar facility.
     Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project, including Tenant. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms covenants, agreements and conditions of the Lease. Landlord reserves the right to make such other and reasonable rules and regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Project, or the preservation of good order therein; provided, however, that Tenant shall not be obligated to adhere to such additional rules or regulations until Landlord has provided Tenant with written notice thereof. Tenant agrees to abide by these Rules and Regulations and any additional rules and regulations issued or adopted by Landlord. Tenant shall be responsible for the observance of these Rules and Regulations by Tenant’s employees, agents, contractors and invitees.

EXHIBIT G
INTENTIONALLY OMITTED

G-1

EXHIBIT H
TENANT’S PERSONAL PROPERTY

H-1

Exhibit H
Tenants Personal Property
As of April 30, 2011

						Items for Halo to
Tag	Asset	.			Equipment	take upon lease
Number	Number	Description	Location	Building	Serial #	termination

	GP Asset	Office Equipment
1063	4	Polycom Soundstation, Serial #12816358	Cove Conference	11388	12816358	X
1065	6	Panasonic PlasmaHouse-LCD Projector, Serial #S4240020	Portable Unit	11388	S4240020	X
1113	7	Skyline Trade Show Booth	Comm Ops - Storage	11388	N/A	X
1093	8	FireKing lateral 2 drawer file cabinet-Del Mar	Clinical-2nd Floor	11388	N/A	X
1064	9	FireKing lateral 4 drawer file cabinet (Placed in svc 2/16/05)	G&A Hallway-2nd Floor	11388	N/A	X
1097	10	(2) Fireproof vertical 4-drw files	Finance-2nd Floor	11388	N/A	X
1096	11	(2) Fireproof Vertical File, legal 4-drw, L2296, FFLGC425	Clinical-2nd Floor	11388	N/A	X
Not tagable	12	Desks, hutch, bookcases, etc - Del Mar Office	Various Locations	11388	N/A	X
1103	13	Fireproof Vertical File, legal 4-drw, L2296, FFLGC425 - Ofc Furniture	Comm Ops - 1st Floor	11388	N/A	X
1092	14	(2)Used 4 drwr fire file letter size - Office Furniture PO#4838	Clinical-2nd Floor	11388	N/A	X
1095	14	(3)Used 4 drwr fire file letter size - Office Furniture PO#4838	RA / QA	11408	N/A	X
Not tagable	15	Storage cabinet, hutch w/doors, round table - Del Mar PO#4798	Various Locations	11388	N/A	X
1058	16	Mobile panel divider - Del Mar PO#4853	Torrey Hills Conf Cntr	11404	N/A	X
Not tagable	17	Hutch, bkcase, chairs, 4dwr lateral file - Del Mar PO#4781	Various Locations	11388	N/A	X
Not tagable	18	Credenza Comp Shells, hutch - Del Mar PO#4883	Various Locations	11388	N/A	X
1109	19	Mobile panel divider - Del Mar PO#4913	Torrey Hills Conf Cntr	11404	Storage Room	X
Not tagable	20	Credenza, Comp Shells, hutch - Del Mar PO#5114	Various Locations	11388	N/A	X
Not tagable	21	Hutch & bookcases - Del Mar PO#5157	Bill Fallon	11388	N/A	X
1137	22	(2) Latl FireKing cabinets - Office Furniture PO #5324	Commerical Ops	11388	N/A	X
	22	(1) Latl FireKing cabinets - Office Furniture PO #5324	HR - G&A Hallway	11388	N/A	X
	22	(1) Latl FireKing cabinets - Office Furniture PO #5324	Clinical-2nd Floor	11388	N/A	X
Not tagable	23	Comp Credenza, shells, hutches - Ofc. Furniture Outlet PO#6079	Various Locations	11404	N/A	X
3295 / 3291	24	Schwab Series 5000 Fire Resistant cabinets-Office Furn PO#6436	Jenny's Office	11388	N/A	X
1200	25	Inter-Tel 5400 phone systerm - Inter Tel Tech PO #6205	IT Room	11388	N/A	X
Not tagable	26	Elite desk units - Ofc Furniture Outlet PO #7002	Various Locations	11404	N/A	X
1199 & 1191	27	Conf room Polycom soundstations VTX1000 - CDW PO#7132	Board RM	11388	N/A	X
28-1	28	Furnitures - Avanir ($96,975.00 *80% = $77,580.00)-($96,975*25%=$24,243.75)=$53,336.25	Various Locations	11388	orig purch price $96,975, disposed of $43,639 to date	X
Not tagable	29	17 - Chair-think, arm, 3d knit, uph	Various Locations	11388	N/A	X
Not tagable	30	2 - Polycom Soundstation VTX1000 Mic Pods	Executive Board Rm / Silver Strand	11388	B2071702821A, B2071702828F	X
Not tagable	31	EP SIP 2X16 LCd Model 8622 Telephones - (25) PO#7426	Various Locations	11388	N/A	X
Not tagable	32	Office Furniture - Return, Credenza,Shell, Ped Assembled-(4)	Various Locations	11404	N/A	X
Not tagable	33	Office Furniture-Return,Credenza, Hutch, Ped-Assembled - (4)	Various Locations	11404	N/A	X
Not tagable	34	Office Furniture-Return,Credenza, Hutch, Ped-Assembled - (3)	Various Locations	11404	N/A	X
Not tagable	35	Office Furniture-Return Shell , Credenza, Ped-Assembled-(8)	Various Locations	11404	N/A	X
Not tagable	36	Office Furniture-Return Shell (3), Credenza (1), Hutch (8)	Various Locations	11404	N/A	X
Not tagable	37	Phones 2-Line Model 8622 - PO#7692	Various Locations	11404	N/A	X
Not tagable	38	Schwab Series 5000 Fire Resistant cabinets- PO#6436	Clinical-2nd Floor	11388	N/A	X
Not tagable	39	Elite 36" Lateral File 7 Open Hutch 36" - PO#7539	Various Locations	11388	N/A	X
Not tagable	40	Elite Lateral File,Bookcase,Bullet Desk-PO#7539	Various Locations	11388	N/A	X
Not tagable	41	Casessoft Bk Chair,Sofa, Coffee Table - PO#7688	Lobby	11388	N/A	X
Not tagable	42	BKM Office Work - 20 Think Chairs	Various Locations	11388	N/A	X
Not tagable	43	Inter-Tel Technologies phone system	IT Room	11388	N/A	X
Not tagable	44	BKM Office Work - 17 Think Chairs	Various Locations	11388	N/A	X
Not tagable	45	BKM Office Work - 10 - 10" Think Arm Chairs	Various Locations	11404	N/A	X
Not tagable	46	Office Furniture Outlet - New Offices in 11404 Sorrento Valley	Various Locations	11404	N/A	X
Not tagable	47	BKM Office Work - 12 Think-Arm Chairs - 3d Knit	Various Locations	11404	N/A	X
Not tagable	48	Blue Phoenix - EP910 Ceiling Projector - Conference Room	Torrey Hills Conf Cntr	11404	N/A	X
Not tagable	49	Avanir Pharmaceuticals - SeaContainer and Contents	Side of Bldg 11404	11404	N/A	X
Not tagable	544	Office Furniture - Furniture for Bldg 11408	Various Locations	11408	N/A	X
Not tagable	550	Office Furniture - Furniture for Bldg 11408	Various Locations	11408	N/A	X
3227	551	Fujitsu FI-6670 FBSCAN 90PPM W/VRS	RA / QA	11408	6697	X

		Research Equipment
12	54	Technology Mgmt - New Brunswick Classic 2 Env Shaker	Histo Lab	11404	100827570	X
13	55	Boxer Northwest - Forma Refrigerator Glass Door	BPDM Lab	11408	N/A	X
14	56	Boxer Northwest - Forma Refrigerator Model 56-GDM-33	BPDM Lab	11408	N/A	X
20	61	VWR - Sage Instruments Thermo Syringe Pump				X
29	66	VWR - Labline Orbital Shaker Model 3520				X
33	69	Cambridge Scientific - Baker Cabinet Model SG-400				X
34	70	Cambridge Scientific - Baker Cabinet Model SG-600				X
35	71	Cambridge Scientific - Baker Flow Hood Model EG-4252				X
43	75	Cambridge Scientific - Satorius Model CP225D				X
44	76	Cambridge Scientific - Satorius Model BL1500				X
47	78	Cambridge Scientific - Tuttnauer Autoclave Model 2540M				X
48	79	Ray Winger - Olympus Microscope CK2				X
53	83	Applicon - Bioexpert Software VS1.30.099				X
54 & 55	84	Microtron Instruments - Macro-Zoom Lens (18-108) & Camera (480 lineHZ) - Used				X
56	85	Ancare - Micro Filter System and Racks Model M10MBTC				X
57	86	VWR - Crybio Locator 4				X
58	87	VWR - Crybio Locator Jr Model 5810				X
59	88	VWR - Nanopure Diamond Barnstead Model D11931				X
60	89	VWR - Circular Waterbath Model 1162	NME			X
61	90	VWR - Satorius GMP Grade Balance Model LP220S				X
62	91	VWR - VWR Incubator Model 1927				X
63	92	VWR - Beckman Coulter PH Meter Model 660				X
65	94	VWR - Forced Air Oven Incubator Model 1327F				X
66	95	VWR - EPP Centrifuge				X
68	97	VWR - Electroporation System				X
69	98	VWR - Vistavision Inverted TP-PB Microscope				X
76	102	Home Depot - 5500 Generator - Frost				X
81	105	VWR - Heatblock Digital				X
82	106	Amersham Bioscience - SuperDex				X
85	109	Amersham Bioscience - Mono Column Q 5/50 GL				X
86	110	Amersham Bioscience - Column XK50/30				X
87	111	Amersham Bioscience - Phenyl Seph 6Ff (Lo Sub) Model 1L DI-RQ				X
89	113	Bio-Rad Laboratories - Macro-Prep CHT-I, 40UM, 100G				X
94	115	VWR - CO2 Incubator TC 13.4 CFT O/U VW 2350-115V				X
98	118	Millipore Corporation - Prep Scale				X
100	120	Thermo IEC - Forma Freezer Model 3682	Analytical Lab	11388		X
105	122	VWR - PH Electrode Meter Model 9720BN				X
106	123	Computype -TLP3844-Z Zebra Label Printer				X
107	124	Flow Solutions - Pressure Vessels Model 15220				X
109	126	VWR - UltaTurrax Homogenizer 115V Model T8				X
110	127	VWR - SN-5G Dispensing Tool				X
111	128	VWR - Mettler 6100GX1G Portable Model PL-6000-S	Analytical Lab	11388		X

Exhibit H
Tenants Personal Property
As of April 30, 2011

						Items for Halo to
Tag	Asset	.			Equipment	take upon lease
Number	Number	Description	Location	Building	Serial #	termination

112	129	Brady - CS7-PREM-USB	MFG	MFG		X
113	130	Brady - BradyPrinter 300 MVP Plus, Base Model 1250	MFG	MFG		X
1000	132	BioSurplus - VWR 2 door Deli Box Model GDM-41				X
1044	133	BioSurplus - 1030 Applikon Controller				X
1053	134	BioSurplus - Masterflex Model 7549-32 with L/S Head				X
1054	135	BioSurplus - Barnstead Lab-line benchtop shaker Model 700-1092				X
122	136	BioSurplus - Sartorius Pan Scale Model 700-1084				X
115	137	Autoclave (used)				X
1013	141	A.G. Heinze - New Nikon Nikon TE 200 w/imaging (Demo Combination)	Microscopy	11404		X
1045	142	Amerisham Biosciences - Index Column 70/500 DI/NI				X
1046	143	Amerisham Bioscienses - Index 100/500 Column DI/CI				X
1055	144	HIFLO Cell Holder w/cell				X
1014	145	Amerisham Biosciences - HG Lamp Assembly, UVM Model C-SHGI				X
1056	146	Manometer Kit, Index Columns DI/NI	BPDM			X
1013	147	A.G. Heinze - Warming Insert for TE2000				X
1044	148	A.G. Heinze - Temperature Controller				X
1043	150	Bellco 36L Reactor	MFG	11388		X
Not tagable	151	Americsham Bioscienses - 4 Way Valve Manual				X
1002	152	Kodak GL 100E +3 Lic Network, 110V, High Perf Gel Logic 100 Sys	Gel Room	11388		X
125	153	VWR - VWR Heatblock Digital 4BLK 115V				X
Not tagable	154	Americsham Bioscienses - 4 Way Valve Manual				X
1060	155	Electric Torque Controlled Screwdriver W/CLT50 - Placed in svc 10/04	Storage - Halo	Return to Halozyme 06/09		X
1059	156	ASG Digital Screwdriver Torque Tester-Placed in service 10/04	Storage - Halo	Return to Halozyme 06/09		X
Not tagable	157	Americsham Bioscienses - 4 Way Valve Manual				X
1061	158	Electric Torque Controlled Screwdriver W/CLT50	Storage - Halo	Return to Halozyme 06/09		X
129	160	VWR - ML TIDROP Microplate Multidrop 384 Dispenser				X
Not tagable	161	Americsham Bioscienses - 4 Way Valve Manual				X
120	163	SpectraMax Plus384 w/Software	Product Develop	11388		X
123	164	VWR Brand Low-Temp / BOD Incubator Model #2005				X
1017	166	VWR - Acid CAB 32H x 30W 2Dr / SC NTL SC25630L				X
130	167	VWR - Revco Brand Refigerated BOD Incubator Model BOD-50	Stabiltiy Chamber Rm	11388		X
116	168	DL31 Karl Fischer Titrator by Mettler Toledo	Formulaton Lab	11388		X
1011	169	Laboratory Precision - Cappress Junior Regular Press w/13mm flip top crimp head				X
1009	170	BioSurplus - Lyophilizer Labconco vial stoppering tray				X
1011	171	Laboratory Precisioin -20mm/13mm plain cap crimp heads for Cappress Jr Reg Press				X
1012	172	VWR - IKA Works Orbital Shaker Model KS260				X
1019	173	Summit Medical Portable Anesthesia System w/o Oxygen Flush				X
1010	174	HPLC w/fraction collector, pump & comp	Product Develop	11388		X
118	175	Mettler Toledo AB-S Series Anayltical				X
1008	176	VWR - Eppendorf Mastercycler Thermocycler Model 5333				X
119	178	Mol. Dev. SpectraMax 340 PC				X
1010	179	Pharmacia parts upgrade to HPLC				X
121	180	Revco upright -80 freezer ULT25863-A				X
1007	181	Amerisham - AKTAEXPLORER 100, FRAC 950 (placed in service 10/5/05)	MFG	11388		X
Not tagable	182	Rain - EDP3+ ELEC LTS 12-CH PIPET				X
132	187	Matrix Technologies - WellMate Unit 201-10001	Product Develop	11388		X
1057	188	Summit Anesthiesia Solutions - Anesthesia Rat Systems	Vivarium	11404		X
1049	189	Agilent - 1200 Fluorescence Detector	Product Develop	11388	DE60555467	X
1047	190	VWR - Freezer, Upright, 24.4CUFT, -86C Model ULT2586-3-A	Product Develop	11388		X
1051	191	ADInstrument - ML866 PowerLab 4/30 w/BP Amp #1	In-Vivo	11404	430-0207 & 25763	X
1048	192	1200 Quaternary Pump w/Degasser- Agilent HPLC (System B)	Product Develop	11388	DE62957065	X
1052	193	Smith Medical - MedFusion 3500	In-Vivo	11404	M36931	X
1094	194	GE Healthcare - UVM ZN Optics w/Filter	Product Develop	11388		X
1128	195	Molecular Devices - Spectramax M2e	Product Develop	11404		X
1117	196	Microscope Store - Trinocular Microscope & Eyepieces		11404		X
1126	197	GE Healthcare - Index Column 70/500, Stand, Valves	MFG	11388		X
1118	198	Ancare - 6-Shelf Adjustable Rack	Pre-Clinical	11404		X
1120	199	VWR - Centifuge Model 5407	Product Develop	11388		X
1127	200	Sartorius - Sartocon Slice Accessory Kit, U1-17521-2KIT	MFG	11388		X
1121	201	VWR - 5810R/4 X 400ML Rotor Pk,120 & Flex Buckets	Product Develop	11388	36312	X
1122	202	Sanyo - Pharmaceutical Refrig, model MPR1410	Product Develop	11388	N/A	X
1136	203	GE Healthcare - AKTAEXPLORER 10S, FRAC 950	NME	11404	N/A	X
1129	204	VWR - Thermometer, 4500 Smart Probe, Model 701274	Product Develop	11388	N/A	X
Not tagable	205	Rain - EDP3+ ELEC LTS 12-CH PIPET 100-1200UL	Product Develop	11388	N/A	X
Not tagable	206	Rain - PIPET-LITE LTS 12-CH PIPET 100-1200UL	Product Develop	11388	N/A	X
1135	207	VWR - Chemical Duty Dry Vacuum - Model 2030B-01	Product Develop	11388	000000043	X
1139	208	VWR - Pump 115V, 60HZ 1PH, Model 1380B-01	Product Develop	11388	N/A	X
Not tagable	209	Agilent - Column Switching Kit (Parts to Pumps)				X
1051	210	ADInstrument - Mini Pressure Transducer/ML224 Quad Bridge Amp #2	In-Vivo	11404	N/A	X
Not tagable	214	Airgas - Aluminum Racking System & Poly-Carb Containers		11404		X
1167-1169	211	LC/MS Single Quad Superior Line - Agilent PO#5749-	Product Develop	11388	See Packing List	X
At Avid	212	Avid - Pump Assembly & 36L Spinner	At Avid	Avid		X
At Avid	213	Avid - Purification Columns (BioRad OCS)	At Avid	Avid		X
1362	215	ADInstrument - SPR-671 Mini Pressure Transducer	In-Vivo	11404	345174	X
1189	216	AirGas - Tay-Labs 20K w/Kryos Controller & Battery Setup	NME	11404	N/A	X
1198	217	Visualsonics - Vevo770 High Resolution In Vivo Imaging Systerm	Vivarium	11404	770/120-264	X
1198	218	Visualsonics - Pulse Wave & Power Doppler w/Analysis SW & Vevo 770 License	Vivarium	11404	770/120-264	X
1328	219	GE Healthcare - Akta Explorer 100	MFG	11404	N/A	X
1179-1181	220	ADInstruments - SPR-671 Mini Pressure Transducer	In-Vivo	11404	345205, 371462, 371463	X
1183	221	Invitrogen - XCell6 MultiGel Unit	Product Develop	11388	N/A	X
1182	222	VWR - 5702 & 4X85ML Rotor Package	LB Lab/NME	11404	13831	X
1158	224	Shimadzu - PharmaSpec UV-1700 Probe	Product Develop	11404	A11024537015	X
Not tagable	223	VWR - Storage Rack Holding Unit	LB Lab/NME	11404	N/A	X
1157 & 1159	225	Visualsonics - Custom 770 traveling case	R&D	11404	N/A	X
1160-1166	226	HP1200 HPLC System-Agilent PO#6418 (LC/MS HPLC System)	Product Develop	11388	See Packing List	X
1170	227	BioRad Labs - Powerpac HV 110V	Product Develop	11388	044BR2131	X
1155	228	Sony SR5 40GB JDD Hi Def Camcorder w/Tripods	Product Develop	11388	325868	X
1331	229	Molecular Imaging Product - Portable Anesthesia System	Vivarium	11404	22489	X
1174	235	VWR - Microfuge 18 Centrifug 5415D W/24 x 1.5ml Rotor	NME	11404	MFA 078032	X
Not tagable	232	Bellco Glass - L/F F/B Omni Vessel, 36L w/Easyferm + K8 Probe	Mfg	11388	N/A	X
1172	237	GE Healthcare - (S)Imagequant 400 IQTL w/Gold, Red, Green Filters	NME	11404	400-06-00152	X
1332	230	Molecular Imaging Product - Portable Anesthesia System	Vivarium	11404	22486	X
	231	Molecular Devices - Multiplex Dell system 6 stations	Vivarium	11404	N/A	X
Not tagable	233	Cole Parmer - (4) Drive Mflex Ll/S Modular, Pumpheads & Tubing Mflex Silcone	In-Vivo	11404	N/A	X
1173	234	VWR - Water Bath Circulating 260 12V Model 2864	NME	11404	204825	X
1175	236	VWR - Ice Flaker with storage	R&D	11404	7681320011697	X
1176	238	BioSurplus - Harvard Apparatus PHD 2000 70-2001 Pumps/Syringes	In-Vivo	11404	A15059	X

Exhibit H
Tenants Personal Property
As of April 30, 2011

						Items for Halo to
Tag	Asset	.			Equipment	take upon lease
Number	Number	Description	Location	Building	Serial #	termination

1177	239	BioSurplus - Harvard Apparatus PHD 2000 70-2001 Pumps/Syringes	In-Vivo	11404	A15066	X
1178	240	BioSurplus - Harvard Apparatus PHD 2000 70-2001 Pumps/Syringes	In-Vivo	11404	A13656	X
	241	Vivarium equipments - Avanir	Vivarium			X
	241	Vivarium equipments - Avanir	Vivarium	Partial Disposal October 2010		X
Not tagable	242	Bellco Glass - Omni 36L Vessel Stand Final Prt	Mfg	11388	N/A	X
1196	243	BioSurplus - Leica GZ4 Microscope w/Camera	Histo	11404	N/A	X
1195	244	BioSurplus - Leica Histoembedder (Histology Tissue Embedder)	Histo	11404	N/A	X
1197	245	BioSurplus - Zeiss Axioscope 40 (Microscope w/Camera)	Histo	11404	N/A	X
1193	246	VWR - Orbital Shaker with Bowl Attachment	Product Develop	11388	3267246	X
1194	247	VWR - VWR Incubator BOD - Model 2005	Product Develop	11388	9004307	X
Not tagable	248	VWR - Flex Buckets F/A-4-81 RTR - Part of Whole Unit	Product Develop	11388	N/A	X
1192	249	VWR - IKA KS260 Control Rotary Shaker	Product Develop	11388	03-274384	X
1374 & 1301	250	ADInstruments - SPR-671 Min Pressure Transducer	In-Vivo	11404	34809, 348310	X
1302	251	Pacific Southwest Lab Equipment - VIP3000 Floor Tissue Processor (Restored)	Histo	11404	9133575	X
1385	252	Visible System - 8453 UV PO#7375-BS-Bldg 11404 Sorrento	Bio Analytical	11404	USK0020726	X
1335	257	VWR - CO2 Incubator Dual TC 5.3AD	R&D	11408	40755669	X
1353	258	VWR - Beckham Microfuge Model 18 MPBK367160	Product Develop	11388	MFA07J053	X
1224	260	VWR - Eppendorf Mastercycler Thermocycler Model 5810R	Product Develop	11388		X
1372	261	BioSurplus - Olympu BH2 - Microscope	Histo	11404	N/A	X
Not tagable	259	VWR - Mettler Toledo AB265-S Balance 61/220G x 0.01/0.1	Product Develop	11388		X
	261	VWR - Mettler PB-S/Fact Balance	Product Develop	11388		X
1354	262	VWR - Rotor Avanti JLA-16.250	NME	11404	JSE07J29	X
	263	VWR - Centrifuge Avanti & Roto Package	NME	11404		X
1337	264	VWR - VWR Washer U/C Spindle Unit Model VWRW-128	NME	11404	220443	X
1373	265	BioSurplus - Microm HM 35E - Microtome	Histo	11404	N/A	X
1375 & 1377	255	BioSurplus - Axiovert 25 Invert Microscope	Mark/Ping's Lab	11404	6614415	X
1185	256	VWR - Eppendorf Refrig Tabletop Centrifuge Model 5810	Product Develop	11388	38143	X
1388	265	Fisher Scientific - Matrix Impact2 12CH 5-250UL	NME	11404	135087006	X
1336	266	Fisher Scientific - Matrix Impact2 12CH 15-850UL	NME	11404	135517007	X
1352	267	Fisher Scientific - Matrix Impact2 8CH 15-1250UL	NME	11404	135431006	X
Not tagable	268	GE Healthcare - Macrocap SP 1L	MFG	11388	N/A	X
1307	269	LRP - Manual Defrost Freezer Plus 20ct Model MFP-2020	MFG	11388	WB736387240711	X
1313	270	VWR - MultiDoc-IT TLC Imaging 115V	Product Develop	11388	121107-008	X
1186	271	VWR - VWR CO2 Incubator TC 5.3AD 120	NME	11404		X
1385	272	8453A UV-Vis Spectrophotometer Software-Seet Tag #1385	NME	11404		X
Not tagable	273	Ancare Corp - 3-Shelf Utility Cart, Bulk Truck w/cover		11404		X
1171	274	ADInstrument - ML866 PowerLab 4/30 w/Cables	In-Vivo	11404	430-0579	X
	275	Charles River - Portable Test System Package w/Operationg Software	Product Develop	11388		X
1327	276	VWR - CO2 Incubator Dual TC 5.3 AD	NME	11404	40769600	X
1387	277	Spectra Services - RT3 Firewire Color Mosaic Camera/Software	Histo	11404		X
1366	278	Agilent-1200 Quaternary Pump w/Degasser (System D)	Product Develop	11388	DE62964637	X
1365	279	Agilent-1200 Thermostat for ALS/FC/Sptter	Product Develop	11388	DE60563152	X
1341	280	Agilent-1200 Series Autosampler (System D)	Product Develop	11388	DE64766253	X
1340	281	Agilent-1200 Thermostat Column Compart	Product Develop	11388	DE630678535	X
1367	282	Agilent-1200 Series Diode Array Detector (System D)	Product Develop	11388	DE64257415	X
1368	283	Agilent-1200 Fluorescence Detector (System D)	Product Develop	11388	DE60557316	X
Not tagable	284	Agilent-HPLC 2D ChemStation License Bundle 32 Bit	Product Develop	11388		X
1376	285	Molecular Imaging-Portable Anesthesia System	Vivarium	11404		X
1376	286	Molecular Imaging - Vaporizer w/Manifold-Funnel Fill	Vivarium	11404		X
1310	287	Harvard Apparatus - Dual Manipulator Stereotaxic Instrument	In-Vivo	11404		X
1310	288	Harvard Apparatus - Cunningham Mouse Sterotaxic Adaptors	In-Vivo	11404		X
1369	289	ADInstruments - SPR-671 Mini Pressure Transducer-	In-Vivo	11404	386002	X
1370	290	ADInstruments - SPR-671 Mini Pressure Transducer	In-Vivo	11404	355583	X
Not tagable	291	Bellco Glass - 18 hole L/F Headplate for Omni Vessels	MFG	11388		X
1319	292	ADInstruments - SPR-671 Mini Pressure Transducer	Vivarium	11404	399848	X
1320	293	ADInstruments - SPR-671 Mini Pressure Transducer	Vivarium	11404	399849	X
1386	294	Neurocrine - Centrifuge 5084 Eppendorf	Bio-Analytical	11404	580402219	X
1383	295	Fisher Scientific - Isotemp Incubator	Bio-Analytical	11404	807N0200	X
1355 &1380 & 1500	296	HPLC Agilent 1100 - Degassers	Product Develop	11388	JP32750678, JP32750719, JP73010683	X
1382&1389&1443	297	HPLC Agilent 1100 - Quat Pumps	Product Develop	11388	DE40522299, DE43624054, DE03009587	X
1342&1381&1498	298	HPLC Agilent 1100 - ALS	Product Develop	11388	DE33213001, DE43614105, DE82201871	X
1392	299	Molecular Devices - Spectramax M5 System	Product Develop	11388	MV05124	X
1364	300	Sanyo - Upright - 30c Biomedical Freezer	Product Develop	11388	8039016	X
1319	301	Bio Rad - Chrom04 w/DNA Engine Bundle	NME	11404	EN037436	X
1324	302	VWR - 120G/41G x 0.1 MG Balance	Bio Analytical	11404	1129062575	X
Not tagable	303	Hi-Torq Proces Overhead Drive Motor	MFG	11388	n/a	X
1497	304	Sanyo - 25.7 cu ft VIP Insulated UltraLow Freezer	Product Develop	11388	8030322	X
1396 & 1395	305	Assembled Product Specialists - C-032950 Workcenter w/Rt Kneespace	MFG	11388	n/a	X
1390	306	Bellco Glass - General Duo BioController BBC3 Dual, ph,DO, Temp	MFG	11388	BC-100	X
1323 & 1321	307	Caron - 30 cu ft Environment Test Chamber w/Temperature & Hunidity Control	Product Develop	11388	0430086030-1-349, 043008-3060-1-350	X
1399 & 1400	308	GE Healthcare - Monitor UVIS-920	MFG	11388	1388611 & 1360091	X
1393	310	Wescor, Inc. - Vapro Vapor Pressure Osmometer	Product Develop	11388	5520083583	X
	309	GE Healthcare - Recorder Rec 111 1-Channel	MFG	11388	REC111001223	X
1493	311	ADInstruments - Power Lab 4/30 4-Channel Data Acquisition System	Vivarium	11404	430-0676	X
1397	312	VWR - Washer U/C Spindle Unit	Product Develop	11388	301027	X
1394	313	Shimadzu Scientific - UV-1800 Spectrophotometer	Product Develop	11388	A11454530041	X
At Avid	314	Bio-Rad Laboratories - Easy Pack D200 & Electrical Cabinet	At Avid/MFG	Avid		X
1494	315	MP Biomedicals - Fast Prep 24	Bio Analytical	11404	8040188	X
Not tagable	316	Access Bio - Temperature Sensor Pod	Product Develop	11388		X
1202	317	Summit Anesthesia Support - Pig Anesthesia Unit (Used)	Vivarium	11404	A25222	X
1206 &1207	318	Agilent - 1200 Quaternary Pump/Degasser	Product Develop	11388	DE62967081, JP73065375	X
1203	319	Agilient - 1200 Series Autosampler	Product Develop	11388	DE64769024	X
1205	320	Agilient - 1200 Thermostatted Column Compartment	Product Develop	11388	DE63070902	X
1204	321	Agilient - Series Diode Array Detector (System E)	Product Develop	11388	DE64258782	X
Not tagable	322	GE Healthcare - Index 100/500 Column Standard Kit	MFG	11388		X

Exhibit H
Tenants Personal Property
As of April 30, 2011

						Items for Halo to
Tag	Asset	.			Equipment	take upon lease
Number	Number	Description	Location	Building	Serial #	termination

1305	323	Sanyo 25.7 cubic Ft Insulated Ultralow Freezer	Product Develop	11388	8050591	X
1495	324	Spectra SVC - AE21 Trinocular Inv Microscope	MFG	11388	827183	X
Not tagable	325	Accsense - 3 & 1 Probe Temperature Sensor Pod	Product Develop	11388	n/a	X
1211	326	BioSurplus - Eppendorf 5417 R Centrifuge & 30 Tube Rotor	Bio Analytical	11404	21750	X
1209	327	BioTek - Elx 405 Microplate Washer, Comp Disposal, Water Sys	Product Develop	11388		X
1210	328	Firstenberg Machinery - Malvern Nano ZS Zeta Sizer (Used)	Product Develop	11388	MAL500882	X
Not tagable	329	Laboratory Equip Co. - Rack w/Polycarbonate Box Drawer	Bio Analytical	11404	N/A	X
1215	330	SAI - V3404P Pulse Oximeter / ECG	Vivarium	11404	AI08080014	X
1208	331	Sanyo Commerical Solutions-Upright 30 C Biomedial Freezer	Product Develop	11388	8069045	X
1201	332	VSSI - SX 60" Heated Table	Vivarium	11404	6016927	X
1212	333	VWR - Constant Temperature Bath	Product Develop	11404	1336-A2908	X
1214	334	VWR - Balance 8100G XS8001L	Vivarium	11404	1129343269	X
1213	335	VWR - Osmometer Multi Sample 20UL	Product Develop	11388	08011289A	X
1216	336	BioSurplus - NuAire Nu-425-400 Hood	Histo	11404	10113061201	X
1492	337	BioDirect - Zymark Rapidplate Microplate Pipetting Station	Bio Analytical	11404	RW0012N4404 RW0725N0453	X
Not tagable	338	Cook Pharma - (2) 500L Stainless Steel Tanks	Cook Pharmica	Cook	n/a	X
1218	339	Charles River - PTS 550 - Exdontoxin Testing and PTS Cartridge	Bio Analytical	11404	2547	X
1217	340	BioTek - ELx405 Select Microplate Washer w/Comp Disp & Waste System	Bio Analytical	11404	RS232	X
1221	341	Fisher Scientific - Labscale 500 ML Reservoir	NME	11404		X
1220	342	IMEB, Inc - Leica CM 3000 Cryostat- (Refurbished)	Histo	11404	44326035	X
1222	343	Meso - Sector Imager 2400	Bio Analytical	11404	1250080818375	X
1219	344	TA Instrument-Rheometer/Peltier Plate/SW	Pre-Clinical	11404	8J3932	X
1226	345	VWR - Barnstead/Lab-line Max Q CO2 Resistant Open Air Shaker Model	In-Vivo	11404		X
3201	346	SciLog - Pressure Sensor Monitor/Controller/SW/Sensor Pack	MFG		SP0109D-1212	X
1223	347	Lab Trader - New Brunswick G25D Floor Model Incubator-	NME	11404	390131322	X
1230	348	Wyatt Tech Multi-Angel DSP Lighting Scatterin Detector TREOS	Product Develop	11388	336-TS	X
1252	349	Neurocrine - Agilent 1100 HPLC-002	Product Develop	11388	various	X
1251	350	Neurocrine - Agilent 1100 HPLC-Comb	Product Develop	11388	various	X
1233	351	Neurocrine - Jasco J-810 Spectropolarmeter	Product Develop	11388	B040560750	X
1247	352	Neuroncrine - Shandon Cytospin III Centrifuge	In-Vivo	11404	MA5611-09V	X
1229	353	BioImaging Solutions - Lumen 200 Illumination System	In-Vivo	11404	71579	X
1231	354	Mikron Insturments - Zeiss Microscope Upgrade	In-Vivo	11404		X
1254	355	VWR - Eppendorf Centrifuge Model 5702R	Bio-Analytical	11388	5703XL506907	X
1248	356	Instron - Tensiometer Model 2519-104	PCD	11404		X
1255	545	DakoCytomation - Seymour Slide Label Maker	In-Vivo	11404	41A081201162	X
Not tagable	546	Mikron Insturments-Zeiss Microscope Upgrade	R & D	11404	n/a	X
1249	600	RT Instruments-Calorimetry Sciences 6100 Micro-DSC (Used)	Product Develop	11388	138-CAP	X
1256	601	Heska - i-STAT Portable Clinical Analyzer System	Vivarium	11404	320728	X
1243	602	Summit Anesthesia Support - Anestesia System	Vivarium	11404	BBTP01091	X
1258	603	Lab Trader - MVE Cryosystem 6000 Cryogenic Freezer Storage Unit (Used)	Cylinder Storage	11404	HCB03M145	X
1257	604	Nexcelom Bioscience - Cellometer Auto T4 Plus Promotional Starter Kit	R & D	11404	Auto T-4-102-0261	X
1265	605	Drew Scientific - VEGASYS and Hemaver 950FS	Histo	11388		X
1260/1261	606	Nikon Instruments - Lumen 200 Illuminations System TE2000 for Nikon Bayonet	Microscopy	11404	67664	X
Not tagable	607	AdInstrument - SPR-671 Minature Pressure Transducer	Pre-Clinical	11404	N/A	X
1264	608	Agilent 2100 Electtophoresis Bioanalyser	Product Develop	11388	DE72902134	X
1265	609	Drew Scientific Hemaver 950FS	Histo	11404	HV03238	X
1267	610	Sanyo - BioMedical Upright -30C Freezer Model MDF-U730M	MFG	11388	909059146	X
1268	611	Sanyo - 25.7 Cu. Ft. VIP Insulated Ultalow Freezer Model MDF-U73VC	MFG	11388	9030330	X
1269	612	BioImaging Solutions - SPOT Pursuit Microscope Camera with Parts and Adapters	Microscopy	11404	252764	X
Not tagable	613	ESA Biosciences-Corona CAD Installation / Travel Expense	Product Develop	11388	N/A	X
1270	614	YSI - 2300-D STAT Plus Glucose and Lactate Analyzer -(Demo Unit)	Histo	11404	07H00002	X
1271	615	Lightools Resesearch - LT-99D2 Output Lighting Sys / Controllable Excitation Sys	Vivarium	11404	2009-907A, 2009-907B	X
1273	616	BioTek - Plate Dishwasher 96/384 Cell US w/Comp Disp & Waste System	BioAnalytical	11404	235819	X
1272	617	Fisher Scientific - Thermo SCI Barnstead Labline Shaker w/ Combination Platform	NME	11404	n/a	X
1274	619	Summit Anesthesia Support - Custom Fixed Wall Mount Anesthesia System	Vivarium	11404	235819	X
1275	620	Summit Anesthesia Support - Custom Fixed Wall Mount Anesthesia System	Vivarium	11404	n/a	X
1280	624	Triangle Process Equip - Quattroflow 1200S Pump w/Motor, PSKITQ12 Service Kit	BPDM Grp	11388	IS0919N4886	X
1277	621	Caliper LifeScienses - IVIS Lunina XR Instrument Package Series	Vivarium	11404	IS0919N4886	X
Not tagable	622	Caliper LifeScienses - 700 Series High Spectral Resolution EM Filters	Vivarium	11404	A11454630315	X
1278	625	IMEB - Leica Autostainer XL (Refurbished)	Histo	11404	IS0919N4886	X
1279	626	Caron - Environmental Chamber - 25 Cubic Ft w/Temperature & Humidity Control	Product Develop	11388	n/a	X
1234	627	MediVas - Nikon 100 Inverted Microscope (Used)	Histo	11404	301157	X
1237	628	VWR-Eppendorf Centrifuge w/A-2 MTP Rotor	Histo	11404	5427XQ308195	X
1236	629	Fisher Scientific - Milli-Q Advantage, Feed Conductivity Cell & Q-POD Dispenser	Product Develop	11388	F9KN29365A	X
Not tagable	630	LABEX of MA - 6 Cage Rabbit Racks w / 4 SF (Used Equipment)	Vivarium	11404	n/a	X
1280	631	Shimadzu - UV-1800 Spectrophotometer w/USB PC Cable Package	BPDM Grp	11388	A11454630315CS	X
1235	632	VWR - Centrifuge Model 5415R 24X1.5ML Rotor	Product Develop	11388	5426Y1028573	X
1239	633	Bellco Glass - Auto CO2/Dual Chamber Incubator	Histo	11404	10006709T / 10006709B	X
1285	634	Shimadzu Scientific - UV-1800 Spectrophotometer	Product Develop	11388		X
1281	635	UGO Basille - Plethysmometer, Microprocessor Controlled	Vivarium	11404	0877V09	X
1282	636	Sanyo - Upright -30C Commerical Freezer	Product Develop	11388	9099231	X
1283	637	VWR - Analytical Balance Mettler Toledo	Product Develop	11388	1123411060	X
1291	638	Neuroncrine - Agilent HPLC 1100 w/PC Monitor (System K)	Product Develop			X
1290	639	Neuroncrine - Agilent HPLC 1100 w/PC Monitor (System J)	Product Develop			X
1287	640	Drew Scientific - Laser Monochrome Liasys Printer w/Auto Chemistry Analyzer	Histo	11404	909608	X
1286	641	Sanyo - Laboratory Refrigerator 48 Cubic Ft	Product Develop	11388	9100265	X
1287	640A	Drew Scientific - Laser Monochrome Liasys Printer w/Auto Chemistry Analyzer	Biologies Process Develop-Poway (Histro)	11404	909608	X
1285	642	BioTools - BioAnalyzer Model FTLA2000 w/ PROTA Software	Product Develop			X
1292	643	GE Healthcare-AKTA Purifier 10, FRAC 950 & Monitor	NME Lab	11404	1467638	X
1293	644	The Baker Co. - EdgeGARD Laminar Flow Bench	Product Develop	11388	100161	X
1292A	645	GE Healthcare Bio-Science-AKTA Purifier 10, FRAC 950	NME Lab	11404	1469482	X
1289	646	VWR - Ice Maker/Flaker w/Storage	AutoClave Rm - Bldg 11404	11404	9.10132E+12	X
1238	647	VWR - Centrifuge 5415R w/ Rotor	Vivarium	11404	5426YJ030281	X
3234	649	Canfield Scienific - Vectra 3D System, Arm Stag, Capture Tool	Icon Develop Solutions Texas (Clinical) Shipped back to Halo. Shipped to Mexico on 03/08/11	Mexico	VM01000119	X
1266	648	Sanyo - UltraLow Temperature Freezer Model: MDF-U73VC	Biologies Process Develop-Poway (Histro)	Poway	909831	X
1244	650	ATR - AJ125BC Multitron II BC 25mm Base Cooling 115V 60Hz	NME	11404	90661109BB2	X
1242	651	TA Instrument - DSC System w/Auto Sampler	LC/MS Rm	11388	2000-0833	X
1241	652	Harlow Scientific - 2003 FTS Lyostar II Model LYOACC-3F	Product Develop	11388	22668	X
3300	653	Sanyo - Pharmaceutical Refrigerator	Product Develop	11388	9120394	X
3298	654	Cole-Parmer - Pendo-Tech Pressure MAT Monitor	In-Vivo	11404	6567	X
3297	655	Bellco Glass - Auto CO2 W/J Dual Chamber Incubator	NME	11408	11002709	X
3299	656	CyberDerm - Cutometer MPA 580 w/ 6mm probe	PCD	11404	10061500	X

Exhibit H
Tenants Personal Property
As of April 30, 2011

						Items for Halo to
Tag	Asset	.			Equipment	take upon lease
Number	Number	Description	Location	Building	Serial #	termination

3296	657	Fisher Scientific - Large Capacity CO2 Incubator Chamber	NME	11408	316005-2259	X
3293	659	InVacare Supply Grp - Medtronic Minimed Rebel Insulin Pump	Vivarium	11404	PAR762557H	X
3294	660	InVacare Supply Grp-Medtronic Minimed Rebel Insulin Pump	Vivarium	11404	PAR763311H	X
3292	661	BioSurplus - Beckman J6-MC	NME	11404	CJF99C03	X
3270	662	Sartorius Stedim - SS Single TFF Holder U1-17546-004	MFG	Pacific GMP San Diego		X
3271	663	GE Healthcare - BPG 200/750 Column	MFG	Pacific GMP San Diego		X
3272	664	GE Healthcare - BPG 200/500 Column	MFG	Pacific GMP San Diego		X
3273	665	GE Healthcare - BPG 200/500 Column	MFG	Pacific GMP San Diego		X
3290	666	Full Spectrum Analytics - ALS Thermostat	Product Develop	11388	DE60556897	X
1228	667	BioSurplus - Savant SC 110-120, RVT 100, KNF UN 820.3 FTP	Product Develop	11388	RVT100-5J430722-1B	X
1127	668	Bio-Rad - TC10 Automated Cell Counter	R&D - Cell Culture	11408	506BR1380	X
3289	669	Bio-Rad - TC10 Automated Cell Counter	Product Develop	11388	506BR1568	X
1224	670	VWR - Eppendorf 5810R Centrifuge	Product Develop	11388	506BR1568	X
3284	671	Lab Trader - Baker BioGard Biological Safety Cabinet 6 FT	Tissue Culture #2	11404	BA-41199	X
3266	672	Omni Int'l - Omni Micro ES Model MES-115 (Demo)	Formulaton Lab	11388	ME11094	X
3287	673	Sanyo - UltraLow Temperature Freezer Model: MDF-U74VC	QC / Lab	11408	10060475	X
3288	674	Sanyo - Upright -30C Commerical Freezer Model: MDF-U730M	QC / Lab	11408	10049180	X
3265	675	Eisai Machinery - Inspection Hood Model:MIH-DX	Formulaton Lab	11388	EMU-0286	X
3221	676	SpectraMax M3 Microplate Reader	BioAnalytical	11404	MT05093	X
1299	677	SpectraMax M3 Microplate Reader	NME	11404	MT05095	X
1297	678	Mindray DP6600 Ultrasound Machine	Vivarium	11404	BE-05104810	X
1300	679	DPA 4200 MFI Flow Microspoce	Formulaton Lab	11388	000762	X
1013-1	680	CFI APO VC60X 14WD 0.13mm (Nikon 2000 Microscope)	Microscopy	11404	3107	X
3224	681	Nikon MS2000 TE2000 Inverted Closed-Loop	R&D	11404		X
3222	682	CARV II Confocal Imager w/o Binocular	Microscopy	11404	CII00205	X
3223	683	PhotoFluor 3676 Light Source	R&D	11404	25	X
3226	685	Inspection Hood Manual	Pacific GMP			X
3628	686	QuantEM 512SC 16bit, 10MHZ Digital Camera (BioImaging Sol.)	Imaging Room	11404	A08L1010060	X
3229	687	Ultra Low Temp Freezer	NME	11404	MDF-U74VC	X
3230	688	Advanced Instruments Osmometer	Formulaton Lab	11388	2020	X
3231	689	Paradigm Insulin Pump	Vivarium		PAR895205H	X
3233	691	Octet Qke System (ForteBio	NME	11404	FB-40315	X
3233	691	Octet Qke System (ForteBio) Freight and Evaluation Work	NME	11404	FB-40315	X
3232	690	Medical Freezer -30C Upright	Histo	11404	11019061	X
3235	692	Balance 220G/81GX.1MG/.01MG	Product Develop	11388	B107114037	X
3234	649-2	Canfield Scienific - Vectra 3D System, Arm Stag, Capture Tool Modification	Clinical	Mexico		X

		Computer Hardware & Software
1101	360	AMEX - Dell OptiPlex GX270T Computer	Kundu			X
1075	362	Tryplex - Sonic Wall Firewall	IT Rm (16)	11388		X
1079	363	AMEX - DRamsay computer	Ramsay	11388		X
1027	367	Dell Marketing - Inspiron Laptop - AKim (Conf. Rm.)	Conf Rm	11388		X
1114	371	Dell UltraSharp 17" Monitor for trade shows	For travel	11388		X
1099	372	Dell Dimension 3000 Series Computer (D. Vaughn)	Vaughn	11388		X
1091	373	Dell Precision Workstation 470 Desktop (Ping - Lab-Ste 20)	Jiang	11404		X
1106	375	Dell OptiFlex 170L, MicroTower Celeron D (Chris E. Lab Ste 20)	IT Rm (16)	11388		X
1084	374	Dell OptiFlex 170L, MicroTower Celeron D (Chris C. Lab Ste 20)	Wang			X
1034	376	Dell Inspiron 1150, Intel Celeron Laptop (for Board Room)-AK	Spare	11388		X
1086	378	Dell OptiFlex 170L, MicroTower (Gel Doc - Lou)	Bookbinder	11404		X
1082	379	Dell OptilFlex 170L, MicroTower (Lisa Heil)	Heil	11388		X
1081	380	Dell OptiFlex 170L MicroTower & E173FP 17" Flat Monitor (Laurel Martin)	Martin	11388		X
1030	381	Dell Latitude D505 Laptop & Ultrasharp Flat Panel (Linda Heiner)	Heiner			X
1102	382	Great Plains Accounting Software	IT Rm (16)	11388		X
1072	385	Dell Poweredge 1800 server 4	IT Rm (16)	11388		X
1042	386	Dell Latitude 610 Laptop w/19" LCD-93LBY61 for R. Yocum	Yocum			X
1031	387	Dell Latitude 610 Laptop-F03TZ61 for M. Wilhelm	Wilhelm	11408		X
1100	388	OptiPlex 170L, MicroTower 3.00 GHz	Wilhelm	11408		X
1107	389	OptiPlex 170L, MicroTower 3.00 GHz - Kundu (Baker's lab)	D. Baker	11388		X
1022	390	Dell Latitude D610 Laptop Pentium M750	Kim			X
1088	393	Dell OptiPlex 170L Micro Tower (Derunes)	Nerem	11404		X
1021	397	Dell Latitude D820 Laptop-64NRT91 for D. Kennard	Kennard	11408		X
Not tagable	398	Dell RAID Hrd Drv Outlook Srvr	IT Rm (16)	11388		X
1074	399	Dell tape backup Outlook Srvr	IT Rm (16)	11388		X
1073	400	Server - Outlook, user files	IT Rm (16)	11388		X
1036	402	Dell Latitude D620 laptop, Service Tag #9CQZGB1 - R. Little	Fallon			X
1077	403	2MB Cache, XEON 800MHz Front Side Bus for PowerEdge 1800 server- Dell	IT Rm (16)	11388		X
1110	404	Dell Latitude D420 laptop, Svc Tag #36PX0C1 - R. Little	Little	11388		X
1115	406	Dell OptiPlex 745 Minitower, Pentium D 820 - R. English	English	11388		X
1125	407	Dell OptiPlex 745 Minitower, Pentium D 820 - upstair Su 16	Consultant			X
1123	408	Dell Latitude D620 laptop, Service Tag #3XFP5C1 - C. Caster	Caster	11388		X
1124	409	Dell Latitude D620 laptop, Service Tag #JWFP5C1 - C. Derunes	Derunes	11388		X
1132	410	Dell Latitude D620 laptop, Service Tag #5Q7YDC1 - N.Plumb	Plumb	11408	5Q7YDC1	X
1138	411	Dell OptiPlex 745 Minitower, Core 2 Duo, Svc Tag#1S1CPC1, Exp Svc Code#3872107585-J. Nerem	W. Xu	11404	1S1CPC1	X
1131	412	Dell OptiPlex 745 Minitower, Core 2 Duo, Svc Tag#H371MC1, Exp Svc Code#37198531153 - K.Maxson	Maxson	11388	H371MC1	X
1142	416	Dell Latitude D620 laptop & docking station, Svc Tag #43CWLC1,Exp Code 8910203905 - D. Callaway	Callaway	11388	43CWLC1	X
1130	417	Dell Latitude D620 laptop & docking station, Svc Tag #98DWLC1, Exp Code 20098126081 - C.Thompson	Thompson	11404	98DWLC1	X
1144	414	Dell OptiPlex 745 Minitower, Core 2 Duo, Svc Tag#3S1CPC1, Exp Svc Code#8225672257 - R.Osgood	R. Osgood	11404	3S1CPC1	X
Not tagable	415	Dell OptiPlex 745 Minitower, Core 2 Duo, Svc Tag#, Exp Svc Code# - W.Xu	W. XU	11404	N/A	X
1143	413	Dell OptiPlex 745 Minitower, Core 2 Duo, Svc Tag#7ZWLPC1, Exp Svc Code#17408552833 - M.Zacharia	Zacharia	11408	7ZWLPC1	X
1134	486	HP LaserJet 4250N, SN#CNRXB92289 - Del Mar Ofc PO#5464	suite 22		CNRXB92289	X
1140	419	Dell Latitude D620 laptop & monitor, Svc Tag#2F2TQC1, Exp Code 5265303697 - P. Jiang	Jiang	11404	2F2TQC1	X
1146	420	OptiPlex 745 Minitower, Core 2, Svc Tag#HFN0RC1, Exp Code 37950958945 - T. Noboa	Noboa	11388	HFN0RC1	X
Not tagable	421	Spare OptiPlex 745 Minitower, Core 2	IT Rm (16)	11388	N/A	X
	422	Spare Dell Latitude D620 laptop & monitor & stand	IT Rm (16)	11388		X
1145	423	Dell Latitude D620 laptop & monitor & stand, Svc Tag#79MVSC1, Exp Code 15820106545 - S. Kline	Kline		79MVSC1	X
	428	SonicWall VPN 2000 - IT Room	IT Rm (16)	11388		X
Not tagable	429	Latitude ATG D620 Laptop - Frost	Frost	11388	N/A	X
Not tagable	430	HP LaserJet Printer 4250n - Del Mar Ofc PO#5951	by LM&LH	11388	N/A	X
Not tagable	432	M-Mode Vevo770 Software Licence - Visualsonics PO#6011	Virarium	11404		X
Not tagable	433	Gene Contruction Kit 2.5 Software Licence - Textco PO#6206	R&D	11404	N/A	X
Not tagable	434	8 laptop docking stations & monitor stands	various		N/A	X
Not tagable	435	10 laptop monitors	various		N/A	X
1147	436	D630 laptop, Svc Tag #G3W83D1, Exp Code #35064041221 - M.Roman	Roman	11404	G3W83D1	X
1148	437	D620 laptop, Svc Tag #H3GHWC1, Exp Code #37214407153 - I.Bilinsky	Bilinsky	11388	H3GHWC1	X
1149	438	D630 laptop, Svc Tag #B3W83D1, Exp Code #24180129541 - S.Kadhim	Kadhim	11404	B3W83D1	X
1150	439	D630 laptop, Svc Tag #54W83D1, Exp Code #11179901701 - W.Bee	Bee	11404	54W83D1	X

Exhibit H
Tenants Personal Property
As of April 30, 2011

						Items for Halo to
Tag	Asset	.			Equipment	take upon lease
Number	Number	Description	Location	Building	Serial #	termination

Not tagable	440	D630 laptop, Svc Tag #, Exp Code # - spare	IT Rm (16)	11388	N/A	X
Not tagable	441	D630 laptop, Svc Tag #, Exp Code # - spare	IT Rm (16)	11388	N/A	X
Not tagable	444	2 OptiPlex 745 desktops - Osgood & Radi	R & D	11404	N/A	X
Not tagable	447	Xeon 3040 Server for Vivarium	IT Rm (16)	11388	N/A	X
Not tagable	446	HP LJ 4700N 31/31PPM, SN#SJP2LB71726	M.Wilhelm	11408	SLP2LB71726	X
Not tagable	448	ESX Server for Halozyme	IT Rm (16)	11388	N/A	X
Not tagable	449	CD Label & burning machine-Zacharia	Zacharia	11408	N/A	X
Not tagable	451	Storage Server for Legal	IT Rm (16)	11388	N/A	X
Not tagable	452	3 monitors, stands, & docking stations	IT Rm (16)	11388	N/A	X
Not tagable	453	3 desktops	IT Rm (16)	11388	N/A	X
Not tagable	456	GP Microsoft Dynamics professional users - Rose Bus Sol PO#B291	Finance	11388	N/A	X
Not tagable	457	3 Dell laptops	IT Rm (16)	11388	N/A	X
Not tagable	459	3 Dell desktops	IT Rm (16)	11388	N/A	X
Not tagable	461	5 Dell laptops	IT Rm (16)	11388	N/A	X
Not tagable	462	Monitor, docking station, stand - Haller	Haller	11388	N/A	X
Not tagable	463	5 Dell desktops	IT Rm (16)	11388	N/A	X
Not tagable	464	5 Monitors, docking stations, stands	IT Rm (16)	11388	N/A	X
Not tagable	465	StartingPoint Software - Octagon PO#	RA/QA	11408	N/A	X
Not tagable	466	Networking equipments - Avanir	Avanir			X
Not tagable	467	Clone Manager Professional - Version 9	MFG	11404	N/A	X
Not tagable	468	HR Essentials - People Trak /Export Interface ADP	HR	11388	N/A	X
Not tagable	473	CDW - ADOBE CS3 Software - (1) PO#7428	Clinical & Med Affairs	11388	N/A	X
Not tagable	469	Dell Optiplex 745 Desktops w/ Monitors - (3)	IT Rm (16)	11388	N/A	X
Not tagable	470	Dell Latitude d630 Laptops - (3)	IT Rm (16)	11388	N/A	X
Not tagable	472	Dell Optiplex 745 Desktops w/ Monitors - (2)	IT Rm (16)	11388	N/A	X
Not tagable	471	Dell Latitude d630 Laptops - (3)	IT Rm (16)	11388	N/A	X
Not tagable	474	HP LJ 4250N B&W Printer-SN#SCNRXR47044 PO#7436	G&A	11388	SCNRXR47044	X
Not tagable	475	HP LJ 4250N B&W Printer-SN#SCNRXK95874 PO#7437	Product Develop	11388	SCNRXK95874	X
Not tagable	476	HP LJ 4250N B&W Printer-SN#SJP4LB12775 PO#7465	R & D	11404	SJP4LB12775	X
Not tagable	477	ViewPoint Software License/Maint. 11/15/07 PO#7800	RA/QA	11408	N/A	X
Not tagable	479	HP LJ 4700N, SN#SJP4LB14979	G&A	11388	7	X
Not tagable	480	HP LJ 4700N, SN#SLP4LD04330	Product Develop	11388	SLP4LD04330	X
Not tagable	481	Octagon/Oracle Servers (2) -Amex	RA/QA	11408	N/A	X
Not tagable	482	Dell Desktop Computers (3) - Amex	IT Rm (16)	11388	N/A	X
Not tagable	483	Dell Laptops (2) - Amex	IT Rm (16)	11388	N/A	X
Not tagable	484	WL Server Mid-Market ED 8.1DL - PO#7661	RA/QA	11408	N/A	X
Not tagable	485	Oracle Database Standard Edition (10) - Po#7631	RA/QA	11408	N/A	X
Not tagable	487	Dell Sharepoint Server, Window Svr, Photos - American Express	IT Rm (16)	11388	N/A	X
Not tagable	488	Dell Desktop Computers w/Monitor (3) - American Express	IT Rm (16)	11388	N/A	X
Not tagable	489	Dell Server Hardware for SQL 2005-American Express	IT Rm (16)	11388	N/A	X
Not tagable	490	Dell Exchange Enterpreise Software	IT Rm (16)	11388	N/A	X
Not tagable	492	Acronis True Image Software for Laptop	IT Rm (16)	11388	N/A	X
Not tagable	493	CX3-10C-FD Software / Supp/Inst	IT Rm (16)	11388	N/A	X
Not tagable	494	TIG - Netgear Layer 3 Switch for SAN	IT Rm (16)	11388	N/A	X
Not tagable	495	Image Solution-ISITool Box Software	IT Rm (16)			X
Not tagable	496	BioImaging Solutions-Image Pro Analyzer Software	R&D	11404	N/A	X
Not tagable	497	Agilent - LC/MSCD Deconvolution & BioAnalysis SW	Product Develop	11388	N/A	X
Not tagable	498	Dionex Corp - Chromeleon SW, Training, Installation	Product Develop	11388	N/A	X
Not tagable	499	American Express - Dell Server for Chromeleon SW	Product Develop	11388	N/A	X
Not tagable	500	BioImaging Solutions-Image Pro Analyzer License/USB Network	R & D	11404	N/A	X
Not tagable	501	Dionex Corp - Tax on Service and Installation of Software	Product Develop	11388	N/A	X
Not tagable	502	Systat Software-SigmaPlot Site Licenses-Perpetual	Product Develop	11388	N/A	X
Not tagable	503	Technology Integration-WMWare Enterprise Upgrade**	IT Rm (16)	11388	N/A	X
Not tagable	504	Dell Precision Video Editing T5400 Mini Tower & Software	Pre-Clinical	11404	N/A	X
Not tagable	505	MS Office Pro 2007 - 120 Licenses	IT Rm (16)	11388	N/A	X
Not tagable	506	Project 2007 - 40 Licenses	IT Rm (16)	11388	N/A	X
Not tagable	507	Adobe Acrobat 9 - 60 Licences	IT Rm (16)	11388	N/A	X
Not tagable	509	Microsoft Dynamics GP Fixed Assets Mgmt Software	Finance	11388	N/A	X
Not tagable	510	Dell PoE Switch w/ Fiberoptic Connections Bldg 11408	11408	11408	N/A	X
Not tagable	511	Technology Integration-WMWare Enterprise Upgrade-Labor	IT Rm (16)	11388	N/A	X
Not tagable	512	Technology Intergration-Additional Storage Shelf	IT Rm (16)	11388	N/A	X
Not tagable	513	Image Solution-ISITool Box Software	Reg / QA	11408	N/A	X
Not tagable	514	Dionex Corp - HPLC Workstation Upgrade S/W	Product Develop	11388	N/A	X
Not tagable	515	American Express - Dell E4200 Laptop, Docking Station	J. Lim	11388	N/A	X
Not tagable	700	CDW Computer - Blackberry Enterprise Serv Upgrade - S/W	IT Rm (16)	11388	N/A	X
Not tagable	701	CDW - RedBeam Inventory Tracking SW(5 Users), 3 yr SVC on Scanner and 3 yr Unlimited Support / Upgrades	11404	11404	N/A	X
Not tagable	702	MESO-Discovery Workbench Analysis Software, 6 Seat Lic	Bioanalytical	11404	N/A	X
Not tagable	703	Scientific & Educational SW - 9 Clone Manager Prof , License	NME	11404	N/A	X
Not tagable	704	Tibco Spotfire Licenses Fees / Bronze Maintenance Support	Bioanalytical	11404	N/A	X
Not tagable	705	Oracle Theasaurus Mgmt System (Read-Only, User Perpetual)	Clinical	11388	N/A	X
Not tagable	706	TIG - 150 Licenses of TrendMicro Antivirus	IT Rm (16)	11388	N/A	X
Not tagable	707	EMC - Additional Storage Shelf with 7 Drives	IT Rm (16)	11388	N/A	X
Not tagable	708	TIG - VMCO-VM vShere 4 Ent Plus 1 Processor / 2 Dell PowerEdge R710 Servers	IT Rm (16)	11388	N/A	X
Not tagable	709	Dell - Precision M4400, Intel Core Laptop - David Kang	Pre-Clinical	11404	N/A	X
Not tagable	710	Dionex - Chromeleon Server, 2 License, Timebase Upgrade	Product Develop	11388	N/A	X
Not tagable	711	Brendan Technologies - StatLIA Software CD / Licenses	Pre-Clinical	11404	N/A	X
Not tagable	712	HelpDesk - HelpStar 2009 for SQL and 2 User Licenses	IT Rm (16)		N/A	X
Not tagable	713	Dell - Latitude E4300 Laptop - Will McCarthy	Commerical Ops			X
Not tagable	714	Dell - Latitude E4200 Laptop - Nazli Peterson	MFG	11408	N/A	X
Not tagable	715	Dell - Latitude Z Laptop - Jenny McDonald	Jenny McDonald	11388	N/A	X
Not tagable	716	EMC CX-4G15-600U 600 GB Hard Drive	Service Room	11388	N/A	X
Not tagable	717	2TB 7200RPM 520BOS Sata	Service Room	11388	N/A	X
Not tagable	718	MetaMorph Basic CARV II Software for Nikon Microscope	1104	1104	N/A	X
Not tagable	719	Palo Alto Networks PA-500 Firewall	Service Room	11388	PAN-PA-500	X
Not tagable	720	MetaMorph Basic Offline Software	Imaging Room	11404	N/A	X
3236	721	Dell Latitude E6420 - L.Jadin	L. Jadin		BZW44Q1	X

Exhibit H
Tenants Personal Property
As of April 30, 2011

						Items for Halo to
Tag	Asset				Equipment	take upon lease
Number	Number	Description	Location	Building	Serial #	termination
		Leasehold Improvements
Not tagable	516	ICN 2 ADDING SLM-8 & DEI/LABOR - Inter Tel PO#7155	Offices / Labs	11388		X
Not tagable	517	Constructions on Avanir buildings - Bryant PO#7260	Offices / Labs	11404
Not tagable	518	Constructions on Avanir buildings - Bryant PO#7260	Offices / Labs	11388
Not tagable	519	Generators - Avanir	Mechnical Yard	11404 / 11388		X
Not tagable	520	Bryant Construction - 11404 Sorrento Valley Rd - PO#7260	Offices / Labs	11404
Not tagable	521	Bryant Construction - 11388 Sorrento Valley Rd - PO#7260	Offices / Labs	11388
Not tagable	522	Halozyme Logo and Signs (Interior and Exterior) PO#7001	Interior / Exterior Blg	11388		X
Not tagable	523	ICN 2 Adding - SLM 8 and Del - PO#7741	Offices / Labs	11388		X
Not tagable	524	RO System for Vivarium Water - PO#7325	Vivarium	11404		X
Not tagable	525	Mark Beaty Painting-Painting of the Vivarium	Vivarium	11404
Not tagable	526	CRB Fabrication - Pig Pen	Vivarium - Pig Rm #157	11404		X
Not tagable	527	Helix - Replace Water Heater	Hallway Closet	11404
Not tagable	528	Thomas Acoustic - Walls outside Pig Room	Vivarium - Pig Rm #157	11404
Not tagable	529	CRB Fabrication - Pig Pen	Vivarium - Pig Rm #158	11404		X
Not tagable	530	Bryant Construction - Building Offices	RA/QA & Purchasing	11404
Not tagable	531	Thomas Acoustic - Walls outside Pig Room	Vivarium - Pig Rm #158	11404
Not tagable	532	Water Works - Water System for Pigs Room #157 & 158	Vivarium - Pig Rm	11404		X
Not tagable	533	Charlaine Architectural Signage - Name Holders	Interior - Offices/Labs	11388/11404
Not tagable	534	BioSources - Construction of Offices	Offices / Labs	11404
Not tagable	535	Bryant Construction - Building Offices	Various Location	11404
Not tagable	536	Charlaine Architectural Signage - Name Holders	Interior - Offices/Labs	11388/11404
Not tagable	537	Bryant Construction-Chg Order on Project 756 & 757
Not tagable	538	Bryant Construction - Vivarium Door	Vivarium - Main Door	11404
Not tagable	539	X-Controls- HVAC Controller, Programing SW-1st & 2nd Pay	1st Floor - Facilities	11388
Not tagable	540	Roy E. Hanson Jr. Mfg - 500 Gal Hot Water Tank	Mechnical Yard	11404
Not tagable	541	BioSources - Installation of 500 Gallon Water Tank	Mechnical Yard	11404
Not tagable	542	Bryant Construction - Building Offices ( In Service 04/09)	Offices / Labs	11408
Not tagable	543	BioSources - Alarm & Data Services (In Service 04/09)	Offices / Labs	11408
Not tagable	547	Southwest Millworks - Rework 2nd Floor Kitchenette Cabinets	2nd Floor - Kitchen	11388
Not tagable	549	BioSources-Condensor Pumps - HVAC		11408
Not tagable	548	JAM Fire Protection - Inergen Fire Suppression Systems	RA/QA - File Room	11408
Not tagable	802	Airgas - West - Move/Install Inergen 50% Tank	RA/QA - File Room	11408
Not tagable	800	Bryant Construction - Building Offices - Change Order #1	Offices / Labs	11408
Not tagable	801	BioSources - Counter Top - 2nd Floor 11388	Product Develop	11388
Not tagable	803	MGM / Airgas - Nitrogen Piping Remodel-Installation/Testing	MNE	11388
Not tagable	804	BioSources - Bldg 11404 Shelving System Project (MNE)	Mechnical Yard	11404	Air Handler #1
Not tagable	805	BioSources - Bldg 11404 Yasakawa VFD Driver	Mechnical Yard	11404	Air Handler #1
Not tagable	806	Bryant Construction - Remodel Old File Room 2nd Floor	Clinical	11388
Not tagable	807	Protection One - Digital Video Surveillance System (Side	Exterior Bldg &
		of Bldg, Parking Lot Cameras) and Programming	Parking Lot	11388		X
Not tagable	808	Protection One - Digital Video Surveillance System & Programing	Sirion Bldg	11388		X
Not tagable	809	BioSources - ADM Module Install - Operate South Entry Door.	Vivarium	11408
Not tagable	810	Thomas Acoustic - Furnish / Install White FRP Panels	Vivarium - Feed Room	11404
Not tagable	811	X-Controls- HVAC Controller, Programing SW	1st Floor - Facilities	11388
Not tagable	812	MGM / Airgas - Nitrogen Piping Remodel-Installation/Testing	Product Develop	11388
Not tagable	813	BioSources - Cabinetry Work (11388-Formulation/11404	Product Develop /
		Ping’s Lab)	Ping’s Lab	11388/11404
Not tagable	814	Biosources AC Unit parts	11408	11408
Not tagable	815	Biosources Steam Boilers -rebuild	11408	11408

EXHIBIT I
FORM OF ESTOPPEL CERTIFICATE
To:	BMR-11388 Sorrento Valley Road LLC 17190 Bernardo Center Drive San Diego, California 92128 Attention: Vice President, Real Estate Counsel

BioMed Realty, L.P. 17190 Bernardo Center Drive San Diego, California 92128

Re:	11388 Sorrento Valley Road (the “Premises”) at San Diego, California (the “Property”)
The undersigned tenant (“Tenant”) hereby certifies to you as follows:
          1. Tenant is a tenant at the Property under a lease (the “Lease”) for the Premises dated as of [          ], 2011. The Lease has not been cancelled, modified, assigned, extended or amended [except as follows: [          ]], and there are no other agreements, written or oral, affecting or relating to Tenant’s lease of the Premises or any other space at the Property. The lease term expires on [          ], 20[     ].
          2. Tenant took possession of the Premises, currently consisting of [          ] square feet, on [          ], 20[     ], and commenced to pay rent on [          ], 20[     ]. Tenant has full possession of the Premises, has not assigned the Lease or sublet any part of the Premises, and does not hold the Premises under an assignment or sublease[, except as follows: [          ]].
          3. All base rent, rent escalations and additional rent under the Lease have been paid through [          ], 20[     ]. There is no prepaid rent[, except $[          ]][, and the amount of security deposit is $[          ] [in cash][OR][in the form of a letter of credit]]. To Tenant’s knowledge, Tenant currently has no right to any future rent abatement under the Lease.
          4. Base rent is currently payable in the amount of $[          ] per month.
          5. Tenant is currently paying estimated payments of additional rent of $[          ] per month on account of real estate taxes, insurance, management fees and common area maintenance expenses.
          6. All work to be performed for Tenant under the Lease has been performed as required under the Lease and has been accepted by Tenant[, except [          ]], and all allowances to be paid to Tenant, including allowances for tenant improvements, moving expenses or other items, have been paid.
          7. The Lease is in full force and effect, and to Tenant’s knowledge, free from default and free from any event that could become a default under the Lease, and to Tenant’s knowledge, Tenant has no claims against the landlord or offsets or defenses against rent, and there are no disputes with the landlord. Tenant has no rights or options to purchase the Property.

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     8. To Tenant’s knowledge, no hazardous wastes have been generated, treated, stored or disposed of by or on behalf of Tenant in, on or around the Premises or the Project in violation of any environmental laws.
     9. The undersigned has executed this Estoppel Certificate with the knowledge and understanding that [INSERT NAME OF LANDLORD, PURCHASER OR LENDER, AS APPROPRIATE] or its assignee is acquiring the Property in reliance on this certificate and that the undersigned shall be bound by this certificate. The statements contained herein may be relied upon by [INSERT NAME OF PURCHASER OR LENDER, AS APPROPRIATE], BMR-11388 Sorrento Valley Road LLC, BioMed Realty, L.P., BioMed Realty Trust, Inc., and any mortgagee of the Property and their respective successors and assigns.
Any capitalized terms not defined herein shall have the respective meanings given in the Lease.
Dated this [          ] day of [          ], 20[     ].
[          ],
a [          ]

By:

Name:

Title:

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